                                                                     EXHIBIT 2.1

               **OMITTED INFORMATION DENOTED BY ASTERISKS (***)
                HAS BEEN FILED SEPARATELY WITH THE COMMISSION
          AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.***




                    STATE ELECTRICITY COMMISSION OF VICTORIA
                                      and
                             THE STATE OF VICTORIA
                                      and
                       THE BUYERS SPECIFIED IN SCHEDULE 1
                                      and
                     THE GUARANTORS SPECIFIED IN SCHEDULE 1

              --------------------------------------------------

                              Share Sale Agreement
                  relating to HAZELWOOD POWER CORPORATION LTD

              --------------------------------------------------

                          Freehill Hollingdale & Page
                                   Solicitors
                               101 Collins Street
                               Melbourne VIC 3000
                                   Australia
                           Telephone: (03) 9288 1234
                           Facsimile: (03) 9288 1567

                           Reference: RWN/BCF/1810621

                               TABLE OF CONTENTS

1.   DEFINITIONS AND INTERPRETATION
l.1  Definitions                                              2
1.2  Interpretation                                           8

2.   SALE AND PURCHASE

2.1  Sale of Shares                                           9
2.2  Treasurer's Approval                                     9
2.3  Method of Payment                                        9
2.4  Dividend Payment                                         9
2.5  Section 205                                              10

3.   DEPOSIT

3.1  Payment                                                  10
3.2  Non-refund                                               10
3.3  Termination where Deposit Received                       10
3.4  Notice of Termination where no Deposit Received          10
3.5  Termination if Deposit not paid                          11
3.6  Remedies                                                 11

4.   PURCHASE PRICE

4.1  Amount                                                   11
4.2  Payment                                                  11
4.3  Interest on sums payable                                 11
4.4  Interest where Completion is delayed because of a
     Financial Assistance application                         11
4.5  Subsequent payments of Victorian Duty or State
     Equivalent Tax                                           11

5.   COMPLETION

5.1  Date for Completion                                      12
5.2  Delivery of documents relating to the Company            12
5.3  Meetings                                                 13
5.4  Buyers' obligations at Completion                        13
5.5  Remedies                                                 15

6.   POST COMPLETION MATTERS

6.1  Repayment of Loans                                       15
6.2  Definitions                                              16

7.   INTERDEPENDENCY

7.1  Interdependency between completions                      16
7.2  Deemed sequence                                          16
7.3  Rescission of Asset Sale Agreement                       17

8.   AUDITOR-GENERAL'S AUDIT

8.1  Audit by Auditor-General                                 17
8.2  Access to books                                          17

9.   BUYERS' OBLIGATIONS

9.1  Buyers' Warranties                                       17

9.2  Certification                                            19
9.3  Continued Holding                                        19
9.4  Buyers' Undertakings                                     19
9.5  Financial Assistance                                     20
9.6  Buyers' Indemnities                                      20

10.  EMPLOYEE EQUITY

11.  SELLER'S WARRANTIES

l1.l Giving of Warranties                                     2l
11.2 Reliance                                                 21
11.3 Acknowledgment                                           21
l1.4 Remedies                                                 22
11.5 Ability to claim                                         22
l1.6 Limitation on claims                                     23
11.7 Quantification of Claims                                 23
1l.8 State Equivalent Tax                                     23

12.  SELLER'S INDEMNITIES/COVENANTS

12.1 Tax Indemnity                                            24
12.2 Indemnity                                                24
12.3 Claims procedure                                         24

13.  ACTION PENDING COMPLETION

13.1 Carrying on of business                                  25
13.2 Buyers' Representative                                   26
13.3 Access                                                   26

14.  ANNOUNCEMENTS

14.1 Legal requirements                                       26
14.2 Disclosure to officers and professional advisers         27
14.3 Further publicity                                        27
14.4 Company's compliance with Electricity Act                27

15.  DUTIES, COSTS AND EXPENSES

15.1 Payment of Duty                                          27
15.2 Indemnity                                                27
15.3 Costs and expenses                                       27
15.4 Costs of performance                                     27

16.  GUARANTORS' GUARANTEE AND INDEMNITY

16.1 Guarantee                                                27
16.2 Additional Funding                                       28
16.3 Indemnity                                                28
16.4 Extent of guarantee and indemnity                        28
16.5 Avoidance of payments                                    28
16.6 Continuing guarantee and indemnity                       29
16.7 Warranties of the Guarantors                             29

16A  CBA GROUP UNDERTAKINGS

17.  STATE'S GUARANTEE AND INDEMNITY

17.1 Guarantee                                                30
17.2 Indemnity                                                30
17.3 Extent of guarantee and indemnity                        30
17.4 Avoidance of payments                                    30
17.5 Continuing guarantee and indemnity                       31
17.6 Warranties of the State                                  31

18.  NOTICES

18.1 General                                                  31
18.2 Legibility of facsimile transmission                     32

19.  ON-GOING OBLIGATIONS

19.1 Continued Access                                         32
19.2 Power Station Operations                                 33
19.3 IKEA Lease                                               33
19.4 Heads of Agreement                                       33
19.5 Novation of ETSA Agreements                              33
19.6 [ETSA Hedge Contract]                                    34

20.  GENERAL

20.1 Governing law and jurisdiction                           34
20.2 Waivers                                                  34
20.3 Variation                                                34
20.4 Further assurances                                       34
20.5 Third party rights                                       34
20.6 This agreement supersedes others                         35
20.7 Assignment                                               35

WARRANTY 1 SHARES AND CAPITAL

l.1  Title                                                     1
l.2  Consents                                                  l
1.3  Issued capital                                            1
1.4  Authorised capital                                        1
1.5  Fully paid                                                1
1.6  Issue of other securities                                 1
1.7  No legal impediment                                       1
1.8  Authorisations                                            2

WARRANTY 2 CORPORATE EXISTENCE

2.1  Corporate existence                                       2
2.2  Compliance with constituent documents                     2

WARRANTY 3 THE 1995 ACCOUNTS

3.1  Basis of preparation                                      2
3.2  Fair Presentation                                         2

WARRANTY 4 PERIOD SINCE THE DRAFT BALANCE SHEET

4.1  Carrying on business                                      2

                      [CONFIDENTIAL TREATMENT REQUESTED]

WARRANTY 5 ASSETS

5.1  Title to assets                                           3
5.2  Book Debts                                                3

WARRANTY 6 DISCLOSURE

6.1  Disclosure                                                4

WARRANTY 7 SECURED DEBT

WARRANTY 8 CONTRACTS

8.1  Foreign currency transactions                             4
8.2  Change of control                                         4
8.3  No notices                                                4

WARRANTY 9 DELEGATIONS AND OFFERS

9.1  Powers of attorney                                        4
9.2  Offers outstanding                                        4

WARRANTY 10 CREDITORS

10.1 Outstanding Notes                                         5

WARRANTY 11 CORPORATE STRUCTURE

11.1 Shareholdings                                             5
11.2 Permanent establishment                                   5
11.3 Memberships                                               5

WARRANTY 12 EMPLOYEES

12.1 Allowances                                                5
l2.2 Termination of employment                                 5
12.3 Employee Plans                                            5

WARRANTY 13 SUPERANNUATION SCHEMES

13.1 List complete                                             6
13.2 Funding                                                   6
13.3 Approvals                                                 6

WARRANTY 14 UNIONS

14.1 Agreements                                                6
14.2 Awards                                                    6

WARRANTY 15 COMPLIANCE WITH LAW

15.1 Compliance with law                                       7
15.2 Conduct and practices                                     7
15.3 Licences obtained                                         7

WARRANTY 16 LITIGATION

16.1 Company not a party to any litigation                     7
16.2 No litigation pending or threatened                       7

WARRANTY 17 SOLVENCY

17.1 No liquidation or winding-up                              7
17.2 No petition                                               8

17.3 No writ of execution                                      8
17.4 No receiver                                               8

WARRANTY 18 RECORDS AND CONSTITUENT DOCUMENTS

18.1 Records                                                   8
18.2 Memorandum and Articles                                   8
18.3 Register of members                                       8

WARRANTY 19 TAXES AND DUTIES

19.1 Provisioning                                              8
19.2 Documents stamped                                         8
19.3 Returns submitted                                         9

WARRANTY 20 INSURANCES

20.1 Premiums Paid                                             9
20.2 Maintenance of policies                                   9

THIS SHARE SALE AGREEMENT is made on 4 August 1996 between the following parties:

1. STATE ELECTRICITY COMMISSION OF VICTORIA of Level 5, 452 Flinders Street, Melbourne 3000 ("Seller");

2. THE HONOURABLE ALAN ROBERT STOCKDALE in his capacity as Treasurer of the State of Victoria for and on behalf of the Crown in right of the State ("State");

3. The Buyers specified in column A of Schedule l (each a "BUYER" and together the "Buyers"); and

4. The Guarantors specified in column C of Schedule 1 (each a "GUARANTOR" and together the "GUARANTORS").

RECITALS:

A. The Seller is the beneficial owner of the Shares.

B. The Seller agrees to sell (and procure the sale by the Nominees) and the Buyers agree to buy, the Shares on the terms and conditions set out in this agreement.

C. Immediately before the sale of the Shares, the Buyers will, under the Asset Sale Agreement, purchase the Assets from the Company on the terms and conditions set out in such Agreement.

D. The State agrees to guarantee the obligations of the Seller under this agreement.

E. Each Guarantor severally agrees to guarantee the obligations of its Respective Buyer's contribution to the payments to be made by the Buyers and the Company under this agreement on the terms and conditions set out in this agreement.

F. The estimated total proceeds to the State and the Seller from the transactions contemplated by this agreement are $2,400,000,000, assuming Completion occurs on 13 September 1996, the components of which are as follows:

                                                            S
   (a)  Dividend (clause 2.4)                       l,l81,400,551.13
   (b)  Estimated State Equivalent Tax:
        (clause 5.4(b) and 11.8)
        (1) Asset sale                                486,579,121.87
        (2) trading profits                                Nil
   (c)  Purchase Price (clause 5.4(a))                      1,000
   (d)  Repayment of SECV Loan (clause 6)             456,478,955
   (e)  Repayment of TCV Loan (clause 6)              142,025,344.52
   (f)  Estimated Victorian Duty (clause 5.4(c))      133,515,027.48
                                                   -----------------
   Estimated total proceeds                        $2,400,000,000.00
                                                   =================

THE PARTIES AGREE as follows:

                       1. DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS

In this agreement:

"1995 ACCOUNTS" means the audited balance sheet of the Company as at 30 June 1995, the audited profit and loss statement for the Company for the period 28 June 1994 to 30 June 1995 and all notes forming part of those accounts, a copy of which is set out in Annexure A.

"ADVISERS" means all of the advisers of the State or the Seller in relation to the sale of the Company and all other transactions contemplated by this agreement including without limitation, CS First Boston Australia Limited, KPMG, KPMG Corporate Finance (Vic.) Pty Ltd, Energy Projects Division of the Department of Treasury and Finance and Freehill Hollingdale & Page.

"AFFILIATE" means any person or entity that has a relationship with a designated person whereby either of such persons or entities directly or indirectly controls, is controlled by or is under common control with the other. For this purpose, the term "control" means the power, direct or indirect, of one person to direct or cause the direction of the management or policies of another, whether by contract, through voting, securities or otherwise.

"ALLOCATION STATEMENT" means, in relation to the Company, any statement which, for the purposes of section 153B of the Electricity Act, is an allocation statement pursuant to which any property, rights or liabilities of Generation Victoria were vested in the Company and includes the Generation Victoria allocation statement dated 31 January 1995 (as amended on 23 August 1995 and 29 February 1996) (the "GV ALLOCATION STATEMENT").

"APPROVAL DATE" means the date on which the Company is able to give the Financial Assistance, being:

(a) (where no application is made under section 205(12) of the Corporations Law) the first Business Day after the 21 day notice period referred to in section 205(12) has expired; or

(b) (where an application is or applications are made under section 205(l2) of the Corporations Law) the first Business Day after:

    (1) the application or each application has been withdrawn; or

    (2) the Court has approved the giving of the Financial Assistance, whichever applicable date first occurs.

"ASSETS" has the meaning given to that term in the Asset Sale Agreement.

"ASSET SALE AGREEMENT" means the agreement so titled of today's date entered into between the Company and the Buyers under which the Buyers shall acquire certain assets.

"ASSOCIATE" has the meaning given to that term in the Electricity Act.

"AUDITOR-GENERAL" means the Auditor-General for the State.

"AUTHORISATION" includes:

(a) any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Governmental Agency; and

(b) in relation to anything which may be proscribed or restricted in whole or in part by law or otherwise if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, registration or other notification of anything, the expiration of that period without the intervention or action by that Governmental Agency.

"BALANCE SHEET" means the balance sheet of the Company as at 30 June 1996 set out in Annexure C.

"BASE RATE" means, in respect of a given date, the rate percent per annum which is described as the "Average Mid Rate" and appears on the page entitled "BBSW" on the Reuters Monitor System at or about 10.00 am (Melbourne time) on that date for a bank accepted bill of exchange having a tenor of 30 days.

"BUSINESS" means the businesses of the generation and supply of electricity, the exploration for, mining, production and supply of coal and other raw products used in the supply of electricity, the supply of coal to other persons, the acquisition and trade of electricity, coal and other raw products used in the generation of electricity and the provision of related field, technical and engineering services carried on by the Company, including the construction and operation of power stations.

"BUSINESS DAY" means a day on which banks are open for business in Melbourne, excluding a Saturday or a Sunday or a public holiday.

"BUYERS' REPRESENTATIVE" has the meaning given to that term in clause 13.2.

"BUYERS' WARRANTIES" means the warranties and representations of the Buyers set out in clause 9.1.

"COMPANY" means Hazelwood Power Corporation Ltd ACN 065 381 204.

"COMPANY'S FUND" means that part of the Victorian Electricity Industry Superannuation Fund which relates to the Company.

"COMPLETION" means completion of the sale and purchase of the Shares under clause 5.

"COMPLETION DATE" means the later of:

(a) 13 September 1996; and

(b) the first Business Day after the Approval Date, or such other date as is agreed in writing by the parties.

"CONTROL" has the same meaning as that in parts 3.6 and 3.7 of the Corporations Law.

"CONTROLLING GROUP MEMBER" has the meaning given to that term in clause
5.4(f)(4).

"DATA ROOM DOCUMENTATION" means all documentation contained in the data room and listed in the Data Room Index dated 6 June 1996 and any supplementary Data Room Index sheets 1 to 26 and the Industry Index and supplementary indices A and OG.

"DEPOSIT" means $100,000,000.

"DISCLOSURES" means the information described in schedule 3.

"DISPOSE OF" includes transfer, sell or otherwise dispose of any right, title or interest in or otherwise allow any person to acquire a Relevant Interest in, but does not include the giving of any Security Interest to a bank or other financial institution.

"DOLLARS" "A$" and "$" means the lawful currency of the Commonwealth of Australia.

"DUTY" means any stamp, transaction or registration duty or similar charge imposed by any State Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount imposed in respect of the above, but excludes any State Equivalent Tax or other Tax.

"ELECTRICITY ACT" means the Electricity Industry Act 1993.

"EMPLOYEES" means those employees engaged in the Business as at Completion.

"ENERGY BRIX OR EBAC" means Energy Brix Australia Corporation Pty Ltd (ACN 051 705 364).

"EBAC COMPLETION DATE" means the first to occur of:

(a) the completion date as defined in the EBAC Share Sale Agreement; or

(b) the completion date as defined in any agreement for the sale of the whole of the issued share capital of EBAC to any buyer pursuant to the EBAC Support Deed, if completion of the EBAC Share Sale Agreement does not occur on the Completion Date as defined in the EBAC Share Sale Agreement.

"EBAC" SHARE SALE AGREEMENT" means the agreement so titled of today's date entered into between the Seller, the State and the buyer listed therein under which the buyer acquires all the issued shares of EBAC.

["EBAC SUPPORT DEED" means the agreement so titled of today's date entered into between the Buyers, the State and the Seller pursuant to which the Buyers agree to procure a nominee to purchase all the issued shares of EBAC upon the occurrence of certain events.]

"EBAC TRUST CONTRIBUTION" means:

(a) forty two million, seven hundred thousand four hundred and ninety dollars ($42,700,490) if the buyer listed in the EBAC Share Sale Agreement acquires all of the issued shares in Energy Brix; or

(b) fifty million dollars ($50,000,000) if the Buyers' nominee acquires all the issued shares in Energy Brix under the EBAC Support Deed upon the occurrence of certain events.

"ENERGY LEVY ORDER" means any order made under section 158B of the Electricity Act.

"ENERGY SECURITIES" means, in relation to a company, fully or partly paid shares in the capital of that company (including stock), options in respect of or rights to subscribe for any such shares, securities (debt or equity) convertible into or exchangeable for any such shares, and equity securities the income and/or capital rights of which are determined by reference to the income and/or capital rights of any such shares in the company (together with options to subscribe for any such securities and securities convertible into or exchangeable for any such securities).

"ESTIMATED STATE EQUIVALENT TAX" has the meaning given to that term in clause 11.8.

"ESTIMATED VICTORIAN DUTY" means the estimate of Victoria stamp duty referred to in clause 5.4(c).

["ESTA AGREEMENTS" means the deeds described in clauses 17.2 to 17.10 (inclusive) of the Generation Licence.]

"ESTA HEDGE CONTRACT" means the agreement titled Hedging Contract of today's date between the Company and the Seller under which the Company and the Seller establish electricity hedging arrangements.

"EXEMPT PERSON" means a person who holds or will hold a beneficial interest in the shares held by a shareholder in a Buyer by virtue of its investment or interest in:

                      [CONFIDENTIAL TREATMENT REQUESTED]

(a) a regulated superannuation fund, an approved deposit fund or a pooled superannuation fund in each case within the meaning of the Superannuation Industry (Supervision) Act 1993;

(b) or arising out of, a life policy within the meaning of the Life Insurance Act 1995; or

(c) prescribed interests issued pursuant to a deed which is an approved deed as defined in section 1066 of the Corporations Law.

"FINANCIAL ACCOMMODATION LEVY" means the levy payable pursuant to section 40N of the Financial Management Act 1994 for the period from 1 July 1995 up to and including the Completion Date.

"FINANCIAL ASSISTANCE" means the financial assistance which the Company may give for the purpose of, or in connection with, the acquisition by the Buyers of the Shares.

"FUND TRUSTEE" shall have the same meaning as ascribed to that expression under the EBAC Support Deed.

"GENERATOR" means the holder of a generation licence issued under Part 12 of the Electricity Act by the Office of the Regulator-General.

"GENERATION LICENCE" means the generation licence issued to the Company under Part l2 of the Electricity Act by the Office of the Regulator-General on 31 January 1995 as amended on 7 August 1995, 1 March 1996 and 23 July 1996.

"GOVERNMENTAL AGENCY" means the government of any country or any state, territory, municipality or other political subdivision of a country, and any minister, administrative or judicial body, department, commission, authority, instrumentality, tribunal, agency or entity of any such government.

"GROUNDWATER LICENCE" means the groundwater licence issued or to be issued to the Company under section 51 of the Water Act 1989 in substantially and in all material respects in the same form as the draft groundwater licence set out in Annexure E.

"GROUP" means:

(a) in relation to each shareholder in each Buyer other than CISL (Hazelwood) Pty Ltd, ("CFS SPV") (and each person who holds a beneficial interest in the shares held by that shareholder) ("first named person"):

    (1) the Ultimate Holding Vehicle of that first named person; and

    (2) every person interposed between that Ultimate Holding Vehicle and the first named person,

    with each such vehicle, person or corporation being a "GROUP MEMBER"; and

(b) in relation to CFS SPV (and each person who holds a beneficial interest in the shares held by CFS SPV):

    (1) Commonwealth Investment Services Limited ("CISL"); and

    (2)  any:

         (A) regulated superannuation fund, approved deposit fund or pooled superannuation fund (in each case within the meaning of the Superannuation Industry (Supervision) Act 1993);

         (B) life insurance company as defined in the Life Insurance Act 1995;
             or

         (C) trust in relation to which there is an approved deed as defined in section 1066 of the Corporations Law,

         in respect of which CISL is the manager or has been granted full management rights in respect of any investment by that fund, life insurance company or trust in the Buyer.

    with each such corporation, fund, trust or person being a "Group Member.

"GV ALLOCATION STATEMENT" has the meaning given that term in the definition of Allocation Statement".

"HEADS OF AGREEMENT" means the heads of agreement dated 31 July 1996 entered into between the Company and Power Net Victoria under which the Company has agreed to grant certain real property interests to Power Net Victoria.

"IKEA" means IKEA Deutschland Verkaufs - GmbH & Co. Einrichtungs KG, Am Wandersmann 2-4, D-65719 Hofheim, Wallan, Federal Republic of Germany (formerly named Ikea Einrichtungs - GmbH).

"IKEA LEASE" means the lease described in schedule 4.

"MATERIAL CONTRACT" has the meaning given that term in warranty 4.l(b) of schedule 2.

"MAXIMUM CAPACITY" has the meaning given to that term in clause l9.2(a).

"MINING LICENCE" means the mining licence to be issued to the Company (to be held on trust absolutely for the Buyers) under section 47A of the Electricity Act in substantially and in all material respects in the same form as the draft mining licence set out in Annexure F.

"NOMINEES" means Messrs Greaves, Drewett, Coughlin and McMahen.

"OFFICER" means a director or secretary of the relevant party or Company (as the case may be).

"PARTNERSHIP DEED" means the partnership deed to be entered into by the Buyers on or about the date of this agreement, as amended from time to time.

"PERMITTED TRANSFEREE" means as to any person or entity in respect of which transfer is restricted under this agreement,

    (a) any Group Member or Affiliate of such person or entity; or

    (b) any other Buyer or Group Member or Affiliate of any other Buyer.

"POWER" means any right, power, authority, discretion or remedy conferred on the parties by this agreement or any applicable law.

"PROHIBITED INTEREST" has the meaning given to that term in the Electricity Act.

"PURCHASE PRICE" means the price payable for the Shares under clause 4.l.

"RELEVANT AGREEMENT" has the meaning given to that term in the Electricity Act.

"RELEVANT INTEREST" has the meaning given to that expression in the Corporations Law.

"RESPECTIVE BUYER" means, in relation to a Guarantor, the Buyer set out against its name in schedule 1.

"SECURITY INTEREST" means an interest or power:

    (a) reserved in or over an interest in any asset including, but not limited to, any retention of title; or

    (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of a debt or any other monetary obligation or the performance of any other obligation and includes, but is not limited to, any agreement to grant or create any of the above.

"SECV LOAN" means any liability pursuant to section l53F of the Electricity Act (on such terms and conditions as apply on the Completion Date) of the Company to the Seller arising as a result of a direction given by the Treasurer under sub-
section 153W(3) of the Electricity Act (which on the Completion Date shall not exceed $456,478,955).

"SELLER'S WARRANTIES" means the warranties and representations of the Seller set out in schedule 2.

"SHARES" means the fifteen issued ordinary shares of $1.00 each currently in the capital of the Company and the further 985 ordinary shares in the Company to be issued in accordance with clause 5.3(a).

"STATE EQUIVALENT TAX" means such amounts due to the Treasurer under section 88(1)(a) of the State Owned Enterprises Act 1992 in respect of tax (not being sales tax) that would be payable by the Company if it were liable to pay taxes under the law of the Commonwealth.

"STATION" has the meaning given to that term in clause 19.2(a).

"TARGET GROUP MEMBER" has the meaning given to that term in clause 5.4(f)(4).

"TARIFF ORDER" means any order made under section 158A of the Electricity Act.

"TAX" means any tax, levy, charge, impost, duty, fee, deduction or withholding which is assessed, levied, imposed or collected by any State Governmental Agency and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of, any of the above and any amount imposed under section 88 of the State Owned Enterprises Act 1992 but excludes:

    (a) any Duty; and

    (b) the SECV Loan.

"TCV" means Treasury Corporation of Victoria.

"TCV LOAN" means the sum of $142,025,344.52.

"THIRD PARTY CLAIM" has the meaning given to that term in clause 12.3.

"TREASURER" means the Treasurer of the State of Victoria.

"TREASURER'S ACCOUNTANTS" has the meaning given to that term in clause 8.1.

"ULTIMATE HOLDING VEHICLE" means:

    (a) in relation to a body corporate, the same meaning as that given to "Ultimate Holding Company" in the Corporations Law;

    (b) in relation to any other investment vehicle (trust or otherwise), the person who Controls that investment vehicle and is itself not Controlled by any person; and

    (c) in relation to Australian Power Partners CV shall mean Destec Energy, Inc, a Delaware Corporation.

"VESTED HEDGING CONTRACT" means an agreement entered into between any two of the following:

    (a) the persons holding distribution licences issued under Part 12 of the Electricity Act;

    (b) the persons holding generation licences issued under Part 12 of the Electricity Act; and

    (c) the Seller,

    or between the Seller acting in one capacity and the Seller acting in another capacity, entered into on or about 31 March 1995 which incorporate the Master Vesting Terms and Conditions.

1.2 INTERPRETATION

In this agreement, unless the context otherwise requires:

    (a) headings and underlinings are for convenience only and do not affect the interpretation of this agreement;

    (b) words importing the singular include the plural and vice versa;

    (c) words importing a gender include any gender;

    (d) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

    (e) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency;

    (f) a reference to a clause, party, annexure, exhibit or schedule is a reference tO a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

    (g) a reference to a statute, regulation, proclamation, ordinance or by-law includes al1 statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

    (h) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

    (i) a reference to a party to a document includes that party's successors and permitted assigns;

    (j) where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day;

    (k) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it;

    (l) a covenant or agreement on the part of two or more persons binds them jointly and severally;

    (m) a reference to an agreement other than this agreement includes an undertaking, agreement or legally enforceable arrangement or understanding whether or not in writing;

    (n) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

    (o) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

    (p) a reference to liquidation includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

    (q) terms used in this agreement and defined in the Corporations Law at the date of this agreement have the meanings given to them in the Corporations Law at that date;

    (r) the benefit of this agreement to the extent it relates to any undertaking given by the Buyers to the State in relation to contributions to the Company's Fund, shall be held by the State beneficially for itself and as trustee for all other contributing employers to, and the trustee of, that Fund; and

    (s) the benefit of this agreement to the extent it relates to a representative of the Company or an Adviser, shall be held by the State beneficially for itself and as trustee for that representative or Adviser (as the case may be).

                              2. SALE AND PURCHASE

2.1 SALE OF SHARES

Subject to the terms of this agreement, the Seller must sell (and procure the Nominees to sell) free of Security Interests and other third party rights and the Buyers must buy the Shares for the Purchase Price on Completion, as follows:

      BUYER                                             INTEREST IN SHARES
National Power Australia Investments Limited                  51.94%
Hazelwood Pacific Pty Ltd                                     19.90%
Australian Power Partners C.V.                                20.00%
Hazelwood Investment Company Pty Ltd                           2.04%
CISL (Hazelwood) Pty Ltd                                       6.12%

The Seller and the Buyers agree that on Completion the Shares will be transferred to National Power Australia Investments Limited as nominee for the Buyers, to be held in accordance with the Partnership Deed.

2.2 TREASURER'S APPROVAL

For the purposes of section 12A(e) of the State Electricity Commission Act 1958, the Treasurer (in his capacity as such) hereby approves the sale of the Shares by the Seller on and subject to the terms of this agreement.

2.3 METHOD OF PAYMENT

All payments to be made under this agreement must be made by bank cheque or by such other immediately available funds as may be agreed in writing between the Seller and the Buyers.

2.4 DIVIDEND PAYMENT

The Seller shall procure that the board of directors of the Company comprising nominees of the State declares, on the Completion Date, a dividend of $1,181,400,551.13 to the Seller out of the accumulated profits (after State Equivalent Tax) of the Company. The Buyers shall procure that the board of directors of the Company comprising nominees of the Buyers pays, on Completion, the amount of the dividend so declared.

2.5 SECTION 205

The Seller shall pass, and procure that the Nominees ensure that the Company passes, the resolutions relating to the Financial Assistance which have been notified by the Buyers to the Seller prior to execution of this agreement. The parties further agree that their respective responsibilities in relation to obtaining all approvals, authorisations or other requirements set out in sections 205 and 206 of the Corporations Law are as set out in annexure D.

                                   3. DEPOSIT

3.1 PAYMENT

If Completion does not occur on the later of 13 September 1996 and the first Business Day after the Approval Date then each Buyer must, on that date, pay to the Seller its several proportion of the Deposit as referred to in Schedule 1, unless the failure to Complete arises solely because of:

(a) a Court failing to make an order under sub-section 205(13) of the Corporations Law if a person not associated with the Buyers makes an application under sub-section 205(12) of the Corporations Law with respect to the Financial Assistance; or

(b) a default by the State or the Seller in meeting their obligations to complete under this agreement.

If any of the reasons specified in (a) or (b) above cease to prevent Completion occurring then the Buyers must, on the first Business Day after the reason ceases to prevent Completion occurring, pay to the Seller the Deposit.

3.2 NON-REFUND

The Deposit shall only be refunded to the Buyers (and the Seller must refund the Deposit) if the Buyers are not in breach of this agreement and either the State and the Seller, or the Buyers, exercise their rights to terminate this agreement under clause 5.5. The Deposit shall be regarded as part of the payments which the Seller and the State are expecting to receive on the Completion Date and not merely a deposit on the Purchase Price subject to clause 3.6. The Buyers acknowledge that it may be retained by the Seller in the circumstances mentioned above even though many of the payments are expected to be made by the Company.

3.3 TERMINATION WHERE DEPOSIT RECEIVED

If the Deposit is paid as contemplated under clause 3.1:

(a) the State and the Seller may at their complete discretion and on such terms as they see fit negotiate with persons other than the Buyers for the sale and purchase of the Shares and all related transactions including the sale of the Assets;

(b) the State and the Seller may terminate this agreement by notice in writing any time after 31 October 1996 (and, if designated as a notice under this clause, such termination shall be regarded as termination under this clause and not clause 5.5); and

(c) after termination of this agreement, the Seller and the State may complete the sale and purchase of the Shares and the sale of the Assets with another person.

3.4 NOTICE OF TERMINATION WHERE NO DEPOSIT RECEIVED

If the Buyers do not pay to the Seller the Deposit as contemplated under clause 3.1, then the Seller may, at any time after 13 September 1996 give written notice (the "First Notice") to the Buyers that it may terminate this agreement (and the Asset Sale Agreement) by a further notice in writing to the Buyers, if the Buyers do not pay the Deposit (together with interest calculated in accordance with clause 4.3) within three Business Days of receipt of the First Notice by the Buyers.

3.5 TERMINATION IF DEPOSIT NOT PAID

If the Deposit and interest is not paid within such period then the Seller may at any time after the expiration of the three Business Day period terminate this agreement promptly by notice in writing to the Buyers. On termination of this agreement, the Asset Sale Agreement shall automatically terminate.

3.6 REMEDIES

If this agreement is terminated under this clause 3 then in addition to any other rights provided by law, the State and the Seller retain the rights they have against the Buyers, including without limitation, the right to retain the Deposit (on account of liquidated damages), to the extent of any deficiency upon resale (including without limitation the time value of money) in the aggregate proceeds of sale (however described) and any resulting expenses.

                               4. PURCHASE PRICE

4.1 AMOUNT

The price ("Purchase Price") payable is $1,000.

4.2 PAYMENT

On and subject to the terms and conditions of this agreement the Buyers must in the proportions set forth in column B of schedule 1 pay the Purchase Price on the Completion Date.

4.3 INTEREST ON SUMS PAYABLE

Subject to clause 4.4, if any party or the Company fails to pay any sum payable by it under or in accordance with this agreement at the time and otherwise in the manner provided in this agreement, the Buyers must pay interest on that sum from the due date of payment until that sum is paid in full at the Base Rate plus 4% except interest under this clause 4.4 shall not be payable by any party on the TCV Loan and interest payable thereon pursuant to clause 6.l(b).

4.4 INTEREST WHERE COMPLETION IS DELAYED BECAUSE OF A FINANCIAL ASSISTANCE APPLICATION

The parties acknowledge and agree that if Completion does not occur on 13 September 1996 solely because an application is made under section 205(12) of the Corporations Law in respect of the Financial Assistance, then the Buyers must pay interest on all sums payable by the Company and the Buyers on Completion (less the Deposit paid) from that date until the sum is paid in full at the rate equal to the Base Rate, except interest under this clause 4.3 shall not be payable by any party on the TCV Loan or any interest payable thereon pursuant to clause 6.1(b). Interest accrues from day to day and is payable on demand.

4.5 SUBSEQUENT PAYMENTS OF VICTORIAN DUTY OR STATE EQUIVALENT TAX

The Seller:

(a) shall pay any State Equivalent Tax which becomes payable by the Company after Completion and any State Equivalent Tax payable by the Company under clause 11.8, and shall be entitled to collect the amount of any refund of State Equivalent Tax payable to the Company after the Completion Date;

(b) shall pay any Victorian Duty payable by the Company or the Buyers after Completion, and shall be entitled to collect the amount of any refund of Victorian Duty payable to the

Company or the Buyers after the Completion Date, where the Victorian Duty is in respect of:

(l) the sale of the Assets by the Company to the Buyers;

(2) the sale of the Shares under this agreement; or

(3) any financing of the Company or the Buyers entered into on or before Completion to finance the transactions contemplated by this agreement and security granted on or before Completion to secure that financing.

For the avoidance of doubt, the obligations of the Seller to make the payments described in this clause do not extend to the payments required to be made by the Buyer or the Company under clauses 5.4(b) (other than State Equivalent Tax referred to in l1.8 (if any)) and 5.4(c).

                                 5. COMPLETION

5.1 DATE FOR COMPLETION

Completion must take place at 10 am on the Completion Date at the office of the Seller's solicitors, Freehill Hollingdale & Page, 48th Floor, 101 Collins Street, Melbourne.

5.2 DELIVERY OF DOCUMENTS RELATING TO THE COMPANY

At Completion, the Seller must:

(a) deliver to the Buyers share certificates for the Shares;

(b) deliver to the Buyers completed transfers of the Shares to the Buyers in registrable form, pursuant to instructions provided by the Buyers, executed by the Seller and, where applicable, the Nominees;

(c) deliver to the Buyers the certificate of incorporation, common seal and all statutory, minute and share certificate books of the Company;

(d) deliver to the Buyers the written resignations of all directors of the Company except those directors to whom the Buyers notify the Seller no later than 8 September 1996 that it wishes to retain, to be effective on the appointment of the directors to be appointed at the Board meeting to be convened under clause 5.3;

(e) make available to the Buyers at the respective offices or places of business of the Company:

    (1) all ledgers, journals and books of account of the Company;

    (2) all cheque books of the Company and a list of all bank accounts maintained by the Company; and

    (3) all documents in the possession of the Company relating to the ownership and use of the assets of the Company;

(f)  deliver to the Buyers:

     (1)  the Generation Licence;

     (2)  the Groundwater Licence;

     (3) a certificate of the Treasurer pursuant to section 171A of the Electricity Act with respect to PacifiCorp Holdings, Inc. and its related corporations and the matters set out in paragraphs (a) and (b) of that section;

     (4) a full discharge and release in respect of the Company's obligation to pay the Financial Accommodation Levy; and

     (5) the consent of the Generators controlled by the State to the Company declaring that it holds the ETSA Agreements on trust for the Buyers; and

(g) procure that the Financial Accommodation Levy is paid by the Company to the State (and for the avoidance of doubt, this payment does not form part of the total proceeds payable to the State and the Seller from the transactions contemplated by this agreement).

5.3 MEETINGS

At Completion, the Seller must ensure that a meeting of the directors or shareholders (as appropriate) of the Company is convened and conducts the following business:

(a) allotment of 985 ordinary shares in the Company to the Seller credited as fully paid out of the profits of the Company;

(b) approval of the registration of the Buyers as the holders of the Shares in the books of the Company, subject to the payment of Duty on the transfer of the Shares;

(c) appointment of the nominees of the Buyers as directors of the Company; and

(d) declaration of the dividend required to be paid pursuant to clause 2.4.

5.4 BUYERS' OBLIGATIONS AT COMPLETION

At Completion the Buyers must:

(a) pay the Seller the Purchase Price;

(b) procure that the Company pays to the State the Estimated State Equivalent
    Tax;

(c) pay or procure the payment of the Estimated Victorian Duty payable by the Company and the Buyers in respect of the matters set out in clause 4.5(b)(1) to (3) (inclusive) which is equal to $133,515,027.48,

(d) procure that the Company pays to the Seller the dividend required to be paid under clause 2.4;

(e) deliver to the State covenants (in form and substance satisfactory to the State) from each shareholder in each Buyer (and each person who holds a beneficial interest in the shares held by that shareholder) (not being a person who holds that interest by virtue of its shareholding or investments in an Ultimate Holding Vehicle listed on a recognised stock exchange or an Exempt Person) that it will not, except with the prior written consent of the Treasurer, for two years after the Completion Date and, except with the prior written agreement of the Treasurer on timing (which agreement will not be unreasonably withheld, having regard to other privatisations being conducted by the State), for 3 years after the Completion Date:

    (1) create, grant or issue any Equity Securities, units or other interests in that Buyer (other than to a Permitted Transferee);

    (2) dispose of any Equity Securities, units or other interests (or rights to acquire Equity Securities, units or other interests) in that Buyer (other than to a Permitted Transferee); or

    (3) transfer, sell or otherwise dispose of any right, title or interest in the whole or any substantial part of the undertaking or assets of that Buyer (other than to a Permitted Transferee);

(f) deliver to the State in respect of each Group, covenants (in form and substance satisfactory to the State) from each Group Member (not being a Group Member who holds that interest by virtue of its shareholding or investment in an Ultimate Holding Vehicle listed on a recognised stock exchange or an Exempt Person), that it will not, except with the prior written consent of the Treasurer, for two years after the Completion Date and, except with the prior written agreement of the Treasurer on timing (which agreement will not be unreasonably withheld, having regard to other privatisations being conducted by the State) for 3 years after the Completion Date:

    (1) create, grant or issue (or permit the creation, grant or issue of) any Equity Securities, units or other interests in any Group Member it Controls (other than to a Permitted Transferee); or

    (2) dispose of any Equity Securities, units or other interests (or rights to acquire Equity Securities, units or other interests) in any Group Member it Controls (other than to a Permitted Transferee); or

     unless

    (3) it (the "CONTROLLING GROUP MEMBER") is able to show to the Treasurer, that the book value at cost of the Group's investment in the Buyers constitutes less than 50% of the book value at cost of the total assets (excluding intangibles, cash and short term marketable securities) of the Group Member it Controls ("TARGET GROUP MEMBER"),

    in which event

    (4) the Controlling Group Member may dispose of up to 49.9% of the Target Group Member (or 49.9% of the Target Group Member after allowing for full dilution on the creation, grant or issue of any Equity Securities, units or other interests in the Target Group Member); and

    (5) where the Controlling Group Member is the Ultimate Holding Vehicle of the Target Group Member, any restriction that might otherwise be imposed on the shareholders or investors in that Vehicle shall not apply;

(g) deliver to the State, in relation to each of the covenants delivered under clauses 5.4(e) and (f) evidence (in form and substance satisfactory to the State) of:

    (1) each covenantor's power and authority to enter into the covenant;

    (2) the due execution of the covenant by each covenantor; and

(h) deliver to the State (in form and substance satisfactory to the State):

    (l) certified copies of the certificates of incorporation and memorandum and articles of association or other constituent documents of each Buyer; and

    (2) certified copies of each power of attorney pursuant to which this agreement and any document contemplated by this agreement is executed by each Buyer and each Guarantor or evidence (in form and substance satisfactory to the State) of each Buyer's and each Guarantor's power and authority to enter into this agreement and any document contemplated by this agreement and of the due execution of this agreement and any such document by each Buyer and each Guarantor; and

5.5 TERMINATION BY LAPSE OF TIME

If:

(a) this agreement has not already been terminated by the State under clause 3.3; and

(b) Completion has not occurred on or before 31 October 1996 (or such other date as the parties may have agreed in writing),

then either the Buyers on the one part or the State and the Seller on the other part may, if not in breach of this agreement, give written notice to the others of their intention to terminate this agreement (and the Asset Sale Agreement) after three Business Days of receipt of the notice. After such notice has been delivered both parties shall use their best efforts to reach Completion within the three day notice period. If Completion does not occur within such period then this agreement and the Asset Sale Agreement shall automatically terminate on an expiration of the three Business Day notice period.

5.5 REMEDIES

If this agreement is terminated under clause 5.5 then in addition to any other rights provided by law:

(a) each party is released from its obligations to continue performance under this agreement except those imposing obligations of confidentiality;

(b) each party retains the rights it has against any other party in respect of any past breach; and

(c) the Buyers shall receive a refund of the Deposit.

                          6. POST COMPLETION MATTERS

6.1 REPAYMENT OF LOANS

Immediately after Completion:

(a) the Buyers shall ensure that the Company has available to it sufficient funds to repay, and the Buyers shall procure that the Company repays:

    (1) the SECV Loan; and

    (2) the TCV Loan;

(b) (if Completion does not occur on 13 September 1996), the Buyers must pay interest accrued on the TCV Loan at the Cash Rate plus 2% per annum, reset and compounded daily from and including 13 September 1996 up to and including the Completion Date;

(c) the Buyers shall ensure the Company has available to it sufficient funds to pay and the Buyers shall procure that the Company pays (or the State, as the case may be, shall procure TCV to pay) the following payments:

    (1) if on the Completion Date the outstanding level of cash advances made by TCV for working capital requirements on or after the 5 August 1996 exceeds the money standing to the credit of the Company with TCV in respect of dealings with TCV on or after the 5 August 1996, then the Company must pay to TCV the amount of the excess;

    (2) all Accrued Interest; and

    (3) all outstanding TCV administration fees (being an amount not to exceed $3,000 per month);

(d) the State shall deliver to the Buyers a full discharge and release in respect of the SECV Loan, the TCV Loan and any liability to the Treasurer under section 153F of the

    Electricity Act and, if on the Completion Date, the level of money standing to the credit of the Company with TCV in respect of dealings with TCV on or after 5 August 1996 exceeds the level of outstanding cash advances made by TCV for working capital requirements on or after 5 August 1996, then the Seller shall procure that TCV shall pay to the Company the amount of the excess; and

(e) the Seller will procure that the Mining Licence is issued to the Company.

6.2 DEFINITIONS

For the purposes of this clause 6:

(a) a certificate signed by an officer of TCV stating the aggregate amount of such cash advances, deposits, all Accrued Interest and all TCV administration fees is, in the absence of manifest error, conclusive evidence of that value;

(b) "ACCRUED INTEREST" means in respect of transactions with TCV referred to in clauses 6.1(c)(1) and 6.1(d) on or after 5 August 1996, the net amount of interest which has accrued but remains unpaid to the account of TCV or the Company from and including 5 August 1996 to the Completion Date. For the purposes of calculating the accrued interest:

    (1) interest shall be calculated each day on the balance owing to TCV or the Company;

    (2) where on the relevant day there is a cash advance owing from the Company to TCV, the interest rate shall be the Cash Rate plus 0.05 per cent per annum;

    (3) where on the relevant day there is a deposit from the Company to TCV, the interest rate shall be the Cash Rate less 0.05 per cent per annum; and

    (4) the aggregate amount of daily interest payable or receivable shall be paid by TCV or the Company (as appropriate) on the last day of each calendar month prior to Completion and on Completion (in respect of the period from the first day of the month in which Completion occurs to Completion); and

(c) "CASH RATE" means on the relevant date, the rate per cent per annum determined by TCV by taking the rates quoted on the page entitled "II AM" on the Reuters Monitor System at or about 11:00 am (Melbourne time).

                               7. INTERDEPENDENCY

7.1 INTERDEPENDENCY BETWEEN COMPLETIONS

It is the intention of the parties that:

(a) Completion under this agreement;

(b) subject to clause 7.3 of this agreement, completion under the Asset Sale Agreement; and

(c) payment of the SECV Loan and TCV Loan under clause 6,

are interdependent, so that if the obligations of the parties in respect of completion or payment under clause 6 are not satisfied, then no delivery or payment which has been made, will be deemed to have been made.

7.2 DEEMED SEQUENCE

For the avoidance of doubt the parties acknowledge and agree that once Completion under this agreement, completion under the Asset Sale Agreement and the payments under clause 6 have occurred, as a chronological sequence of events, all deliveries and payments will be deemed to have taken place in the order in which they occurred.

7.3 RESCISSION OF ASSET SALE AGREEMENT

For the avoidance of doubt, if:

(a) the Buyers rescind or purport to rescind or fail to complete the Asset Sale Agreement for any reason including without limitation pursuant to any rights conferred by section 32 of the Sale of Land Act 1962; or

(b) the Buyers do not accept title to the land or the Assets sold under the Asset Sale Agreement,

the Buyers must still complete the sale and purchase of the Shares and comply with their obligations under this agreement in accordance with its terms, save that the amount of the dividend referred to in clause 2.4 shall be decreased by an amount equal to the profit on sale of the Assets (after State Equivalent Tax) and the Purchase Price shall be increased by the same amount. Any reduction in State Equivalent Tax and Victorian Duty paid by the Company and the Buyers as a result of the Assets not being sold shall result in a corresponding increase in the Purchase Price under clause 4.1.

                           8. AUDITOR-GENERAL'S AUDIT

8.1 AUDIT BY AUDITOR-GENERAL

The Buyers acknowledge and agree that:

(a) they will procure that the Auditor-General is responsible for auditing the financial statements for the Company for the year ended 30 June 1996 and will ensure that the Company does not appoint any other auditor under section 327 of the Corporations Law to audit those financial statements; and

(b) financial statements as nominated by the Treasurer for the period from l July 1996 until the Completion Date may also be audited by the Auditor-General (or his agent) and/or reviewed by independent accountants appointed by the Treasurer ("TREASURER'S ACCOUNTANTS"), who may publish accounts for any period up to and including the Completion Date or his (or their) report on such accounts.

8.2 ACCESS TO BOOKS

The Buyers must grant, and procure that the Company grants, the Auditor-General and/or the Treasurer's Accountants (and/or the agents of any of them) full and free access at all reasonable times to those employees of the Company whose knowledge or information is needed by the Auditor-General and/or the Treasurer's Accountants (and/or the agents of any of them) and to all books, records and other data pertaining to the Company, in order to enable the Auditor-General and/or the Treasurer's Accountants to conduct his (or their) audit.

                             9. BUYERS' OBLIGATIONS

9.1 BUYERS' WARRANTIES

Each Buyer represents and warrants to the Seller and the State severally with respect to itself and its Group Members as at:

(a) the date of this agreement and the Completion Date that, except as set out in Annexure B, no person other than a person who holds that interest by virtue of its shareholding or investments in an ultimate holding vehicle listed on a recognised stock exchange or an Exempt Person has any legal or beneficial interest (or obligation (actual, contingent or otherwise) to acquire a legal or beneficial interest) in:

    (1) the capital of the Buyer; or

    (2) the capital of each Group Member;

(b) the date of this agreement and the Completion Date, that annexure B sets out complete and accurate details of:

    (1) all agreements, arrangements or understandings between or among a Group Member or shareholder in a Buyer (or each person who holds a beneficial interest in the shares held by that shareholder other than a person who holds that interest by virtue of its shareholding or investments in an ultimate holding vehicle listed on a recognised stock exchange or an Exempt Person) and a Group Member or shareholder of any other Buyer which have (directly or indirectly) an impact on or relate to:

        (A) the financial and operating policies or management of the Company or the Business;

        (B) the activities of the Company as a licensee; or

        (C) the exercise of any voting power in another Group Member; and

    (2) the form and relative amount of the return to the Buyer and its Group Members whether by way of dividend, fee or otherwise for the period of three years from the Completion Date, together with al1 agreements, arrangements or understandings relating to those returns;

(c) the date of this agreement and the Completion Date, that the Buyer has the corporate power to enter into this agreement and has taken all necessary action (including obtaining all shareholder approvals and Authorisations) to authorise the execution, delivery and performance of this agreement;

(d) the date of this agreement and the Completion Date, that the agreement constitutes a legally valid and binding obligation of the Buyer enforceable in accordance with its terms;

(e) the date of this agreement and the Completion Date that, the Buyer will on Completion have sufficient funds available to pay its share of the Purchase Price and ensure that, with respect to the Buyer's share the Company has sufficient funds available to it to repay the SECV Loan, the TCV Loan and any other amounts owing to TCV, to pay the Estimated State Equivalent Tax, to pay the dividend payable under clause 2.4 and to pay or procure the payment of Estimated Victorian Duty as contemplated by clause 5.4(c) and otherwise satisfy its obligations (and the Company's obligations) on Completion;

(f) the date of this agreement and the Completion Date, that the execution, delivery and performance of this agreement by the Buyer (and, subject to the resolutions relating to the Financial Assistance being passed and no successful application being made under section 205(12) of the Corporations Law, the giving of the Financial Assistance) will not violate any provision of:

    (l) any law, regulation, order, rule or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory or, where the Buyer is incorporated outside Australia, of the place of its incorporation, or any recognised stock exchange on which its shares or the shares of any related body corporate are listed;

    (2) the memorandum or articles of association (or equivalent constituent documentation) of the Buyer; and

    (3) any security agreement, deed, contract, undertaking or other instrument to which the Buyer is a party or which is binding on it and does not and will not result in the creation or imposition of any security over any of its assets pursuant to the provision of any such security agreement, deed, contract, undertaking or other instrument;

(g)  the Completion Date that:

     (1) neither the Buyer nor any of its Associates will hold a Prohibited Interest; and

     (2) the Buyer is not aware of any fact, matter or circumstance (including without limitation any pending or contemplated Relevant Agreement to which it or any of its Associates is or may be a party) which might, after the Completion Date, result in the Company acquiring a Prohibited Interest or the Buyer or any Associate of the Buyer holding a Prohibited Interest; and

(h) the date of this agreement, that the Buyer has (and on the Completion Date it will have) disclosed to the State complete and accurate details of all Relevant Agreements to which it or any of its Associates is or may be a party under which a Prohibited Interest has or may be acquired.

9.2 CERTIFICATION

Subject to clause 9.1 (h), PacifiCorp Holdings, Inc. must before Completion apply to the Treasurer for a certificate under section 171 A of the Electricity Act.

9.3 CONTINUED HOLDING

Except with the prior written consent of the Treasurer, for the period of two years commencing on the Completion Date and, except with the prior written agreement of the Treasurer on timing (which agreement will not be unreasonably withheld, having regard to other privatisations being conducted by the State), for three years after the Completion Date, the Buyers must not, and must cause the Company not to:

(a) create, grant or issue any Equity Securities, units or other interests in the Company, other than to a Buyer or a Group Member of a Buyer;

(b) dispose of the Shares or any Equity Securities, units or other interests (or rights to acquire shares, Equity Securities, units or other interests) in the Company to any person, other than to a Buyer or a Group Member of a Buyer; or

(c) transfer, sell or otherwise dispose of any right, title or interest in the whole or any substantial part of the Business, provided that this shall not prohibit the Buyers creating any security in relation to any bona fide loan or debt, other than to the Buyer or a Group Member of a Buyer.

9.4 BUYERS' UNDERTAKINGS

The Buyers undertake to the State that they will:

(a) on and from the Completion Date ensure that the Company pays, in a timely manner, al1 superannuation contributions imposed on the Company by the trustee (acting on the advice of the actuary) of the Company's Fund;

(b) during a period of three years commencing on the Completion Date promptly notify the State in writing of any variations to the agreements, arrangements and understandings set out in annexure B;

(c) ensure via terms of the Partnership Deed that:

    (1) a person who holds office as an executive director of a company holding an electricity distribution licence issued under Part 12 of the Electricity Act is ineligible to hold office on the partnership board;

    (2) a person who holds office as a non-executive director of a company holding an electricity distribution licence issued under Part 12 of the Electricity Act is eligible to hold office on the partnership board only in a non-executive capacity; and

    (3) as and when requested by the Treasurer or the Officer of the Regulator-General the Buyers will make a copy of the then current Partnership Deed available to the State or the Office of the Regulator General; and

(d) ensure that the Partnership Deed prohibits flows of Restricted Information to Powercor Australia Ltd. For the purposes of this clause "Restricted Information" means any information which relates to electricity hedging contracts proposed to be entered into between the partners and any customers other than Powercor Australia Ltd.

9.5 FINANCIAL ASSISTANCE

Notwithstanding the allocation of responsibilities in annexure D, the Buyers undertake to the State that they will, on and from the date of this Agreement, use their reasonable endeavours to procure the requirements under section 205 of the Corporations Law are satisfied. The Buyers' obligations under this clause
9.5 are in addition to those under clause 2.5 and include, without limitation:

(a) taking all steps within their power to ensure that the Financial Assistance can be given on the first Business Day after the 21 day notice period referred to in section 205(12) of the Corporations Law has expired;

(b) where an application or applications are made under section 205(12), taking all steps within their power to ensure each application is withdrawn or the Court approves the giving of the Financial Assistance; and

(c) not taking any step to encourage or assist in any way directly or indirectly any person to bring or carry on or to assist in the bringing or carrying on of any such application.

9.6 BUYERS' INDEMNITIES

Without prejudice to clause 1l, each Buyer severally (in the proportions set out in column B of schedule 1) indemnifies the Seller and the State against any liability or loss suffered or incurred by one or both of them which arises from (and any costs, charges or expenses incurred by one or both of them in connection with):

(a) any breach of, or default under, this agreement by that Buyer; and

(b) any act or decision of the directors of the Company as requested by that Buyer or failure to comply with section 205(10) of the Corporations Law.

                               10. EMPLOYEE EQUITY

The Buyers undertake to the State that if, at any time, the Company or the Buyers (or any other company/trust which is controlled by the Buyers which owns or conducts the Business or any substantial part of the assets used to conduct any part of the Business) is listed on the Australian

Stock Exchange Limited, they will ensure that as part of that listing, employees of the Business will be given an opportunity to invest in the relevant company or trust.

                            11. SELLER'S WARRANTIES

11.1 GIVING OF WARRANTIES

The Seller gives the Seller's Warranties in favour of the Buyers as at the date of this agreement and, where specified in schedule 2, as at the Completion Date.

11.2 RELIANCE

The Buyers have entered into this agreement in reliance on the Seller's Warranties and other terms of this agreement and nothing else.

11.3 ACKNOWLEDGMENT

The Buyers acknowledge and agree that:

(a) on the basis that the Disclosures have, to the knowledge and belief of the State, been made in good faith and that the State has no knowledge that the information therein is misleading or deceptive (but acknowledging that the State is under no obligation to make any enquiries to verify that state of knowledge) any statement, representation, term, warranty, condition, promise or undertaking made, given or agreed to by the Seller, the State, a representative of the Company or an Adviser in any prior negotiation, arrangement, understanding or agreement, has no effect except to the extent expressly set out or incorporated by reference in this agreement;

(b) they have entered into this agreement after satisfactory inspection and investigation of the affairs of the Company based on the Disclosures and other information available to them;

(c) no representation or warranty is made by the Seller or the State (nor has the Seller or the State any liability whatsoever to the Buyers) in relation to:

    (1) the principles to be applied by the Officer of the Regulator-General or its successor(s) or other Governmental Agencies with respect to the regulation of the Victorian electricity industry and in particular matters affecting prices and charges;

    (2) the regulation of the Victorian electricity industry (including any act or omission by the Officer of the Regulator-General, Victorian Power Exchange, the Pool Consultative Committee, the Chief Electrical Inspector or any responsible Minister of the Crown) and other industries in Victoria (and the relationship of such other industry regulation to the regulation of the Victorian electricity industry);

    (3) the status of relations between the Company and its employees;

    (4) the future wholesale price of electricity to be paid to, and its impact on, the Company, other than the existence and terms of the Vested Hedging Contracts entered into by the Company and contained in the Data Room Documentation;

    (5) the value of the Shares or the value ascribed by the Electricity Act and Allocation Statement to each asset acquired by the Company (in particular the Assets and land and mine development costs), for the purposes of depreciation, amortisation, capital gains or otherwise;

    (6) the basis on which any allowance or deduction for depreciation of any of the Assets and other assets of the Company may be calculated or allowed for Federal tax purposes;

    (7) the performance, future action, operation, profitability and commercial direction of any entity participating in the Victorian wholesale electricity market and, on the commencement of a "national" electricity market involving some or all of the eastern States of Australia and the Australian Capital Territory, of any entity participating in that "national" electricity market; and

    (8) the giving of the Financial Assistance by the Company;

(d) they have made their own enquiries about the structure and ambit of the development of a "national" electricity market involving some or all of the eastern States of Australia and the Australian Capital Territory and the impact such a market and market rules would (or would be likely to) have on the profitability or otherwise of the Company or the Business or any part thereof and the position of the Station in relation to that market;

(e) the energy levy under the pool rules to the extent, if any, as modified by the Energy Levy Orders is an integral part of the regulatory framework under which the Company carries on the Business and accordingly the Buyers will not, and will ensure the Company does not, challenge the appropriateness, amount or basis of such levy at the rate set by or pursuant to, any law as at the date of this agreement;

(f) the Buyers will not, and will ensure that the Company does not, challenge the obligation of the Company to pay the Financial Accommodation Levy or the appropriateness, amount or basis of the Financial Accommodation Levy at the rate set by or pursuant to any law at the date of this agreement; and

(g) they are aware of the arrangements relating to the take or pay element of Generation Victoria's gas supply contract and are aware of the approval requirements imposed by the State on the electricity contracting activities of the Company in the four month period prior to the date of this agreement.

11.4 REMEDIES

The sole remedy of the Buyers for breach of any Seller Warranty is to damages in accordance with this clause 11 or the indemnities in accordance with clause 12, and in no event are the Buyers to be entitled to rescind this agreement.

11.5 ABILITY TO CLAIM

The Buyers are precluded from bringing a claim for breach of any Seller Warranty or under the indemnities in clause 12, to the extent:

(a) that the claim is based on any fact, matter or circumstance:

    (1) set out in the Disclosures;

    (2) within the actual knowledge of the Buyers or which ought to have been known by the Buyers, having regard to their knowledge (and the knowledge of their advisers) of the electricity industry (including, without limitation, the mining of coal) and having regard to their opportunities to make enquiries of the State and the Company; or

    (3) which, before the date of this agreement, had been communicated in writing to the Buyers;

(b) that the claim arises or is increased directly as a result of action taken (or not taken as the case may be) by the Seller or the Company on or after the date of this agreement, after consultation with, and receipt of no objection within a reasonable period from, the Buyers;

(c) that provision has been made in the Balance Sheet for any fact, matter or circumstance on which the claim is based;

(d) to which the claim is recoverable (or would have been recoverable under insurance if notified to the Seller or the insurers in a timely manner after the date of this agreement);

(e) that the claim is based on any risk (actual or potential), fact, matter or circumstance which was generally known in relation to the Victorian or Australian electricity industry before the Completion Date;

(f) of any change after the Completion Date in any applicable law (other than any act or subordinate legislation of the State) which has retrospective effect;

(g) that either the Buyers have or the Company has failed to comply with the procedures set out in clause 12.3, so that the State is effectively unable to assume or conduct (or is materially prejudiced in so assuming or conducting) any defence or other action contemplated by that clause; or

(h) that the claim is based on any forecasts, projections or representations as to the future revenue or profits in respect of the Company or the Business given by or on behalf of the Seller, the State, representatives of the Company or the Advisers.

11.6 LIMITATION ON CLAIMS

The Buyers' right to claim under the Seller's Warranties and the indemnity in clause 12.2 is limited to $1.00. The Buyers' right to claim under the indemnities in clause 12.1 is limited as follows:

(a) the Buyers must give written notice to the State of the general nature of the claim as soon as is reasonable after they become aware of the facts, matters or circumstances on which the claim is based (and where the claim is recoverable under insurance the time limits imposed by the relevant insurer shall be taken into account in determining what is reasonable) and in any event within 12 months after the Completion Date;

(b) in the case of a single claim, where the amount claimed exceeds $1,000,000 provided that no claim may be brought by the Buyers unless and until the aggregate of all such claims exceeds $3,000,000 (and then only to the extent of the excess); and

(c) the maximum aggregate amount which the Buyers may recover from the Seller under the indemnity in clause 12.1 in respect of all claims is $40,000,000.

11.7 QUANTIFICATION OF CLAIMS

The quantum of any liability the Seller has to the Buyers under the Seller's Warranties, clause 12 and otherwise under this agreement shall be determined solely by reference to the direct financial impact on the Company or the Buyers which results from the facts, matters or circumstances on which the claim is based, not being as warranted and in no event will the Buyers be entitled to claim a multiple of that direct financial impact.

11.8 STATE EQUIVALENT TAX

The State Equivalent Tax imposed on the Company with respect to the period commencing on and from l July 1996 and ending on the Completion Date is estimated to be as follows:

(a) profit (before State Equivalent Tax) on sale of the Assets by the Company:
    $486,579,121.87;

(b) operating profit (before State Equivalent Tax) earned by the Company in the months of:

    1 September to 13 September             Nil
    14 September to 30 September            $2,500,000
    October                                 $2,500,000

(in aggregate the "ESTIMATED STATE EQUIVALENT TAX" with any amount referred to in paragraph (b) being reduced proportionately if the period is less than the relevant period set out above). The Buyers shall procure the Company does not challenge the basis of the amounts specified above.

The Buyers shall procure that the Company lodges a return in respect of the State Equivalent Tax payable by the Company for the above periods within 30 days after the Completion Date. The Company must prepare the return consistently with past practice and in particular consistent with binding tax rulings and instructions of the Treasurer.

                       12. SELLER'S INDEMNITIES/COVENANTS

12.1 TAX INDEMNITY

The Seller indemnifies the Buyers as a continuing indemnity against any liability or loss suffered or incurred by the Company which arises from (and any costs, charges or expenses incurred by the Company in connection with) any liability to pay Tax which is not fully provided for in the Balance Sheet and which arises in respect of the period before 30 June 1996.

12.2 INDEMNITY

Subject to clauses 11.5, 11.6 and 11.7, the Seller indemnifies the Buyers against any liability or loss suffered or incurred by the Buyers and arising from (and any costs, charges or expenses incurred by the Buyers or in connection with) any breach of, or default under, this agreement by the Seller.

12.3 CLAIMS PROCEDURE

On receipt of a notice under clause 11.6(a) which involves a Third Party Claim, the State shall assume the defence of the claim unless the claim is covered by insurance, in which event the defence will be conducted by the insurer's lawyers. The Buyers shall have the right, at their own cost, to employ separate lawyers or other advisers in any such action or claim and, subject to the consent of the relevant insurance company, to participate in the defence. The Buyers agree that:

(a) they shall not, and shall ensure the Company does not, pay or settle any claim in respect of which an indemnity may be claimed under this clause 12 or make any admission in respect of any claim in respect of which an indemnity may be claimed under this clause 12 without the prior written consent of the State;

(b) they shall procure that the Company executes such forms and documents and also makes such personnel and documents available to the State as the State may reasonably require to enable the State to assume, defend or take such other action in respect of any such Third Party Claim (including without limitation the lodgment of an objection to the assessment or decision by the Victorian Commissioner of State Revenue or other responsible person relating to Tax within the time required by the relevant applicable law); and

(c) they must promptly notify the State of receipt by it or the Company of any advice, correspondence or other communication with the third party (or its advisers) which relates to the Third Party Claim.

In this clause "THIRD PARTY CLAIM" means any liability of the Company to a third party which arises out of or results from claims asserted against the Company by a third party, and in respect of which the Seller or the State may be liable to the Buyers under this agreement.

12.4 EBAC TRUST CONTRIBUTION

The State covenants that the State will pay the EBAC Trust Contribution to the Fund Trustee on the Completion Date as defined by the EBAC Share Sale Agreement.

12.5 INDEMNITY

Notwithstanding anything contained in this Agreement the State indemnifies the Buyers without limitation and as a continuing indemnity against any liability incurred and against any loss or damage suffered by the Buyers arising from a breach of clause 12.4.

                         13. ACTION PENDING COMPLETION

13.1 CARRYING ON OF BUSINESS

(a) Before Completion the Seller and the State will ensure that, except as expressly contemplated by this agreement, the Company carries on the Business (including payment of its debts as and when they fall due) in the ordinary and normal course so as to preserve the value of the assets, financial and trading position of the Business.

(b) The Seller and the State must also ensure that before Completion unless the Buyers consent (or fail to object) in accordance with clause 13.2 or as otherwise contemplated by this agreement:

    (1) the Company does not enter into any contractual commitment requiring the Company to pay:

        (A) more than $1,000,000 (or commitments with a particular person where the aggregate value of those commitments is more than $1,000,000); or

        (B) more than $200,000 per annum in any period more than 5 years from the Completion Date, except as otherwise disclosed in the Disclosures;

    (2) the Company does not issue any shares, options or securities which are convertible into shares in the Company, other than in accordance with this agreement;

    (3) the Company does not dispose of, or agree to dispose of or grant an option to purchase, any material asset of the Company or the Business, or any interest in such asset except pursuant to the Asset Sale Agreement;

    (4) the Company does not engage any new employee with an annual remuneration package in excess of $100,000, (and, except in the ordinary course of business) terminate any of the Employees or change the terms of employment (including remuneration) of any of the Employees;

    (5) the Company manages the working capital requirements and any liabilities of the Company in the ordinary course of business (with both the Seller and the Buyers having the right to have their respective representatives observe management in carrying out such activities);

    (6) the Company does not incur any expenditure or make any payment in excess of $1,000,000;

    (7) the Company does not incur any indebtedness except pursuant to the Company's overdraft facilities or with TCV in the ordinary course of business;

    (8) the Company does not declare or pay any dividend or make any distribution of profits or capital;

    (9) the Company does not grant any mortgage or floating charge; and

   (10) the Company does not acquire any assets outside the ordinary course of business or acquire any Equity Security.

13.2 BUYERS' REPRESENTATIVE

(a) The Buyers must nominate a person ("BUYERS' REPRESENTATIVE") who has authority to act on behalf of the Buyers in relation to any queries, consents or approvals required under this agreement. The Buyers' Representative shall be Mr. Bob Rollinson.

(b) If the Buyers' Representative does not consent or object to the entry into of a particular contract or conduct of the type described in clause 13.1(b) within 5 Business Days of being notified of the Company's intention to enter into that contract or implement that conduct, the Buyers shall be deemed to have consented to the entry into of that contract or implementation of that course of conduct.

13.3 ACCESS

Before the Completion Date the Seller and the State must use reasonable endeavours to:

(a) ensure that the Buyers are, and any person authorised by the Buyers is, given all reasonable access during normal business hours to the assets, properties, books of account, records and documents of the Company;

(b) promptly provide the Buyers with al1 explanations and information it requests in respect of the Company or the Business;

(c) ensure that the Buyers are, and any person authorised by the Buyers is, given reasonable access to senior management of the Company; and

(d) provide the Buyers' Representative with an office at the Company's offices at the Station.

                               14. ANNOUNCEMENTS

14.1 LEGAL REQUIREMENTS

The Buyers may not disclose anything in respect of this agreement or the terms of sale of the Shares or Assets except as required:

(a) by applicable law; or

(b) by the requirements of any recognised stock exchange on which its shares or the shares of any related body corporate are listed,

but must consult with the State before making the disclosure; and the Buyers must

(c) use reasonable endeavours to accommodate reasonable requests by the State as to the form and content of the disclosure; and

(d) claim and apply for, to the maximum extent possible, any exemptions or rights of confidentiality that may be afforded the Buyers under such laws or requirements.

14.2 DISCLOSURE TO OFFICERS AND PROFESSIONAL ADVISERS

A party may disclose anything in respect of this agreement or the terms of the sale of the Shares or Assets to such of the Officers, employees and professional advisers of that party and its related bodies corporate and to its lenders and the lender's professional advisers as need to know that thing for the ordinary business purposes of the Company or the Buyers but it must use its best endeavours to ensure all matters disclosed are kept confidential.

14.3 FURTHER PUBLICITY

Subject to clauses l4.l and 14.2 the Buyers must not disclose the provisions of this agreement, the Asset Sale Agreement, the terms on which the Shares are sold or the terms on which the Assets are sold unless the State has first consented in writing.

14.4 COMPANY'S COMPLIANCE WITH ELECTRICITY ACT

The Buyers, the Seller and the State each acknowledge that the Company is, while it is a public generation company under the Electricity Act, under obligations to provide information to the Minister or the Treasurer under sections 35 and 36 of the Electricity Act.

                         15. DUTIES, COSTS AND EXPENSES

15.1 PAYMENT OF DUTY

Subject to clauses 4.5 and 5.4 the Company must pay:

(a) any Duty in respect of the execution, delivery and performance of this agreement and any document entered into or signed under this agreement; and

(b) any fine, penalty or other cost in respect of a failure to pay any Duty.

15.2 INDEMNITY

The Buyers indemnify the Seller against any amount payable under clause l5. 1.

15.3 COSTS AND EXPENSES

Subject to clause 4.5 and clause l5.l, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery, stamping and registration of this agreement or other document described in clause l5.l(a).

15.4 COSTS OF PERFORMANCE

Any action to be taken by a party in performing its obligations under this agreement must be taken at its own cost and expense unless otherwise provided in this agreement.

                    16. GUARANTORS' GUARANTEE AND INDEMNITY

16.1 GUARANTEE

Subject to clauses 16.2 and 16.6, each Guarantor unconditionally and irrevocably severally, in the proportions set forth in column D of schedule l, guarantees to the Seller and the State ("the Guarantee") the due and punctual performance of its Respective Buyer's obligations under this agreement:

(a) to pay its proportion of the Deposit (if it is required to be paid pursuant to clause 3); and

(b) to make or procure to be made its proportion of the payments required to be made by the Buyers and the Company at Completion.

16.2 ADDITIONAL FUNDING

Notwithstanding the fact that the Buyers and the Guarantors have arranged funding facilities to enable the Buyers to meet their obligations under this agreement (including payment of the Deposit and making the payments required to be made by the Buyers and the Company on Completion), the Buyers and the Guarantors acknowledge that the Buyers must meet those obligations even if the funding facilities are not available. Furthermore, in the event that the funding facilities are not available, and Hazelwood Investment Company Pty Ltd or CISL (Hazelwood) Pty Ltd are not able to meet, or meet in full, their obligations under this agreement, PacifiCorp Holdings, Inc. and National Power PLC shall provide additional funding (to the extent of 22.22% and 77.78% respectively) to enable the Buyers, collectively, to meet their obligations under this agreement.

16.3 INDEMNITY

Subject to clause 16.6, as a separate and independent principal obligation, each Guarantor severally indemnifies (in the proportions set out in column D of schedule 1) the Seller and the State against al1 liabilities, losses, damages, costs or expenses incurred or suffered by the Seller or the State and al1 actions, proceedings, claims or demands made against the Seller or the State as a result of default of its Respective Buyer in the performance of such Buyer's obligation set forth in clause 16.1 or from any such express or implied obligations being unenforceable.

16.4 EXTENT OF GUARANTEE AND INDEMNITY

(a) This clause 16 applies to this agreement, as amended, supplemented, renewed or replaced.

(b) The obligations of the Guarantors under this clause 16 extend to any change in the obligations of the Buyers as a result of:

    (1) any amendment, supplement, renewal or replacement of this agreement; or

    (2) the occurrence of any other thing.

(c) This clause 16.4 applies:

    (l) regardless of whether the Guarantors are aware of, or have consented to, or have given notice of, any amendment, supplement, renewal or replacement of any agreement to which the Seller, the State or the Buyers are a party or the occurrence of any other thing; and

    (2) irrespective of any rule of law or equity to the contrary.

16.5 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting any obligation of a Guarantor's Respective Buyer under this agreement is:

    (1) void, voidable or unenforceable in whole or in part; or

    (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

    the liability of that Guarantor under this clause 16 and any Power is the same as if:

    (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

    (4) any release, settlement or discharge made in reliance on any thing referred to in clause l6.5(a)(3),

    had not been made and the Guarantor must immediately take all action and sign all documents necessary or required by the Seller or the State to restore to the Seller and the State this clause 16 and any Security Interest held by the Seller or the State immediately before the payment, conveyance, transfer or transaction.

(b) Clause 16.5(a) applies whether or not the Seller or the State knew, or ought to have known of, anything referred to in that clause.

16.6 CONTINUING GUARANTEE AND INDEMNITY

This Guarantee and indemnity shall terminate and shall be of no further effect upon Completion and the making of all payments required to be made by the Buyers and the Company at Completion (including for the avoidance of doubt, the payments to be made under clause 6).

16.7 WARRANTIES OF THE GUARANTORS

Each Guarantor severally represents and warrants that:

(a) it has the corporate power to enter into this guarantee and indemnity and has taken all necessary action to authorise the execution, delivery and performance of this agreement;

(b) this guarantee and indemnity constitutes a legally valid and binding obligation of the Guarantor enforceable in accordance with its terms; and

(c) the execution, delivery and performance of this guarantee and indemnity will not violate any provision of:

    (l) any law or regulation or any order or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory;

    (2) the memorandum or articles of association of the Guarantor or equivalent constituent documents; and

    (3) any security agreement, deed, contract, undertaking or other instrument to which the Guarantor is a party or which is binding on it and does not and will not result in the creation or imposition of any security over any of its assets pursuant to the provision of any such security agreement, deed, contract, undertaking or other instrument.

                           16A CBA GROUP UNDERTAKINGS

16A.1 HAZELWOOD INVESTMENT COMPANY PTY LTD UNDERTAKING

Hazelwood Investment Company Pty Ltd shall on the date of this agreement deliver to the State and the Seller an undertaking given by Commonwealth Bank of Australia (ACN 123 123 124) in the form set out in Schedule 5.

16A.2 CISL (HAZELWOOD) PTY LTD UNDERTAKING

CISL (Hazelwood) Pty Ltd shall on the date of this agreement deliver to the State and the Seller an undertaking given by Commonwealth Investment Services Ltd (ACN 003 049 830) in the form set out in Schedule 5.

                      17. STATE'S GUARANTEE AND INDEMNITY

17.1 GUARANTEE

The Treasurer on behalf of the State at the request of the Seller, pursuant to section 85B of the State Electricity Commission Act 1958, unconditionally and irrevocably guarantees to the Buyers the due and punctual performance of the Seller's obligations under this agreement (including any indemnities given in favour of the Buyers).

17.2 INDEMNITY

As a separate and independent principal obligation, the State indemnifies the Buyers against all liabilities, losses, damages, costs or expenses incurred or suffered by the Buyers and al1 actions, proceedings, claims or demands made against the Buyers as a result of default by the Seller in the performance of any such obligation or from any such express or implied obligations being unenforceable.

17.3 EXTENT OF GUARANTEE AND INDEMNITY

(a)  This clause 17 applies:

     (1) to the present and future obligations of the Seller under this agreement; and

     (2) to this agreement, as amended, supplemented, renewed or replaced.

(b) The obligations of the State under this clause 17 extend to any change in the obligations of the Seller as a result of:

    (1) any amendment, supplement, renewal or replacement of this agreement; or

    (2) the occurrence of any other thing.

(c) This clause 17 is not affected, nor are the obligations of the State under this agreement released or discharged or otherwise affected, by anything which, but for this provision, might have that effect.

(d) This clause 17.3 applies:

    (1) regardless of whether the State is aware of, or has consented to, or is given notice of, any amendment, supplement, renewal or replacement of any agreement to which the Buyers and the Seller are a party or the occurrence of any other thing; and

    (2) irrespective of any rule of law or equity to the contrary.

(e) The indemnity in clause 17.2 does not apply to the giving of the Financial Assistance nor the resolutions to be passed by the Seller and the directors of the Company as contemplated by this agreement.

17.4 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting any obligation of the Seller under this agreement is:

    (1) void, voidable or unenforceable in whole or in part; or

    (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

    the liability of the State under this clause 17 and any Power is the same as if:

    (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

    (4) any release, settlement or discharge made in reliance on any thing referred to in clause 17.4(a)(3),

    had not been made and the State must immediately take all action and sign all documents necessary or required by the Buyers to restore to the Buyers this clause 17 and any Security Interest held by the Buyers immediately before the payment, conveyance, transfer or transaction.

(b) Clause 17.4(a) applies whether or not the Seller knew, or ought to have known of, anything referred to in that clause.

17.5 CONTINUING GUARANTEE AND INDEMNITY

This is a continuing obligation of the State, despite:

(a) any settlement of account; or

(b) the occurrence of any other thing,

and remains in full force and effect until:

(c) the obligations of the Seller under this agreement have been performed; and

(d) this clause 17 has been finally discharged by the Seller.

17.6 WARRANTIES OF THE STATE

The State represents and warrants that this guarantee and indemnity constitutes a legally valid and binding obligation of the guarantor enforceable in accordance with its terms.

                                  18. NOTICES

18.1 GENERAL

Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this agreement:

(a) must be in legible writing and in English addressed as shown:

    (1) if to the Seller:            The Administrator,

        Address:                     State Electricity Commission of Victoria,
                                     Level 5, 452 Flinders Street
                                     Melbourne 3000
        Attention:                   Mr G Brooke

        Facsimile:                   (03) 9679 4747;

    (2) if to the State:             The Treasurer
                                     Address:  Office of the Treasurer
                                     Level 4, 1 Treasury Place
                                     East Melbourne 3002

        Attention:                   Director of Energy Projects Division

        Facsimile:                   (03) 965 l 3610;

    (3) if to the Buyers:            C/- Phillips Fox

        Address:                     120 Collins Street
                                     Melbourne, 3000

        Attention:                   Judith Earls/Stephen Sawer

        Facsimile:                   (03) 9274 5111; and

    (4) if to the Guarantors:        C/- Phillips Fox

        Address:                     120 Collins Street
                                     Melbourne, 3000

        Attention:                   Judith Earls/Stephen Sawer

        Facsimile:                   (03) 9274 5111

        or as specified to the sender by any party by notice;

(b) where the sender is a company, must be signed by an Officer or under the common seal of the sender;

(c) is regarded as being given by the sender and received by the addressee:

    (1) if by delivery in person, when delivered to the addressee; or

    (2) if by facsimile transmission, when transmitted legibly to the addressee,

    but if the delivery or receipt is on a day which is not a Business Day or is after 4:00 pm (addressee's time) it is regarded as received at 9:00 am on the following Business Day; and

(d) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

18.2 LEGIBILITY OF FACSIMILE TRANSMISSION

A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 18.1(c)(2) and informs the sender that it is not legible.

                            19. ON GOING OBLIGATIONS

19.1 CONTINUED ACCESS

The Buyers acknowledge that the State has continuing reporting obligations under:

(a) the uniform budget presentation standards and Australian loan council standards, as agreed from time to time by the Premiers of various States within Australia; and

(b) the Financial Management Act 1994.

Accordingly, the Buyers must ensure that from Completion up until 30 June 1997:

(c) the State is granted full and free access at all reasonable times to those employees of the Company whose knowledge or information is needed by the State (together with all books, records and other data pertaining to the Company and which are referrable to the period on and before the Completion
    Date) to enable it to comply with these obligations;

(d) if, to comply with such reporting obligations, the Auditor-General or the Treasurer requires the Company to prepare any accounts or other financial information, the Company must, subject to any changes in the Australian Accounting Standards Board accounting standards:

    (1) prepare such accounts or other financial information on a basis consistent with the accounting policies and practices applied by the Company in the 1995 Accounts; or

    (2) prepare such accounts or other financial information on the basis of its then current accounting policies and practices, but with a reconciliation setting out the difference between its current accounting policies and practices and those which applied in the 1995 Accounts; and

(e) the Company at all times keeps the State promptly informed on all rulings received on key matters relating to federal tax.

19.2 [POWER STATION OPERATIONS

(a) As a transitional arrangement to the National Electricity Market, the Buyers undertake to regulate the operation of the Company's power station (the "STATION") so that the Station's generating capacity will be limited to 1250 MW ("MAXIMUM CAPACITY") which may be generated from any of the Station's 8 units. The restriction will apply on the basis and only at the times set out in clauses 19.2(b) and 19.2(c).

(b) The limitation specified in clause (a) will commence on the Completion Date and continue unti1 the earlier of:

    (1) commencement of the National Electricity Market (for the purpose of clauses 19.2(b) and (c) the commencement of the National Electricity Market will occur when electricity produced in Victoria or New South Wales is traded through common arrangements serving the two States without operation of the Interconnection Operating Agreement); and

   (2)  30 June 1997.

(c) The limitation specified in clause (a) shall not apply if at any time during the period specified in clause (b) average Victorian pool prices are above $38.05 per MWh (this test will be applied monthly on a continuous basis). (For the purpose of this clause l9.2(c), the average pool price will be a moving annual average (time weighted) calculated within 7 days of each month end. If that average pool price is less than $38.05 the Station's capacity specified in clause (a) will apply for the next month).]

19.3 IKEA LEASE

The Buyers and the State must use their best endeavours to effect the novation of the IKEA Lease from Generation Victoria to the Buyers. In doing so, the Buyers must use their best endeavours to provide any credit support personally required by IKEA, as soon as reasonably practicable following Completion. If the IKEA Lease cannot be novated to the Buyers the State must procure that Generation Victoria declares that it holds its rights under the IKEA Lease upon trust for the Buyers, subject to the Buyers indemnifying Generation Victoria in respect of all liabilities under the IKEA Lease.

19.4 HEADS OF AGREEMENT

The Buyers acknowledge that the Company and Power Net Victoria have entered into the Heads of Agreement and the Buyers and Seller must use their best endeavours (and must procure that the Company uses its best endeavours) to document and finalise the real property interests set out in the Heads of Agreement as soon as reasonably practicable following Completion.

19.5 NOVATION OF ETSA AGREEMENTS

In the period up to Completion and in the three (3) month period following Completion, the State will procure that the Generators controlled by the State consent to the novation of the ETSA


                      [CONFIDENTIAL TREATMENT REQUESTED]

Agreements from the Company to the Buyers within ten (10) Business Days receipt of a request for such consent from the Buyers.

19.6 [ETSA HEDGE CONTRACT

The Buyers acknowledge that the Company and the Seller have entered into the ETSA Hedge Contract and agree that:

(a) the Buyers will procure that the Company complies with clause 15 of the ETSA Hedge Contract; and

(b) the Buyers will not, and will procure that parties associated with the Buyers will not, enter into an agreement arrangement or understanding of the sort prohibited by clause 15.2 of the ETSA Hedge Contract.]

                                  20. GENERAL

20.1 GOVERNING LAW AND JURISDICTION

(a) This agreement is governed by the laws of Victoria. Each party irrevocably submits to the exclusive jurisdiction of the courts of Victoria.

(b) Each party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

20.2 WAIVERS

(a) Waiver of any right arising from a breach of this agreement or of any Power arising upon default under this agreement must be in writing and executed by the party granting the waiver.

(b) A failure or delay in exercise, of:

    (l) a right arising from a breach of this agreement; or

    (2) a Power created or arising upon default under this agreement,

    does not result in a waiver of that right or Power.

(c) A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this agreement or on a default under this agreement as constituting a waiver of that right or Power.

(d) A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

(e) This clause 20.2 may not itself be waived except in writing executed by the party granting the waiver.

20.3 VARIATION

A variation of any term of this agreement must be in writing and executed by the parties.

20.4 FURTHER ASSURANCES

Each party must do all things, and execute all further documents, necessary to give full effect to this agreement.

20.5 THIRD PARTY RIGHTS

No person (including, but not limited to, an Employee) other than a party to this agreement and those persons expressly referred to in paragraphs (r) and (s) of clause l.2 and an assignee


                      [CONFIDENTIAL TREATMENT REQUESTED]
pursuant to the proviso to clause 20.7 has or is intended to have any right, power or remedy or derives or is intended to derive any benefit under this agreement.

20.6    THIS AGREEMENT SUPERSEDES OTHERS

This agreement and the Asset Sale Agreement embody the entire agreement between the parties with respect to the subject matter of this agreement and supersede any prior negotiation, arrangement, understanding or agreement with respect to the subject matter or any term of this agreement.

20.7    ASSIGNMENT

A party may not assign its rights under this agreement without the consent of the other parties provided that, this prohibition shall not apply to a person wishing to provide security by way of an assignment of its interest in this agreement.


EXECUTED by the parties as an agreement.


SIGNED by the Honourable Alan Robert
Stockdale for and on behalf of the
STATE OF VICTORIA in the presence of:

[signature appears here]                       /S/ ALAN ROBERT STOCKDALE
-------------------------------                ---------------------------
Witness                                        Alan Robert Stockdale


[Name appears here]
-------------------------------
Name (please print)



THE COMMON SEAL of
STATE ELECTRICITY COMMISSION
OF VICTORIA was affixed to this                    [Seal appears here]
document in accordance with the
State Electricity Commission Act in
the presence of:


/S/ GRAHAM BROOKE                              /S/ N. J. MCMANEN
-------------------------------                ---------------------------
Administrator                                  Witness



                                               N. J. McManen
                                               ---------------------------
                                               Name (please print)

SIGNED for NATIONAL POWER
AUSTRALIA INVESTMENTS LIMITED
by its duly authorised signatory:


   [SIGNATURE APPEARS HERE]                   /s/ Max Hebert
--------------------------------              -----------------------------
Witness                                       Authorised Signatory


   [NAME APPEARS HERE]                       Max Hebert
--------------------------------              -----------------------------
Name (please print)                           Name (please print)



SIGNED for HAZELWOOD PACIFIC
PTY LTD by its attorney
in the presence of:

/s/ S.J.E. Uthmeyer                           /s/ Daniel L. Spalding
--------------------------------             ------------------------------
Witness                                       Attorney

    Simon J.E. Uthmeyer                           Daniel L. Spalding
--------------------------------             ------------------------------
Name (please print)                           Name (please print)



SIGNED for AUSTRALIAN POWER
PARTNERS C.V. by its attorney
in the presence of:

/s/ Reggie G. Rice                            /s/ Louis Dorey
--------------------------------             ------------------------------
Witness                                      Attorney

    Reggie G. Rice                                Louis Dorey
--------------------------------             ------------------------------
Name (please print)                          Name (please print)

SIGNED for HAZELWOOD
INVESTMENT COMPANY
PTY LTD by its attorney
in the presence of:


/s/  J.C. Sheridan                            /s/  Carolyn Lawson-Kerr
--------------------------------              -----------------------------
Witness                                       Attorney


     J.C. Sheridan                                 Carolyn Lawson-Kerr
--------------------------------              -----------------------------
Name (please print)                           Name (please print)



SIGNED for CISL (HAZELWOOD)
PTY LTD by its attorney
in the presence of:

/s/  J.C. Sheridan                            /s/  Susan Kalius
--------------------------------              -----------------------------
Witness                                       Attorney

     J.C. Sheridan                                 Susan Kalius
--------------------------------              -----------------------------
Name (please print)                           Name (please print)



SIGNED for NATIONAL POWER
PLC by its attorney
in the presence of:

/s/  Simon J.E. Uthmeyer                     /s/   Max Hebert
--------------------------------             ------------------------------
Witness                                      Attorney

     Simon J.E. Uthmeyer                           Max Hebert
--------------------------------             ------------------------------
Name (please print)                          Name (please print)

SIGNED for PACIFICORP
HOLDINGS, INC. by its
attorney in the presence of:

/s/ Simon J.E. Uthmeyer                         /s/ Daniel L. Spalding
-------------------------------                 -----------------------------
Witness                                         Attorney

Simon J.E. Uthmeyer                             Daniel L. Spalding
-------------------------------                 -----------------------------
Name (please print)                             Name (please print)




SIGNED for DESTEC
ENERGY, INC. by its attorney
in the presence of:

/s/ Reggie G. Rice                              /s/ Louis Dorey
-------------------------------                 -----------------------------
Witness                                         Attorney

Reggie G. Rice                                  Louis Dorey
-------------------------------                 -----------------------------
Name (please print)                             Name (please print)



                                                            SCHEDULE 1
                                                 DETAILS OF BUYERS AND GUARANTORS
------------------------------------------------------------------------------------------------------------------------------------
        COLUMN A                                    COLUMN B                  COLUMN C                            COLUMN D

        BUYER                                      OWNERSHIP                  GUARANTOR                       MAXIMUM AMOUNT OF
                                                INTEREST/SHARE                                             GUARANTOR'S GUARANTEE OF
                                                  OF BUYERS'                                                ITS RESPECTIVE BUYER'S
                                                  OBLIGATIONS                                                 OBLIGATIONS AUST $
-----------------------------------------------------------------------------------------------------------------------------------
1       National Power Australia Investments        51.94%          National Power PLC (Company No.:236693)      $1,397,983,334
        Limited (Company No.:2782480)                               Windmill Hill Business Park, Whitehill Way,
        Windmill Hill Business Park                                 Swindon, Wiltshire SN5 6PB, England
        Whitehill Way, Swindon, Wiltshire SN5
        6PB England
------------------------------------------------------------------------------------------------------------------------------------
2       Hazelwood Pacific Pty Ltd                   19.90%          PacifiCorp Holdings, Inc. 700 N.E.             $470,416,666
        (ACN 074 351 376)                                           Multnomah Street, Suite 1600
        Level 3, 77 Southbank Boulevard                             Portland, Oregon 97232-4116, USA
        Southbank Victoria 3006
------------------------------------------------------------------------------------------------------------------------------------
3       Australian Power Partners C.V., 1077        20.00%          Destec Energy, Inc.                            $450,000,000
        WV Amsterdam,                                               2500 Citywest Boulevard,
        Prinses Irenestraat 61,                                     Suite 150, PO Box 4411
        The Netherlands                                             Houston, Texas, 7721-4411, USA
------------------------------------------------------------------------------------------------------------------------------------
4       Hazelwood Investment Company Pty Ltd         2.04%                                                       See Schedule 5
        (ACN 075 041 360)
        Level 19, 385 Bourke Street
        Melbourne Victoria 3000
------------------------------------------------------------------------------------------------------------------------------------
5       CISL (Hazelwood) Pty Ltd                     6.12%                                                       See Schedule 5
        (ACN 074 747 185)
        Level 19, 385 Bourke Street
        Melbourne Victoria 3000
------------------------------------------------------------------------------------------------------------------------------------


                                  SCHEDULE 2
                              SELLER'S WARRANTIES

                                  WARRANTY 1
                              SHARES AND CAPITAL

In this schedule and clause 11.3, a reference to the knowledge and belief or opinion of the State or the Seller shall be limited to and constituted by the knowledge and belief or opinion obtained or formed by the State or the Seller (as the case may be) after due enquiry of Peter Troughton and Brian Leighs.

1.1 TITLE

The Seller will at Completion be the beneficial owner of the Shares (which are free of all Security Interests and other third party interests or rights) with the legal ownership of the Shares held as follows:

the Seller:            996 ordinary shares;
Mr. Graeme Greaves:    one ordinary share;
Mr. John Drewett:      one ordinary share;
Mr. Peter Coughlin:    one ordinary share; and
Mr. Noel McMahen:      one ordinary share.

1.2 CONSENTS

On Completion the Seller and Nominees will be able to sell and transfer the Shares without the consent of any other person and free of any pre-emptive rights or rights of first refusal.

1.3 ISSUED CAPITAL

On Completion the Shares will be all the issued Equity Securities in the capital of the Company.

1.4 AUTHORISED CAPITAL

The authorised capital of the Company at the date of this agreement is $500,000,000 divided into 500,000,000 ordinary shares of $1.00 each.

1.5 FULLY PAID

On Completion the Shares will be fully paid and no money will be owing in respect of them.

1.6 ISSUE OF OTHER SECURITIES

The Company is not under any obligation to issue or allot, and has not granted any person the right to call for the issue or allotment of, any shares or other securities of the Company at any time.

1.7 NO LEGAL IMPEDIMENT

Except for those matters relating to the giving of the Financial Assistance by the Company, the execution, delivery and performance by the Seller and the State of this agreement complies with:

(a) each law, regulation, Authorisation, ruling, judgment, order or decree of any Governmental Agency; and

(b) any Security Interest or document which is binding on the Seller.

1.8 AUTHORISATIONS

The Treasurer has the power to execute this agreement on behalf of the State, and, except for those matters relating to the giving of the Financial Assistance by the Company, the Seller has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms.

                             WARRANTY 2
                         CORPORATE EXISTENCE

2.1 CORPORATE EXISTENCE

The Company:

(a) is a public limited company;

(b) has the power to own its assets and carry on its business as it is now being conducted;

(c) is not registered and is not required to be registered in any place outside its place of incorporation;

(d) does not carry on business in any place other than Australia; and

(e) is incorporated in the State of Victoria.

2.2 COMPLIANCE WITH CONSTITUENT DOCUMENTS

The business affairs of the Company have been conducted in accordance with its memorandum and articles of association.

                                  WARRANTY 3
                               THE 1995 ACCOUNTS

3.1 BASIS OF PREPARATION

The 1995 Accounts have been prepared in accordance with the Corporations Law and on the basis set out in section 96 of the Electricity Act and have been prepared in a manner consistent with all applicable accounting standards.

3.2 FAIR PRESENTATION

Subject to the qualifications set out in any auditors report which forms part of the 1995 Accounts, the 1995 Accounts show a true and fair view of:

(a) the financial position and the assets and liabilities of the Company as at the relevant balance date; and

(b) the income, expenses and results of the operations of the Company for the financial period ended on the relevant balance date.

                                  WARRANTY 4
                     PERIOD SINCE THE DRAFT BALANCE SHEET

4.1 CARRYING ON BUSINESS

Since 30 June 1996 and up to and including the date of this agreement:

(a) the Company has carried on the Business in the ordinary and normal course;

(b) the Company has not entered into any contractual commitment requiring the Company to pay:

    (1) more than $1,000,000 (or commitments with a particular person where the aggregate value of those commitments is more than $1,000,000); or

    (2) more than $200,000 per annum in any period more than 5 years from the Completion Date,

(each a "MATERIAL CONTRACT") except as otherwise specifically disclosed in the Disclosures;

(c) the Company has not issued any Equity Securities in the Company;

(d) except for the sale of the Assets to the Buyers the Company has not disposed of, or agreed to dispose of or grant an option to purchase, any material asset of the Company or the Business, or any interest in such an asset other than in the ordinary course of business;

(e) no dividend or other distribution of profits or capital has been made to shareholders in the Company except for a dividend to be paid to the Seller as contemplated under this agreement;

(f) the Company has not engaged any new employee with an annual remuneration package in excess of $200,000 or, except in the ordinary course of the Business or pursuant to an enterprise bargaining agreement (or interim agreement), changed the terms of employment (including remuneration) of any of the Employees; and

(g) the Company has not altered its memorandum or articles of association.

                                  WARRANTY 5
                                    ASSETS

5.1 TITLE TO ASSETS

All the assets used in the Business and appearing in the Company's fixed asset register which still exist at the date of this agreement are or will, at Completion, be:

(a) except for land of the Company currently leased or licensed to or the subject of easements in favour of third parties, in the possession of the Company or able to be accessed by the Company;

(b) except for telecommunications cabling and assets and other assets used by telecommunications companies, water authorities, Integrated Systems Solutions Corporation Australia Ltd (ACN 001 538 736), distribution companies, Power Net Victoria, Victorian Power Exchange, other generators, retailers, customers and site contractors and for land of the Company currently leased to third parties, used solely by the Company;

(c) the absolute property of the Company free of al1 Security Interests; and

(d) except for land of the Company currently leased to third parties, not the subject of any lease or hire purchase agreement or agreements for purchase on deferred terms.

5.2 BOOK DEBTS

The Company will not assign or transfer in law or in equity any of its book debts prior to Completion.

                                  WARRANTY 6
                                  DISCLOSURE

6.1 DISCLOSURE

No trade secret or confidential information of the Company has been disclosed or made available to any person except in the ordinary course of business or in the course of the sale of the Shares.

                                  WARRANTY 7
                                 SECURED DEBT

  The Company has not granted or created, or agreed to grant any mortgages or floating charges.

                                  WARRANTY 8
                                  CONTRACTS

8.1 FOREIGN CURRENCY TRANSACTIONS

The Company is not party to any foreign currency transaction other than in the ordinary course of business.

8.2 CHANGE OF CONTROL

The Company is not party to any Material Contract (other than certain property leases) under which any third party is entitled, as a result of a change in ownership of the Shares:

(a) to terminate the contract; or

(b) to impose or require the adoption of terms which are less favourable to the Company than the current terms.

8.3 NO NOTICES

The Company has not received any written notice which might affect any rights of the Buyers or the exercise of any rights by the Buyers in respect of any Material Contract.

                                  WARRANTY 9
                            DELEGATIONS AND OFFERS

9.1 POWERS OF ATTORNEY

No power of attorney given by the Company is in force except as disclosed in the Disclosures.

9.2 OFFERS OUTSTANDING

Any offer, tender or quotation made by the Company in respect of the Business which is outstanding and capable of acceptance by a third party, was made in the ordinary course of the Business.

                                  WARRANTY 10
                                   CREDITORS

10.1 OUTSTANDING NOTES

No cheque, promissory note or bill of exchange drawn, accepted or endorsed by the Company is still outstanding, other than:

(a) bills drawn in the course of refinancing by the Company of debt owed to the State or its instrumentalities; and

(b) cheques drawn to pay for obligations incurred by the Company in the ordinary course of the Business.

                                  WARRANTY 11
                              CORPORATE STRUCTURE

11.1 SHAREHOLDINGS

The Company is not the holder or the beneficial owner of any shares or other capital or securities convertible into shares or other capital in any other company other than 100 shares of $1.00 each in PowerWorks Pty Ltd.

11.2 PERMANENT ESTABLISHMENT

The Company does not have any permanent establishment (as that expression is defined in any relevant taxation agreement to which Australia is a party) outside Australia.

11.3 MEMBERSHIPS

The Company is not a member of any joint venture, partnership or unincorporated association (including a recognised trade association) other than:

(a) Co-operative Research Centre for New Technologies for Power Generation from Low Rank Coal; and

(b)  Electricity Supply Association of Australia.

                                  WARRANTY 12
                                   EMPLOYEES

12.1 ALLOWANCES

Other than contributions to the Company's Fund and payments required under personal employment contracts, the Company is not currently liable to pay any annuity, superannuation benefit, pension or other like payment in respect of the death, disability, retirement, resignation or dismissal of any Employee or any former employee of the Company.

12.2 TERMINATION OF EMPLOYMENT

The employment of each Employee can be lawfully terminated by such notice as is required by law without payment of any damages or compensation, including any severance or redundancy payments, in excess of the amount (if any) required by law.

12.3 EMPLOYEE PLANS

Except as set out in the Disclosures, the Company has no generally available compensation plans, benefit plans or agreements for the benefit of any Employee.

                                  WARRANTY 13
                             SUPERANNUATION SCHEMES

13.1 LIST COMPLETE

The Company's Fund is the only superannuation scheme or other pension arrangement:

(a)  in operation by or in relation to the Employees; and

(b) to which the Company contributes which provides its directors or Employees or their dependents with pensions, annuities or lump sum payments.

13.2 FUNDING

With respect to the Company's Fund:

(a) there were at 30 June 1996 no outstanding and unpaid contributions other than as provided in the Balance Sheet on the part of the Company or any Employee; and

(b) based on the actuarial reviews (copies of which form part of the Disclosures) the Seller is not aware of any fact or circumstance which, if included or taken into account in the preparation of those actuarial reviews by William M Mercer Pty Ltd of the Company's Fund, would have led to a different conclusion.

13.3 APPROVALS

Where the Company's Fund requires approval from any authority to obtain the benefit of any reduced or concessional tax rate, the approval has been obtained and is still current and the Seller has no reason to believe that it may be revoked.

                                  WARRANTY 14
                                    UNIONS

14.1 AGREEMENTS

The Company is not a party to any agreement, arrangement or understanding with a union or industrial organisation in respect of the Employees other than in respect of:

(a) awards made by, agreements certified by, or agreements the implementation of which has been approved by the Australian Industrial Relations Commission under the Industrial Relations Act 1958 (Cth); and

(b)  human resources policies.

14.2 AWARDS

No industrial awards apply to the Company other than:

(a) the State Electricity Commission of Victoria Electrical, Electronic and Engineering Employees Award, 1989;

(b) the State Electricity Commission of Victoria Engine Drivers and Firemens Award 1989;

(c) the State Electricity Commission of Victoria Metal Industry Employees Award 1989;

(d) the Transport Workers (State Electricity Commission of Victoria) Award 1990; and

(e) the State Electricity Commission of Victoria, Maintenance and Services Award 1989.

                                  WARRANTY 15
                              COMPLIANCE WITH LAW

15.1 COMPLIANCE WITH LAW

Save for the matters referred to in the "no-action" letter from the Office of the Regulator-General to the Company dated l August 1996 the ownership and use of the Company's assets by the Company comply with al1 applicable laws specific to the electricity industry.

15.2 CONDUCT AND PRACTICES

The Company only engages in, and has at all times only engaged in, conduct or practices which comply with al1 applicable laws concerning consumer transactions which affect the Company's operations (including any consumer protection, fair trading, restrictive trade practices or antitrust legislation).

15.3 LICENCES OBTAINED

(a) The Company has all necessary Authorisations required to conduct the Business and has paid all fees due in relation to them and complied with all conditions under them.

(b) There is no factor which might prejudice the continuance or renewal of any such Authorisation.

                                  WARRANTY 16
                                  LITIGATION

16.1 COMPANY NOT A PARTY TO ANY LITIGATION

The Company is not:

(a) a party to any investigation, prosecution, litigation, arbitration proceedings or any other form of mediation or dispute resolution; or

(b)  subject to any audit or investigation by any Governmental Agency;

other than:

(c) the matters referred to in the "no-action" letter referred to in warranty 15.1; and

(d) workers compensation and personal injury claims previously disclosed in the Disclosures.

16.2 NO LITIGATION PENDING OR THREATENED

No audit, investigation, prosecution, litigation, proceeding or any other form of mediation or dispute resolution referred to in Warranty 16.1 is pending or threatened, except as otherwise disclosed in the Disclosures.

                                  WARRANTY 17
                                   SOLVENCY

17.1 NO LIQUIDATION OR WINDING-UP

The Company has not gone into liquidation or passed a winding-up resolution nor received a notice under sections 572 or 573 of the Corporations Law.

17.2 NO PETITION

No petition or other process for winding-up has been presented or threatened against the Company and there are no circumstances justifying a petition or other process.

17.3 NO WRIT OF EXECUTION

No writ of execution has issued against the Company or the property of the Company and there are no circumstances justifying a writ.

17.4 NO RECEIVER

No receiver, receiver and manager or administrator of any part of the undertaking or assets of the Company has been appointed or is threatened or expected to be appointed and there are no circumstances justifying an appointment.

                                  WARRANTY 18
                       RECORDS AND CONSTITUENT DOCUMENTS

18.1 RECORDS

All accounts, books, ledgers and financial and other records of the Company are either:

(a) in the possession or under the control of the Company and located at the Company's premises at Morwell and Melbourne;

(b) under the direction of the Company at Integrated Systems Solutions Corporation Australia Ltd (ACN 001 538 736);

(c) under the direction and/or control of Australian Science Archives Project in Carlton and Morwell and at other locations authorised by Australian Science Archives Project; or

(d) held on behalf of the Company by various contractors for the purposes of providing services to the Company.

18.2 MEMORANDUM AND ARTICLES

The Seller has supplied accurate and up-to-date copies of the memorandum and articles of association of the Company to the Buyers.

18.3 REGISTER OF MEMBERS

The Company has not received notice of any application or intended application for the rectification of its register of members or any other register which it is required by law to maintain.

                                  WARRANTY 19
                               TAXES AND DUTIES

19.1 PROVISIONING

Adequate provision is made in the Balance Sheet for any federal tax or Duty on the Company which is payable or may become payable by the Company in respect of the period before 30 June 1996 but which was unpaid at that date.

19.2 DOCUMENTS STAMPED

Any Duty payable in relation to any transaction or agreement to which the Company is or has been a party or by which the Company derives or has derived a substantial benefit has been paid.

19.3 RETURNS SUBMITTED

The Company has submitted any necessary information, notices, computations, returns, declarations and elections to the relevant Governmental Agency in respect of any federal tax or any Duty relating to the Company.

                                  WARRANTY 20
                                  INSURANCES

20.1 PREMIUMS PAID

The Company's insurance policies as set forth in the Disclosures have been validly entered into and all premiums due and payable under the Company's insurance policies have been paid.

20.2 MAINTENANCE OF POLICIES

The Company's insurance policies will be maintained in full1 force and effect until the Completion Date.

                                  SCHEDULE 3
                                  DISCLOSURES

1.  All Data Room Documentation.

2. All information which is available on public record up to and including 26 July 1996.

3. All information set out in the Information Memorandum dated 7 June 1996 (Volume 1 and 2) and 13 June 1996 (Volume 3).

4. All audit files made available for review by the Auditor-General regarding the 1995 Accounts, as follows:

   File 1 of 5 - Executive Summary File:

   .      Signed copy of the financial statements and Auditor-General's opinion;

   .      Official Report and client response;

   .      Management Letter and client response;

   .      General correspondence;

   .      Discussions with Management;

   .      Analytical Review; and

   .      Matters raised by Auditors.

   File 2 of 5 - Financial Statements File:
   .      Trial Balance;

   .      Post Closing Journals;

   .      General Ledger and Journals;

   .      Statement of Cash Flows;

   .      Review of Notes to Financial Statements;

   .      Subsequent Events Review;

   .      Review of Minutes; and

   .      Issues.

   File 3 of 5 - Current File:

   .      Cash;

   .      Debtors;

   .      Inventories;

   .      Investments; and

   .      Intangibles.

   File 4 of 5 - Current File:

   .      Fixed Assets; and

   .      Other Assets.

   File 5 of 5 - Current File:

   .      Creditors;

   .      Payroll;

   .      Provisions;.

   .      Borrowings;

   .      Other Liabilities;

   .      Share Capital; and

   .      Contingencies and Commitments.

5. All slides and visual aides used as part of the executive presentations made by the Company to the Buyers on the following dates (or other times as arranged):

________________________________________________________________________________________________________
 DATE                             PRESENTER             TOPIC                    VENUE
________________________________________________________________________________________________________
 17 June 96          2:00 pm       Bernie Smith         Corporate Summary        29/120 Collins

                     3:30 pm       Ian Derham           Mine                     29/120 Collins

                     5:00 pm       Graeme Dineen        Power Station            29/120 Collins


 18 June 96         12:00 pm       Geo Eng              Hazelwood mine           29/120 Collins


 20 June 96          2:00 pm       Garry Watkinson      Human Resources          29/120 Collins

                     3:30 pm       Brian Clark          Finance                  29/120 Collins

                     5:00 pm       Alistair Tompkin     Support Services         29/120 Collins


 24 June 96         10:30 am       Stephen Orr          Sales and Marketing      29/120 Collins


 26 June 96          9:00 am       Rodney Ward/         NSW and progress         29/120 Collins
                                   John Mather          towards the National
                                                        Market


 27 June 96          9:30 am       Neville Henderson    National Electricity     27/101 Collins
                                                        Market

                    11:00 am       Jim Gallagher        National Electricity     27/101 Collins
                                                        Market
                                                        Implementation


28 June 96           9:00 am       Hugh Bannister       Pool Prices               5/161 Collins (Rm 588)

                    11:00 pm       David Stephens  -    Pool Price Outlook        5/161 Collins (Rm 588)
                                   McKinsey & Co.
________________________________________________________________________________________________________

                                   SCHEDULE 4
                                   IKEA LEASE

The cross-border sale and lease-back arrangement relating to Bucket Wheel Excavator Type S1500/25 and comprising the following agreements and guarantees:

1. Purchase agreement dated 31 August 1989 between the Seller and IKEA, with the rights and obligations of the Seller having been assumed by Generation Victoria ("GenVic") under letter agreement dated 29 December 1993.

2. Lease agreement dated 31 August 1989 between IKEA and the Seller with the rights and obligations of SECV having been assumed by Genvic under letter agreement dated 29 December 1993.

3. Accounts receivable purchase agreement dated 31 August 1989 between Inter IKEA Finance S.A. and IKEA.

4. Accounts receivable purchase agreement dated 31 August 1989 between the Seller and Inter IKEA Finance S.A., with the rights and obligations of the Seller having been assumed by GenVic under letter agreement dated 29 December 1993.

5. Assumption agreement dated 3l August 1989 between the Seller and Cross Leasing S.A. with the rights and obligations of the Seller having been assumed by GenVic under letter agreement dated 29 December 1993.

6.  Remarketing agreement dated 31 August 1989 between IKEA and Cross Leasing
    S.A.

7. Remarketing agreement dated 31 August 1989 between Cross Leasing S.A. and the Seller, with the rights and obligations of the Seller having been assumed by GenVic under letter agreement dated 29 December 1993.

8. Guarantee dated 30 August 1989 from IKEA Verwaltungs - GmbH to the Seller with the benefit of the Guarantee having been assigned to GenVic under a deed of assignment dated 24 January 1994.

9. Guarantee dated 22 August 1989 from Ingka Holding B.V. and the Seller with the benefit of the guarantee having been assigned to GenVic under a deed of assignment dated 24 January 1994.

                                  Schedule 5

                            CBA Group Undertakings

                  [COMMONWEALTH BANK LETTERHEAD APPEARS HERE]





2 August 1996



State Electricity Commission of Victoria and
The Honourable Alan Robert Stockdale in his capacity as Treasurer of the State of Victoria for and on behalf of the Crown in right of the State



In pursuance of a broad investment approval by the board of Commonwealth Bank of Australia ACN 123 123 124 ("CBA") at its July 1995 meeting, CBA undertakes that, if the Share Sale Agreement relating to Hazelwood Power Corporation Ltd is entered into by Hazelwood Investment Company Pty Ltd ACN 075 041 360 ("HICPL") CBA will ensure that HICPL has sufficient moneys to fulfil its obligations under the Share Sale Agreement:

(a)     to pay when due the proportion of the Deposit payable by HICPL; and

(b)     to pay when due its contribution towards the Purchase Price provided that the total of those amounts does not exceed $25 million.

Yours sincerely



I.K. Payne
Executive Director

[COMMONWEALTH FINANCIAL SERVICES LETTERHEAD APPEARS HERE]



TO:     STATE ELECTRICITY COMMISSION OF VICTORIA

        AND

        THE HONORABLE ALAN ROBERT STOCKDALE IN HIS CAPACITY AS TREASURER OF THE STATE OF VICTORIA FOR AND ON BEHALF OF THE CROWN IN RIGHT OF THE STATE


Commonwealth Investment Services Limited ACN 003 049 830 ("CISL") confirms that as of the date hereof it has funds under its management in excess of $13 billion on behalf of various clients.

CISL undertakes that, if the Share Sale Agreement relating to Hazelwood Power Corporation Ltd is entered into by CISL (Hazelwood) pty Ltd ACN 074 747 185 ("CHPL"), CISL will ensure that CHPL is provided with sufficient moneys from the funds under CISL's management to fulfil its obligations under the Share Sale
Agreement:

(a)     to pay when due the proportion of the Deposit payable by HIC; and

(b)     to pay when due its contribution towards the Purchase Price provided that such moneys shall be limited in aggregate, to $75 million.

Yours sincerely



JOHN RAWLINS
GENERAL MANAGER

                                  ANNEXURE A
                                 1995 Accounts

        TABLE OF CONTENTS


Page

26      Directors' Report
28      Profit and Loss Account
29      Balance Sheet
30      Statement of Cash Flow
        Notes To and Forming Part of the Financial Statements
31      Note 1    Summary of Significant Accounting Policies
34      Note 2    Revenue
34      Note 3    Operating Profit
34      Note 4    Abnormal Item
35      Note 5    Income Tax
36      Note 6    Current Assets - Cash
36      Note 7    Current Assets - Receivables
36      Note 8    Current Assets - Inventories
37      Note 9    Non-current Assets - Investments
37      Note 10   Non-current Assets - Inventories
37      Note 11   Non-current Assets - Property, Plant and Equipment
38      Note 12   Non-current Assets - Other
39      Note 13   Current Liabilities - Creditors and Borrowings
39      Note 14   Current Liabilities - Provisions
39      Note 15   Non-current Liabilities - Creditors and Borrowings
40      Note 16   Non-current Liabilities - Provisions
41      Note 17   Share Capital
41      Note 18   Cash Flow
42      Note 19   Expenditure Commitments
43      Note 20   Employee Entitlements
44      Note 21   Site Restoration Costs
45      Note 22   Provisions for Redundancies
45      Note 23   Contingent Assets and Liabilities
45      Note 24   Remuneration of Auditors
46      Note 25   Remuneration of Directors
46      Note 26   Remuneration of Executives
46      Note 27   Remuneration of Consultants
46      Note 28   Related Party Disclosures
47      DIRECTORS' STATEMENT
48      AUDITORS' REPORT

In accordance with the Corporations Law, the Directors of Hazelwood Power Corporation Ltd. submit their report for the year ended 30 June 1995.

DIRECTORS

The names of the Directors of Hazelwood Power Corporation Ltd. in office at the date of this report are: Frank H. Osborn (Chairman), Randolph E. Creswell, Mark
W. Sibree, Nancy J. Hogan, and Roland P. Newman.

PRINCIPAL ACTIVITIES

The principal activities undertaken by Hazelwood Power Corporation Ltd. were the mining of coal and the generation and sale of electricity. These activities commenced on 1 February 1995.

RESULTS AND DIVIDENDS

                                                $ 000
Operating profit after tax and abnormals       15,331

Dividends paid                                    Nil

No dividend was provided as at 30 June 1995.

REVIEW OF OPERATIONS

The operating performance of Hazelwood Power Station during the five months to June 1995 has been excellent with an available capacity factor of 92.6% for the six unit operation.

Generation sent out of 1,908 GWh was 10% better than expected and revenue from generation was 20% higher than anticipated and reflects the benefit of being able to provide reserve plant to the market during times of high demand and/or low availability of other plant. Total sales revenue (including sales of coal to Energy Brix Australia Corporation) was 20% higher than expected.

The increase in sales of electricity consequently meant an increase in the supply of coal and a total of 3,685 kt of coal was mined to satisfy demand by Hazelwood Power Station and Energy Brix Australia Corporation at 100% reliability of supply.

Profit After Tax of $15.3 M is a very satisfactory result given the constraints of the initial allocation of electricity sales contracts following the disaggregation of the generation sector.

In recognition of the company's ethical obligations in relation to the environment, the Directors have made a commitment to the restoration of the sites occupied by the power station and the mine to an acceptable environmental standard at the end of their economic life. Provision for this is progressively being made through the Profit and Loss Account over the remaining lives of the power station and mine.

PERSONNEL

Personnel numbers reduced from 781 (as at 1 February 1995) to 657 as at 30 June 1995, a reduction of 124 or 16%. This reduction was achieved almost entirely through a voluntary redundancy program. Lower workforce numbers are a key factor in the restructuring and ongoing viability of the company.

SIGNIFICANT CHANGES IN THE STATE OF AFFAIRS

During the year, there have been a number of significant changes to the state of affairs of the company. During the period 1 July 1994 to 18 January 1995, the company, then known as Violet Tower Pty Ltd, lay dormant and did not trade. On 19 January 1995 the company changed its name to Hazelwood Power Corporation Pty Ltd, and on 9 February 1995, it became a public company known as Hazelwood Power Corporation Ltd.

Effective from 1 February 1995, Hazelwood Power Corporation Ltd, as per the Allocation Statement pursuant to the Electricity Industry (Further Amendment) Act 1994, had vested in it the assets and liabilities of Generation Victoria associated with the mining and electricity generation facilities of the Morwell Mine and Hazelwood Power Station, plus a corporate centre complex.

BOARD MEETINGS

The Directors for the period 1 July 1994 to 29 August 1994 were Mesdames S. M. McGarry and K. M. Russell. They both attended the only meeting held during this period and both resigned as Directors on 29 August 1994.

Messrs. J. B. Drewett and R. A. Evans were appointed Directors on 30 August 1994. Mr. J. B. Herbert was appointed a Director on 18 January 1995. These Directors resigned on 30 January 1995. During this period, three Directors' meetings were held, with Messrs. Drewett and Evans attending all three meetings.

Mr. Herbert attended the only meeting for which he was eligible. Messrs. F. H. Osborn, R. E. Cresswell and M. W. Sibree were appointed Directors on 31 January 1995 to 30 June 1995 comprising six scheduled meetings and one special meeting. Messrs. Osborn, Creswell and Sibree attended all meetings and Miss Hogan and Mr. Newman attended the two meetings held following their appointment.

There were two Audit Commitee meetings held during the year. The members of the committee are Mr. M. W. Sibree (Chairman), Mr. R. P. Newman and Mr. B. C. Clark.

The Board is also supported by an Environmental Compliance Committee which is chaired by Mr. R. E. Cresswell.

INSURANCE OF DIRECTORS AND OFFICERS

With effect from 1 February 1995, Directors (as named in this report) and Officers of the company were insured for a sum of $ 50 M against certain liabilities and costs which they may incur as a direct result of their position in the company, for which they were not otherwise indemnified and which were not unlawfully incurred, through a policy placed by the company with Utilities Insurance Co Pty Ltd. The premium paid by the company for this cover was $ 35 100.

ROUNDING

Amounts in this report have been rounded off to the nearest one thousand dollars in accordance with section 311 of the Corporations Law and the Regulations unless otherwise indicated.

Signed in accordance with a resolution of the Directors.

/s/ F.H. Osborn
---------------
    F.H. Osborn
    Chairman


/s/ M.W. Sibree
---------------
    M.W. Sibree
    Director

Melbourne
8 September 1995

HAZELWOOD POWER CORPORATION LTD
PROFIT AND LOSS ACCOUNT
For the year ended 30 June 1995




                                                                                                  1995
                                                                                  Notes          $ 000

Operating profit before abnormal items and income tax                              2,3          17,375
Income tax attributable to operating profit before abnormal items                    5          (6,381)
                                                                                            ----------
OPERATING PROFIT AFTER INCOME TAX BEFORE ABNORMAL ITEMS                                         10,994
                                                                                            ----------
Abnormal item before income tax                                                      4           5,632
Income tax attributable to abnormal item                                           4,5          (1,295)
                                                                                            ----------
ABNORMAL ITEM AFTER INCOME TAX                                                                   4,337
                                                                                            ----------
OPERATING PROFIT AFTER INCOME TAX                                                               15,331
Retained profits/(accumulated losses) at the beginning of the financial year                      -
                                                                                            ----------
TOTAL AVAILABLE FOR APPROPRIATION                                                               15,331
Dividends provided for or paid                                                                    -
                                                                                            ----------
RETAINED PROFITS AT THE END OF THE FINANCIAL YEAR                                               15,331
                                                                                            ----------

The above profit and loss account should be read in conjunction with the accompanying notes.


HAZELWOOD POWER CORPORATION LTD
BALANCE SHEET
As at 30 June 1995



                                                                  1995
                                                Notes            $ 000

CURRENT ASSETS
Cash                                              6              9,204
Receivables                                       7             41,185
Inventories                                       8              4,974
                                                               -------
TOTAL CURRENT ASSETS                                            55,363
                                                               -------
NON-CURRENT ASSETS
Investments                                       9                 39
Inventories                                      10              4,362
Property, plant and equipment                    11            667,973
Other                                            12              6,761
                                                               -------
TOTAL NON-CURRENT ASSETS                                       679,135
                                                               -------
TOTAL ASSETS                                                   734,498
                                                               -------
CURRENT LIABILITIES
Creditors and borrowings                         13            518,958
Provisions                                       14             36,850
                                                               -------
TOTAL CURRENT LIABILITIES                                      555,808
                                                               -------
NON-CURRENT LIABILITIES
Creditors and borrowings                         15            148,125
Provisions                                       16             15,234
                                                               -------
TOTAL NON-CURRENT LIABILITIES                                  163,359
                                                               -------
TOTAL LIABILITIES                                              719,167
                                                               -------
NET ASSETS                                                      15,331
                                                               -------
SHAREHOLDERS' EQUITY
SHARE CAPITAL                                    17                  0
RETAINED PROFITS                                                15,331
                                                               -------
TOTAL SHAREHOLDERS' EQUITY                                      15,331
                                                               -------

The above balance sheet should be read in conjunction with the accompanying notes.


HAZELWOOD POWER CORPORATION LTD
STATEMENT OF CASH FLOWS
For the year ended 30 June 1995


                                                                          1995
                                                            Notes        $ 000
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers                                                 59,727
Payments to suppliers and employees                                    (32,856)
Payments relating to redundant employee terminations                    (7,966)
                                                                     ---------
NET CASH INFLOW FROM OPERATING ACTIVITIES                    18.1       18,905
                                                                     ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments to acquire property, plant and equipment                       (1,544)
Proceeds from sale of property, plant and equipment                         47
                                                                     ---------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES                              (1,497)
                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Interest and other items of a similar nature received                       66
Interest and other costs of finance paid                                (8,286)
Proceeds from borrowings                                                28,735
Repayment of borrowings                                                (30,245)
                                                                     ---------
NET CASH OUTFLOW FROM FINANCING ACTIVITIES                              (9,730)
                                                                     ---------
INCOME TAX PAID                                                           -
                                                                     ---------
NET INCREASE IN CASH HELD                                                7,678

CASH FLOW EFFECT OF THE VESTING OF ASSETS AND LIABILITIES
AS PER THE ALLOCATION STATEMENT EFFECTIVE 1 FEBRUARY 1995    18.2         (242)

CASH AT BEGINNING OF THE FINANCIAL YEAR                                   -
                                                                     ---------
CASH AT END OF THE FINANCIAL YEAR                               6        7,436
                                                                     ---------


The above statement of cash flows should be read in conjunction with the accompanying notes.



       1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.1   BASIS OF ACCOUNTING

   1.1.1   GENERAL SYSTEM OF ACCOUNTING

           The financial statements are prepared on an accrual basis and in accordance with the relevant Accounting Standards, the Corporations Law and Schedule 5 to the Corporations Regulations, and the Victorian Financial Management Act 1994 and the Financial Management Regulations 1994. They are prepared in accordance with the historical cost convention.

   1.1.2   PRINCIPLES OF CONSOLIDATION

           Hazelwood Power Corporation Ltd is not a "parent entity" and does not have any controlled entities. Therefore, no consolidiated accounts are presented.

   1.1.3   ELECTRICITY SUPPLY INDUSTRY REFORM

           As a result of the ongoing reform of the electricity supply industry by the Victorian State Government, Generation Victoria was disaggregated on 1 February 1995 and Hazelwood Power Corporation Ltd became responsible for the operations of the Hazelwood Power Station and Morwell Mine. Pursuant to the Allocation Statement of the Electricity Industry (Further Amendment) Act 1994, the assets and liabilities associated with the mining and electricity generation facilities of the mine and power station plus the corporate centre complex were vested in Hazelwood Power Corporation Ltd, effective
           1 February 1995.

           The financial statements, in effect, report the results for the operations of the company for the five months from 1 February 1995 to 30 June 1995.

           The balance sheets and capital structure (including the value attributable to property, plant and equipment) were determined by the shareholder (Victorian State Government) and reflect the economic value of the business over the estimated remaining operating life of the mine and power station of twenty-one years. This economic value was based on the net present value of estimated future cash flows. As part of the ongoing reform of the electricity supply industry in Victoria, the State Government has announced its intention to sell the generation entities.

     1.2   ACCOUNTING FOR INCOME TAX

           As a government business enterprise, Hazelwood Power Corporation Ltd is exempt from Federal income tax, but is subject to the Victorian State Government Tax Equivalent System pursuant to Section 88 of the State Owned Enterprises Act 1992.

           The company has adopted the liability method of tax-effect accounting whereby income tax is regarded as an expense and is matched with the accounting profit after allowing for permanent differences.

           To the extent that timing differences occur between the point in time when items are recognised in the accounts and when items are taken into account in determining taxable income, the net related taxation benefit or liability is disclosed as a future income tax benefit or a provision for deferred income tax. These account balances are calculated with reference to the rates of income tax which are expected to apply when those timing differences reverse.

           Future income tax benefits are not brought to account unless realisation of the asset is assured beyond reasonable doubt. The future income tax benefit arising from tax losses is only carried forward as an asset when the benefit is virtually certain of being realised.

           Upon privatisation, the company will become subject to the Federal income tax regime. The Federal Treasurer has announced that when a tax exempt entity becomes taxable certain provisions (for example, employee entitlements) carried forward will not give rise to allowable deductions when settled. This means that the future income tax benefit normally associated with these provisions is not assured beyond reasonable doubt, and has not been carried forward.

     1.3   CLASSIFICATION OF ASSETS AND LIABILITIES

           Assets and liabilities are classified as current and non-current. Current assets are cash or other assets that would, in the ordinary course of business, be consumed or converted into cash within twelve months. Current liabilities are liabilities that would, in the ordinary course of business, be due and payable within twelve months.

     1.4   INVENTORIES

           Construction and maintenance stocks, general purpose materials, and fuels are stated at the lower of cost and net realisable value. Cost comprises the expenditure incurred in acquiring and bringing the stock to its existing condition and location and includes an appropriate proportion of fixed and variable overhead expenditure. In each case, cost is determined on the basis of weighted average costs. An estimate of items which are unlikely to be issued in the next twelve months is classified as non-current.

     1.5   ESTIMATED DOUBTFUL DEBTS

           The value of estimated doubtful debts is reviewed annually on an individual debtor basis, and an appropriate provision is made.

    1.6  CAPITAL PROJECT COSTS

         The cost of non-current assets constructed by the company includes the cost of all materials used in construction, direct labour on the project, and, for a significant project (being those with an estimated lead time of at least one year and direct expenditure in excess of $ 100 M), interest and finance charges and foreign exchange differences during construction and an appropriate portion of overheads.

    1.7  DEPRECIATION OF PROPERTY, PLANT AND EQUIPMENT

         Depreciation is calculated using the straight line method to write off the net cost or revalued amount of each item of property, plant and equipment (excluding land) over its expected useful life. Estimates of remaining useful lives are made on a regular basis for all assets.

         Major spares purchased specifically for particular plant are included in the cost of plant and are depreciated.

    1.8  MINE DEVELOPMENT

         Mine development expenditure for the initial establishment of access to coal reserves is capitalised to the extent that the expenditure results in significant future benefits. These amounts are amortised over the current estimated lives of the coal fields to which they relate on a production output basis.

    1.9  RECOVERABLE AMOUNT OF NON-CURRENT ASSETS

         The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal. Where the carrying amount of a non-current asset is greater than its recoverable amount, the asset is revalued to its recoverable amount. Where net cash inflows are derived from a group of assets working together, recoverable amount is determined on the basis of the relevant group of assets. To the extent that a revaluation decrement reverses a revaluation increment previously credited to, and still included in the balance of, the asset revaluation reserve, the decrement is debited directly to that reserve. Otherwise, the decrement is recognised as an expense in the profit and loss account. The expected net cash flows included in determining the recoverable amounts of non-current assets are discounted to their present values using a market-determined, risk-adjusted discount rate.

    1.10 INVESTMENTS

         Interests in listed and unlisted securities are brought to account at cost and dividend income is recognised in the profit and loss account when receivable. Information prepared on an equity accounting basis is disclosed in the notes to the financial statements.

    1.11 EMPLOYEE ENTITLEMENTS

  1.11.1 WAGES AND SALARIES AND ANNUAL LEAVE

         Liabilities for wages and salaries and annual (recreation) leave are recognised, and are measured as the amount unpaid at the reporting date at current pay rates in respect of employees' services up to that date and include related on-costs.

  1.11.2 LONG SERVICE LEAVE

         A liability for long service leave is recognised, and is measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date and include related on-costs. Consideration is given to expected future wage and salary levels, experience of employee departures, patterns of leave taken and periods of service.

         Expected future payments are discounted using interest rates attaching, as at the reporting date, to national government guaranteed securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

  1.11.3 REDUNDANCIES

         A liability for redundancy costs is recognised and is measured as the amount unpaid at the reporting date relating to employees who have left the organisation up to that date and an estimate of the redundancy payments, based on the employees' services up to that date, to be made in relation to the number of employees required to depart the company in order to meet targeted employee levels.

  1.11.4 SUPERANNUATION

         Hazelwood Power Corporation Ltd contributes towards the VEI Superannuation Fund on behalf of its employees. These contributions are charged as expense when they are paid or become payable. No further liability is recognised in the accounts.

  1.12   PROVISION FOR SITE RESTORATION FOR POWER STATION AND MINE

         A liability for the cost of restoring the operating site (power station and mine) to an acceptable environmental standard at the end of the operation's useful life has been recognised.

         The net present value of the estimated future site restoration costs is expensed in annual increments over the estimated remaining life of the site.

         Expected future payments are discounted using interest rates attaching, as at the reporting date, to national government guaranteed securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

1.13    INSURANCE

        Hazelwood Power Corporation Ltd takes out insurance cover for catastrophic losses. For each potential catastrophic risk and insured event, it carries an economically determined level of excess. Other risks are self insured, except for certain specific items (such as, WorkCover and third party motor vehicle). Provision is made in the accounts for identified uninsured losses.

1.14    LEASES

        Hazelwood Power corporation Ltd classifies its leases into finance and operating leases. Finance leases are those which transfer from the lessor to the company the majority of the risks and benefits incidental to ownership of the leased non-current asset. Operating leases are those under which the lessor effectively retains all such risks and benefits.

        For operating leases, the payments are charged to the profit and loss account in the periods in which they are incurred as this represents the pattern of benefits derived from the leased assets. Finance leases are capitalised. A lease asset and liability are established at the present value of minimum lease payments. Lease payments are allocated between the principal component of the lease liability and the interest expense. The lease asset is amortised on a straight line basis over the term of the lease or, where it is likely that the company will obtain ownership of the asset, over the life of the asset.

1.15    DEFEASANCE OF DEBT ON LEASES

        Agreements exist whereby the (finance) lease liability has been defeased (extinguished). Any gains or losses on the defeasance of lease liabilities are recognised in the profit and loss account at the time of entering into the agreement.

1.6     PROFIT OR LOSS ON SALE OF ASSETS FOR LEASEBACK

        Profit or loss on sale of assets for leaseback is classified as deferred revenue or deferred expenditure, and amortised over the associated lease period. Where the lease liability has been defeased, the profit or loss on sale for leaseback of these assets is recognised in the period that this occurs.

1.7     NEGOTIABLE SECURITIES ISSUED BY HAZELWOOD POWER CORPORATION LTD

        Transacting of negotiable securities is conducted by Treasury Corporation Victoria on behalf of Hazelwood Power Corporation Ltd.

        Where interest is paid in advance on negotiable securities the interest is recognised as an asset and progressively charged against the profit and loss account over the term of those securities. Interest payable in arrears is accrued over the term of each security in direct proportion to the estimated amounts owing in the relevant accounting periods.

        Discounts and premiums on face value on the issue of negotiable securities are recognised as variations of the liability to which they relate. The variations are amortised over the term of the issue, using the effective yield method.

1.18    BUYBACKS OF NEGOTIABLE SECURITIES ISSUED BY HAZELWOOD POWER CORPORATION
        LTD

        Any gains or losses arising from the buyback of negotiable securities are charged to the profit and loss account as incurred.

1.19    CASH

        For the purposes of the statement of cash flows, cash includes cash on hand and deposits at call which are readily convertible to cash, net of outstanding bank overdrafts.

1.20    RESEARCH AND DEVELOPMENT EXPENDITURE

        Expenditure on research and development is written off against earnings as incurred, except that when a project reaches the stage where such expenditure is expected to be recouped through development or sale, all subsequent expenditures are capitalised.

        Unamortised costs are reviewed at each balance date to determine the amount (if any) that is no longer recoverable and any amount so identified is written off.

1.21    COMPARATIVE FIGURES

        Comparative figures are not included in each of the financial statements or notes due to the amounts being immaterial. During the year ended
        30 June 1994, the company had laid dormant and did not trade. As at 30 June 1994, the company had issued and paid up capital of $ 12 with an equal amount deposited with the State Electricity Commission of Victoria. There were no other assets or liabilities, contingent or real.

  2     REVENUE                                                 $ 000

        SALES REVENUE
        Electricity                                            82,839
        Coal                                                    1,691

        OTHER REVENUE
        Interest received/receivable                              138
        Proceeds from sale of non-current assets                   41
        Other                                                   1,906
                                                               ------
        TOTAL REVENUE                                          86,615


  3     OPERATING PROFIT

3.1     OPERATING PROFIT BEFORE INCOME TAX IS ARRIVED AT
        AFTER CREDITING AND CHARGING THE FOLLOWING ITEMS
        (REFER NOTE 4 FOR ABNORMAL ITEMS):

        AFTER CREDITING AS REVENUE:
        Interest received/receivable                              138
        Profit on sale of non-current assets                       31

        AFTER CHARGING/DEDUCTING AS EXPENSES:
        Depreciation of property, plant and equipment          13,006
        Amortisation
        Mine development                                          131
        Plant and equipment under finance lease                   515
        Bad debts written off-sundry debtors                       33
        Interest paid/payable                                   7,668
        State government brown coal mining royalties            1,301
        Rent expense relating to operating leases                 301
        Provisions
        Employee entitlements                                    (178)
        Site restoration                                          927
        Research and development expenditure                       71

3.2     OPERATING PROFIT AFTER INCOME TAX IS DETERMINED
        AS FOLLOWS:

        Operating profit before abnormal items and income
        tax                                                    17,375
        Abnormal item before income tax                         5,632
                                                               ------
        Operating profit before income tax                     23,007
        Income tax attributable to operating profit            (7,676)
                                                               ------
        OPERATING PROFIT AFTER INCOME TAX                      15,331
                                                               ------

  4     ABNORMAL ITEM

        Operating profit after income tax is arrived at after crediting the following abnormal item:

        Write back of provision for redundancy                  5,632
        Income tax attributable to abnormal item               (1,295)
                                                               ------
        ABNORMAL ITEM AFTER INCOME TAX                          4,337
                                                               ------

    5   INCOME TAX                                                      $ 000

  5.1   PRIMA FACIE INCOME TAX PAYABLE

        The prima facie income tax payable on the operating profit differs from income tax provided in the accounts and is reconciled as follows:

5.1.1   OPERATING PROFIT BEFORE ABNORMAL ITEM                          17,375

        Prima facie income tax payable at 33%                           5,734
        Income tax attributable to profit before abnormal item          6,381
                                                                       ------
        Variation from prima facie income tax                             647
                                                                       ------

        The following major items caused the charge for income tax to vary from the prima facie income tax payable on reported profit.

        Permanent differences
        Non-deductible restoration costs                                  927
        Non-deductible depreciation and amortisation                      209
        Timing differences not brought to account                         823
        Sundry items (including entertainment)                              3
                                                                       ------
        Total permanent differences                                     1,962

        Tax effect of permanent differences at 33%                        647

        Consequent increase in income tax charge                          647
                                                                       ------

5.1.2   ABNORMAL ITEM                                                   5,632

        Prima facie income tax payable at 33%                           1,858
        Income tax attributable to abnormal item                        1,295
                                                                       ------
        Variation from prima facie income tax                            (563)
                                                                       ------
        Change arising from restatement of deferred income tax
        balances due to increase in the Australian tax rate from
        33% to 36%                                                       (563)

        CONSEQUENT DECREASE IN INCOME TAX CREDIT                         (563)
                                                                       ------

  5.2   INCOME TAX PROVIDED

        Income tax attributable to operating profit before abnormal
        item                                                            6,381
        Income tax attributable to abnormal item                        1,295
                                                                       ------
        Income tax attributable to operating profit                     7,676
                                                                       ------

  5.3   ANALYSIS OF FUTURE INCOME TAX BENEFIT CARRIED FORWARD

        Future income tax benefit arising from tax losses which
        have been brought to account                                    4,973
        Future income tax benefit arising from timing differences      10,580
        Provision for deferred income tax offset                       (8,792)
                                                                       ------
        Future income tax benefit                                       6,761
                                                                       ------

        The future income tax benefit arising from tax losses is mainly attributable to available tax depreciation deductions being significantly greater than accounting depreciation.

    5   INCOME TAX (CONTINUED)                                          $000

        The benefit for tax losses will only be obtained if:

        (i) the economic entity derives future assessable income of a nature and of an amount sufficient to enable the benefit from deductions for the losses to be realised;

        (ii) the economic entity continues to comply with the conditions for deductibility imposed by tax legislation; and

        (iii) no changes of tax legislation adversely affect the economic entity in realising the benefit from the deduction for the losses.

    6   CURRENT ASSETS--CASH

        Cash on hand                                                       4
        Short term deposits and securities                             9,200
                                                                      ------
        Total cash                                                     9,204
                                                                      ------
        The above figure is reconciled to cash at the end of the financial year as shown in the statement of cash flows, as follows.

        Balance as above                                               9,204
        Less bank overdraft                                           (1,768)
                                                                      ------
        Cash at end of the financial year                              7,436
                                                                      ------

    7   CURRENT ASSETS--RECEIVABLES

        Trade debtors                                                 38,591
        Sundry debtors                                                 2,522
        Interest receivable                                               72
                                                                      ------
        Total current receivables                                     41,185
                                                                      ------
        The trade debtors balance represents the amounts within normal trading terms.

    8   CURRENT ASSETS--INVENTORIES

        Raw materials and stores--at cost                              4,974
                                                                      ------
        Total current inventories                                      4,974
                                                                      ------

    9   NON-CURRENT ASSETS--INVESTMENTS                                 $000

  9.1   INVESTMENT AT COST

        The investments include:
        Unlisted investments
        Shares in associated companies at cost                             0
        Shares in other corporations at cost                              39
                                                                      ------
        Total investments                                                 39
                                                                      ------
        Shares in other corporations at cost represents an investment in 13.9% of the issued capital of Energy Business Centre Pty Ltd.

  9.2   SHARE IN ASSOCIATED COMPANY

                            Principal    Ownership     Investment
        Name of Entity      Activity      Interest     Carrying Amount

        PowerWorks Pty Ltd  Information     33.3%      $ 100
                            centre for
                            promotion of
                            Victorian
                            electricity
                            generation industry

        The above investment is held by Hazelwood Power Corporation Ltd and comprises the ordinary share capital of the associate. There were no dividends received or receivable by Hazelwood Power Corporation Ltd during the financial year. The balance date of the associate is 30 June and it was incorporated in Australia. There are no material post balance day events or dissimilar accounting policies.

        Investment in the associated company is accounted for on a cost basis in the Hazelwood Power Corporation Ltd accounts.

   10   NON-CURRENT ASSETS--INVENTORIES
        Raw materials and stores--at cost                              4,362
                                                                      ------
        Total non-current inventories                                  4,362
                                                                      ------

   11   NON-CURRENT ASSETS--PROPERTY, PLANT AND EQUIPMENT

 11.1   LAND AND BUILDINGS

        Land and buildings at cost                                     7,935
        Less accumulated depreciation                                     85
                                                                      ------
                                                                       7,850
                                                                      ------
 11.2   PLANT AND EQUIPMENT

        Coal production
        At cost                                                      128,346
        Less accumulated depreciation                                  2,829
                                                                     -------
                                                                     125,517

   11   NON-CURRENT ASSETS--PROPERTY, PLANT AND
        EQUIPMENT (CONTINUED)                                           $  000

        Power generation
        At cost                                                        506,347
        Less accumulated depreciation                                    9,714
                                                                       -------
                                                                       496,633
        Vehicles
        At cost                                                          1,642
        Less accumulated depreciation                                       87
                                                                       -------
                                                                         1,555
        General
        At cost                                                          4,825
        Less accumulated depreciation                                      291
                                                                       -------
                                                                         4,534
                                                                       -------

        Plant and equipment at cost                                    641,160
        Less accumulated depreciation                                   12,921
                                                                       -------
                                                                       628,239
                                                                       -------
 11.3   PLANT AND EQUIPMENT UNDER FINANCE LEASE

        Coal production
        At cost                                                         27,110
        Less accumulated amortisation                                      515
                                                                       -------
                                                                        26,595
                                                                       -------
        Total plant and equipment at cost                              668,270
        Less accumulated depreciation/amortisation                      13,436
                                                                       -------
                                                                       654,834

 11.4   MINE DEVELOPMENT

        Total mine development                                           5,420
        Less accumulated amortisation                                      131
                                                                       -------
                                                                         5,289
                                                                       -------
 11.5   TOTAL

        Total property, plant and equipment at cost                    681,625
        Total accumulated depreciation/amortisation                     13,652
                                                                       -------
        Net book value                                                 667,973
                                                                       -------


   12   NON-CURRENT ASSETS--OTHER

        Future income tax benefit                                        6,761
                                                                       -------
        Total non-current assets other                                   6,761
                                                                       -------

   13   CURRENT LIABILITIES--CREDITORS AND BORROWINGS                    $ 000

 13.1   CURRENT CREDITORS AND BORROWINGS

        Bank overdraft                                                   1,768
        Promissory notes                                                29,557
        Inscribed stock                                                  3,262
        Interest accrued                                                 4,083
        Loan from shareholder                                          456,479
        Trade creditors                                                 23,352
        Sundry creditors                                                   457
                                                                       -------
        Total current creditors and borrowings                         518,958
                                                                       -------
        Details of financial arrangements are set out in note 15.3

 13.2   LOAN FROM SHAREHOLDER

        Loan from shareholder is a non-interest bearing loan from the State Electricity Commission of Victoria which represents an equity position as far as the Government and the company are concerned. The Victorian Treasurer can direct that the loan be recalled at any time. It is unlikely that the debt will be repaid unless privatisation occurs. In the event of privatisation, the Victorian Treasurer would require the loan to be repaid.

   14   CURRENT LIABILITIES--PROVISIONS

        Employee entitlements                                           10,416
        Redundancies (refer note 22)                                    23,987
        Site restoration (refer note 21)                                   675
        Research and development                                         1,467
        Uninsured losses                                                   305
                                                                       -------
        Total current provisions                                        36,850
                                                                       -------


   15   NON-CURRENT LIABILITIES--CREDITORS AND BORROWINGS

 15.1   NON-CURRENT CREDITORS AND BORROWINGS

        Inscribed stock                                                148,088
        Other                                                               37
                                                                       -------
        Total non-current creditors and borrowings                     148,125
                                                                       -------

 15.2   NET DEBT

        Promissory notes                                                29,557
        Inscribed stock                                                151,350
                                                                       -------
                                                                       180,907
        Bank overdraft                                                   1,768
        Loan from shareholder                                          456,479
                                                                       -------
        Total debt                                                     639,154
        Short-term deposits and securities                              (9,200)
                                                                       -------
        Net debt                                                       629,954
                                                                       -------
        The market value of the promissory notes and inscribed stock as at 30 June 1995 was $195,286,000.

   15   NON-CURRENT LIABILITIES--CREDITORS AND BORROWINGS (CONTINUED)    $ 000

 15.3   FINANCING ARRANGEMENTS

        Hazelwood Power Corporation Ltd has a bank overdraft facility of $5,000,000 with the National Australia Bank to provide for daily liquidity requirements.

        Additional financing arrangements for Hazelwood Power
        Corporation Ltd are arranged with the Treasury Corporation of Victoria.

        Access was available at 30 June 1995 to the following lines of credit:

        Total facilities
        Bank Overdraft                                                   5,000
        Loan facilities                                                199,895

        Used at balance date
        Bank overdraft                                                   1,768
        Loan facilities                                                179,650

        Unused at balance date
        Bank overdraft                                                   3,232
        Loan facilities                                                 20,245

        Hazelwood Power Corporation Ltd obtains approval of borrowing limits with the Department of Treasury and Finance on an annual basis.

 15.4   SECURITY FOR BORROWINGS

        Legal liability for the borrowings disclosed by Hazelwood Power Corporation Ltd rests with either the State Electricity Commission of Victoria (SECV), or Treasury Corporation of Victoria (TCV), depending on whether or not the debt has been novated to TCV, or still remains as an SECV legal liability. These loans are guaranteed by the State Government of Victoria.

        For debt already novated to TCV, back-to-back loans have been established between TCV and Hazelwood Power Corporation Ltd. Pursuant to Section 36D of the Treasury Corporation of Victoria (Debt Centralisation) Act 1933, Hazelwood Power Corporation Ltd will reimburse TCV for all settlement amounts relating to these loans.

        For debt not yet novated to TCV, Hazelwood Power Corporation Ltd effectively operates as a paying agent for the SECV, settling all obligations direct with the investors or their paying agents.

   16   NON-CURRENT LIABILITIES--PROVISIONS

        Employee entitlements                                            3,392
        Site restoration (refer note 21)                                11,842
                                                                       -------
        Total non-current provisions                                    15,234

   17   SHARE CAPITAL                                                    $ 000

 17.1   AUTHORISED CAPITAL

        500,000,000 ordinary shares of $1.00 each                      500,000

 17.2   ISSUED AND PAID UP CAPITAL

        15 ordinary shares of $1.00 each fully paid                        $15

        On 30 June 1994, the company had on issue 12 ordinary shares, fully paid. On 18 January 1995, an additional 3 ordinary shares, fully paid were issued.


   18   CASH FLOW

 18.1 RECONCILIATION OF OPERATING PROFIT AFTER INCOME TAX TO NET CASH INFLOW FROM OPERATING ACTIVITIES

        Operating profit after income tax                               15,331
        Profit on sold and scrapped assets                                 (37)
        Interest received                                                  (66)
        Interest and other costs of finance                              7,668
        Depreciation and amortisation                                   13,652
        Income tax expense                                               7,676
        Change in assets and liabilities:
        Decrease in provisions                                         (13,569)
        Increase in trade and sundry creditors                          14,208
        Increase in trade and sundry debtors                           (26,736)
        Decrease in prepayments                                            967
        Increase in inventories                                           (189)
                                                                       -------
        Net cash inflow from operating activities                       18,905
                                                                       -------

 18.2   VESTING OF ASSETS AND LIABILITIES

        On 1 February 1995, assets and liabilities from Generation Victoria were vested in Hazelwood Power Corporation Ltd under the Allocation Statement (refer note 1.2) as follows:

        Consideration
        The fair value of the net assets vested was $456,479,000.
        The consideration provided by Hazelwood Power Corporation Ltd for these net assets was the loan from the shareholder.

        Fair value of net assets vested
        Current assets
        Cash                                                                 4
        Receivables                                                     14,450
        Prepayments                                                        967
        Inventories                                                      6,397
                                                                       -------
        Total current assets                                            21,818
                                                                       -------

 18.2   ACQUISITION OF ASSETS AND LIABILITIES (CONTINUED)               $ 000

        NON-CURRENT ASSETS
        Investments                                                        39
        Inventories                                                     2,750
        Property, plant and equipment                                 679,655
        Other                                                          14,437
                                                                       ------
        TOTAL NON-CURRENT ASSETS                                      696,881
                                                                       ------
        TOTAL ASSETS                                                  718,699
                                                                       ------
        CURRENT LIABILITIES
        Creditors and borrowings                                       48,435
        Provisions                                                     49,742
                                                                       ------
        TOTAL CURRENT LIABILITIES                                      98,177
                                                                       ------
        NON-CURRENT LIABILITIES
        Creditors and borrowings                                      148,283
        Provisions                                                     15,760
                                                                       ------
        TOTAL NON-CURRENT LIABILITIES                                 164,043
                                                                       ------
        TOTAL LIABILITIES                                             262,220
                                                                       ------
        NET ASSETS - REPRESENTED BY LOAN FROM SHAREHOLDER             456,479
                                                                       ------
        As part of the above net assets, Hazelwood Power Corporation Ltd had vested in it a bank overdraft of $ 246,000.


   19   EXPENDITURE COMMITMENTS

 19.1   CAPITAL EXPENDITURE COMMITMENTS

        Contracted commitments for capital expenditure not taken up in the accounts at balance date are:

        Not later than one year                                         1,685
        Later than one year but not later than two years                 -
        Later than two years but not later than five years               -
        Later than five years                                            -
                                                                       ------
        Total capital commitments                                       1,685
                                                                       ------
 19.2   NON-CAPITAL EXPENDITURE COMMITMENTS

        Contracted commitments for non-capital expenditure not taken up in the accounts at balance date are:

        Not later than one                                              7,971
        Later than one year but not later than two years                2,553
        Later than two years but not later than five years              1,126
        Later than five years                                            -
                                                                       ------
        TOTAL NON-CAPITAL COMMITMENTS                                  11,650
                                                                       ------

 19.3   LEASE EXPENDITURE COMMITMENTS                                   $ 000

        Total commitments for lease expenditure not taken up in the accounts at balance date are:

        Not later than one year                                           311
        Later than one year but not later than two years                   45
        Later than two years but not later than five years                 49
        Later than five years                                             -
                                                                       ------
        TOTAL LEASE COMMITMENTS                                           405
                                                                       ------
        REPRESENTING:
        Cancellable operating leases                                      405
        Non-cancellable operating leases                                 -


   20   EMPLOYEE ENTITLEMENTS

 20.1   EMPLOYEE ENTITLEMENT LIABILITY

        Accrued wages and salaries                                        356
        Provision for redundancy payments                              23,987
        Provision for employee entitlements (includes on-costs)        13,808
                                                                       ------
        Employee entitlement liability                                 38 151
                                                                       ------

        As explained in note 1.11.2 the amounts for long service leave are measured at their present values. The following assumptions were adopted in measuring the present values of the entitlements which are not expected to be paid or settled within 12 months of balance date.

        Weighted average rate of increase in annual employee
        entitlements to settlement of the liabilities                    3.3%
        Weighted average discount rate                                   8.9%
        Weighted average term to settlement of the liabilities        9 years

 20.2   SHARE OWNERSHIP PLANS

        Hazelwood Power Corporation Ltd does not operate any share ownership plans.

 20.3   SUPERANNUATION FUND

        All permanent employees of the company and casual employees hired directly are entitled to benefits on termination from the Victorian Electricity Industry Superannuation Fund.
        Casual employees, some executives and all permanent employees engaged after 31 March 1995 are members of an accumulation fund known as Division D or other external accumulation funds. All other permanent employees are members of Division B and C of the Fund which provide defined benefits in the form of pensions (Division B) or lump sums (Division C). Both defined benefit schemes are closed to new members. Division B members contribute at 6% of superannuation salary and Division C members can contribute at 0%, 3% or 6%. During 1994/95 Hazelwood Power Corporation Ltd contributed to the Fund at a rate of 10% for the defined benefit schemes.

 20.3   SUPERANNUATION FUND (CONTINUED)                                  $ 000

        The effective date of the most recent detailed valuation of the Fund was 30 June 1995. The review was undertaken by Mr G.I. Burgess, FIA, FIAA, of William M. Mercer Pty Ltd. Based on that assessment, the situation for the company as at 30 June 1995 was:

        Present value of employees' accrued benefits                    52,100
        Net market value of assets held by the Fund to
        meet future benefit payments                                    55,800
        Excess of assets held to meet future benefits over
        present value of employees' benefits                             3,700
        Vested benefits                                                 53,700

        The employer contributions to the Fund listed below relate to the financial year ended 30 June 1995.
        Standard employer contributions to the Fund                      1,274
        Additional contributions to the Fund to compensate for
        differences between the resignation benefit and the
        retrenchment benefit in relation to voluntary retrenchments.     1,289
                                                                       -------
        Total employer contributions to the Fund                         2,563
                                                                       -------

        The present value of employees' accrued benefits is equal to the past membership liability calculated in accordance with Australian Accounting Standard AAS 25 "Financial Reporting by Superannuation Plans".

        Vested benefits are those benefits which would have been paid on voluntary termination from the Fund.

        Hazelwood Power Corporation Ltd has no legal liability to rectify any deficiencies in the Fund. However, the company will ensure that the Fund has sufficient assets to meet the benefit payments of its employees as they fall due.


   21   SITE RESTORATION COSTS

        Provision for restoration of the mine and power station sites to an acceptable environmental standard at the end of their economic life is recognised in the accounts. The charge to the profit and loss account during 1994/95 was $927,000. The total provision as at 30 June 1995 is $12,517,000.

        The total net present value of the estimated future cash outflows attributable to site restoration is:

        Mine                                                            12,347
        Power Station                                                   46,825
                                                                       -------
                                                                        59,172
                                                                       -------

        The majority of the site restoration costs are expected to be expended in the year 2016/17.

22      PROVISION FOR REDUNDANCIES                                     $000

        A provision for redundancies amounting to $35,625,000 was transferred from Generation Victoria on 1 February 1995 as part of the assets and liabilities vested through the Allocation Statement.

        This provision was in recognition that the number of employees allocated to Hazelwood Power Corporation Ltd was higher than the number of employees that the company needed to conduct its operations in a satisfactory manner. The provision was intended to relieve the company of the cost of future redundancy payments to the excess employees transferred from Generation Victoria. The required reduction in employee numbers was expected to occur before 30 June 1995.

        As at 30 June 1995, the full reduction in employee numbers had not been achieved due to the failure to conclude enterprise agreement negotiations and a disappointing response from excess employees to an enhanced voluntary departure offer made by the company in June 1995.

        The provision balance was reassessed at 30 June 1995 and, as a result of changes to the voluntary departure package arrangements, $ 5 632 000 was written back to the profit and loss account and disclosed as an abnormal item.

        The provision for redundancies of $ 23,987,000 as at 30 June 1995 represents the unpaid amounts relating to employees who had left the company up to that date, plus a estimate of redundancy payments, based on employees' service, to be made in relation to the number of employees in excess of the original number required by the company to operate at current production levels. The Board of Directors have made a firm commitment to reducing staffing levels to the numbers required to efficiently operate the company.


23      CONTINGENT ASSETS AND LIABILITIES

        As at 30 June 1995, Hazelwood Power Corporation Ltd has no contingent liabilities.

        As a consequence to a change to the electricity market pool rules, the distribution companies have lodged a claim for the retrospective application of the rule change. This claim is being disputed by the company, but a reduction in sales revenue and receivable of $5,388,706 has been included in the accounts to reflect a conservative position on the final outcome of this dispute.

24      REMUNERATION OF AUDITORS

        Amounts received or due and receivable by the auditors for:
        Audit of financial statements by Auditor-General                 43
                                                                       ----

        TOTAL REMUNERATION OF AUDITORS                                   43
                                                                       ----

25      REMUNERATION OF DIRECTORS                                       $000

        Remuneration received, or due, and receivable by the
        Directors                                                         42

        Number of Directors whose income from Hazelwood Power
        Corporation Ltd was within the following bands:

        $'000        $'000      Number
           0     -     10         4
          10     -     20         1

        Aggregate amounts paid/payable to superannuation funds on
        account of Directors                                               2


26      REMUNERATION OF EXECUTIVES

        Remuneration received, or due and receivable, for the five months to 30 June 1995, by executives of Hazelwood Power
        Corporation Ltd                                                  468

        The numbers of executives of Hazelwood Power Corporation
        Ltd as at 30 June 1995 whose income was within the specified bands is listed below. Remuneration received includes termination benefits for the two executives listed

        $'000        $'000      Number
         220     -    230         1
         240     -    250         1


27      REMUNERATION OF CONSULTANTS

27.1    REMUNERATION OF CONSULTANTS IN EXCESS OF $ 50,000

        Consultants name            Consultancy details
        Fish and Nankivell          Senior Executive Recruitment         111
                                                                        ----
        Total remuneration of consultants in excess of $ 50,000          111

        There are no future commitments contracted with the consultant disclosed above.


27.2    REMUNERATION OF CONSULTANTS BELOW $ 50,000

        Total remuneration of consultants below $ 50,000                 190

        29 consultants with remuneration below $ 50,000 were
        engaged during the financial year.
                                                                        ----
        Total remuneration of consultants                                301
                                                                        ----


28      RELATED PARTY DISCLOSURES

28.1    DIRECTORS

        The directors who held office during the year were:
        S.M. McGarry, K.M. Russell, J.B. Drewett, R.A. Evans, J.B. Herbert, F.H. Osborn, R.E. Creswell, M.W. Sibree, N.J. Hogan and R.P. Newman

        Information on the remuneration of Directors is disclosed in note 25.

        No retirement benefits or loans were provided to the Directors. There were no other transactions that occurred with the Directors or director-related parties.


28.2    TRANSACTIONS AND OUTSTANDING BALANCES WITH OTHER RELATED ENTITIES               $000

        The Australian Securities Commission has, pursuant to subsection 313(2) of the Corporations Law, made an order relieving the Directors of Hazelwood Power Corporation Ltd from compliance with paragraphs 28-36 of Accounting Standard AASB 1017: Related Party Transactions, as required by section 298 of the Corporations Law, in so far as those paragraphs require disclosure in the financial statements for the year ended 30 June 1995 of transactions which:

        (i) relate to the generation of electricity and the purchase of operating supplies and other related services;
        (ii) occurs within a customer or supplier relationship on normal commercial terms and conditions which are at arm's length; and
        (iii) do not have the potential to adversely affect decisions about the allocation of scarce resources made by user of the accounts, or the discharge of accountability by the Directors,

               on condition that details of the relief are included in the accounts.


DIRECTORS' STATEMENT

In the opinion of the Directors:

(a) the financial statements set out on pages 28 to 47 are drawn up in accordance with applicable Accounting Standards, Divisions 4, 4A and 4B of
     Part 3.6 of the Corporations Law and the Financial Management Act 1994 so as to give a true and fair view of the results and cash flows for the financial year ended 30 June 1995, and the state of affairs at 30 June 1995, of Hazelwood Power Corporation Ltd;

(b) at the date of this statement there are reasonable grounds to believe that the company will be able to pay its debts as and when they fall due.

     The financial statements disclose an excess of current liabilities over current assets as at 30 June 1995. A large portion of the current liabilities relates to the loan from the shareholder. The Directors are of the opinion that the company will be able to pay its debts as and when they fall due as the loan from the shareholder represents an equity position as far as the Government and the company are concerned, and is unlikely to be recalled before privatisation. The company will generate sufficient cash flows to meet the other debts.

(c) at the date of this statement there were no circumstances which would render any particulars in the financial statements to be misleading or inaccurate.

This statement is made in accordance with a resolution of the Directors.


F.H. Osborn                                              M.W. Sibree
Chairman                 [signature appears here]        Directors                   [signature appears here]

B.R. Smith                                               B.C. Clark
Chief Executive Officer  [signature appears here]        Chief Financial Officer    [signature appears here]



Melbourne
8 September 1995

INDEPENDENT AUDIT REPORT TO THE MEMBERS OF HAZELWOOD POWER CORPORATION LTD

Audit Scope

The accompanying financial statements of Hazelwood Power Corporation Ltd for the financial year ended 30 June 1995, comprising a profit and loss account, balance sheet, statement of cash flows and notes to the financial statements, have been audited. The company's directors are responsible for the preparation and presentation of the financial statements and the information they contain. An independent audit of these financial statements has been carried out in order to express an opinion on them to the members of the company as required by the Corporations Law and the Audit Act 1994.
        The audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the financial statements are free of material misstatement. The audit procedures included an examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with applicable Accounting Standards and other mandatory professional reporting requirements and comply with the Corporations Law, so as to present a view which is consistent with my understanding of the company's financial position and the results of its operations and its cash flows.
        The audit opinion expressed on the financial statements has been formed on the above basis.

Audit Opinion

In my opinion, the financial statements of Hazelwood Power Corporation Ltd are properly drawn up:

(a)     so as to give a true and fair view of:
        (i)  the company's state of affairs as at 30 June 1995 and of its profit and cash flows for the financial year ended on that date; and
        (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the financial statements;
(b)     in accordance with the Corporations Law; and
(c) in accordance with applicable Accounting Standards and other mandatory professional reporting requirements.



C.A. Baragwanath
Auditor-General           [signature appears here]

Melbourne
28 September 1995

                                   Annexure B
        Agreements etc. between Group Members/Shareholders in the Buyers

DATED                                                                      1996
-------------------------------------------------------------------------------


                   NATIONAL POWER AUSTRALIA INVESTMENTS LTD

                                      and

                           HAZELWOOD PACIFIC PTY LTD

                                      and

                          AUSTRALIAN POWER PARTNERS CV

                                      and

                      HAZELWOOD INVESTMENT COMPANY PTY LTD

                                      and

                            CISL (HAZELWOOD) PTY LTD

                          HAZELWOOD POWER PARTNERSHIP
                                PARTNERSHIP DEED



                             [ ] PHLLLIPS FOX [ ]
                                   SOLICITORS
                               120 Collins Street
                              MELBOURNE VIC 3000
                         Tel: 9274 5000 Fax: 9274 5111
                             Ref:JAJE:PAC19000-014


                       [CONFIDENTIAL TREATMENT REQUESTED
                         WITH REGARD TO ENTIRE ANNEX]

                                      INDEX

                                                            Page
  1.  Interpretation                                          2
  2.  Bid and Post Bid Procedure                             15
  3.  Transactions of the Effective Date                     19
  4.  Nature of Business                                     19
  5.  Partnership Name and Intellectual Property             20
  6.  Place of Business                                      20
  7.  Partnership Meetings/Matters                           21
  8.  HPC Shares                                             27
  9.  Key Executives and Secondment of Employees             28
 10.  Books of Account                                       29
 11.  Banking                                                30
 12.  Business Plan, Capital Expenditure Plan and Budget     30
 13.  Accounts                                               31
 14.  Expenses                                               33
 15.  Capital                                                33
 16.  Allocation of Profits and Losses                       36
 17.  Distributions                                          36
 18.  Transfers                                              36
 19.  Partners Duties                                        42
 20   Limits of Authority                                    43
 21.  Indemnity                                              44
 22.  Undertakings Concerning Partnership Business           44
 23.  No Associate Support                                   45
 24.  Third Party Assurance                                  45
 25.  Insurance                                              46
 26.  Duration                                               46
 27.  Dissolution                                            47
 28.  Time and Indulgence                                    47
 29.  Dispute Resolution                                     47
 30.  Notices                                                48
 31.  General                                                50
 32.  Proper Law and Submission to Jurisdiction              50
 33.  Costs                                                  51
 34.  General Provisions                                     51

 THIS PARTNERSHIP DEED is made as of the 2nd day of August 1996

AMONG:

             NATIONAL POWER AUSTRALIA INVESTMENTS LTD (Company Number: 2782480) a company incorporated in England and having its registered office at Windmill Hill Business Park, Whitehill Way, Swindon, Wiltshire, England SN5 6PB

                (hereinafter referred to as "National Power") of the first part;

AND

             HAZELWOOD PACIFIC PTY LTD (ACN 074 351 376) a company incorporated in the State of Victoria, Australia and having its registered office at 50th Floor, 120 Collins Street, Melbourne, Victoria, Australia

                    (hereinafter referred to as " H-Pac") of the second part;

AND

             AUSTRALIAN POWER PARTNERS CV a limited liability partnership under the law of The Netherlands and having its registered office at c/o ING, 1077 WV Amsterdam, Prinses Irenestraat 61, The Netherlands

                    (hereinafter referred to as " APP") of the third part;

AND

             HAZELWOOD INVESTMENT COMPANY PTY LTD (ACN 075 041 360) a company incorporated in the State of Victoria and having its registered office at Level 19, 385 Bourke Street, Melbourne, Victoria, Australia (hereinafter referred to as "HIC") AND CISL (HAZELWOOD) PTY LTD (ACN 074 747 l85) a company incorporated in the State of Victoria and having its registered office at Level 19, 385 Bourke Street, Melboume, Victoria, Australia (hereinafter referred to as "CHPL")

                    (hereinafter together referred to as "CHaz") of the fourth part;

                    (And hereinafter together referred to as "the Partners")

WHEREAS:

  A. The Victorian electricity supply industry has been reformed from a State owned vertically integrated industry to a new competitive structure split into independent generation, distribution and retail businesses.

  B. Pursuant to a competitive bid process being administered by CS First Boston, the State of Victoria now proposes to privatise one of the generation companies, Hazelwood Power Corporation Ltd (ACN 065 381 204) ("HPC") which operates a

      1,600MW installed capacity brown coal fired thermal power station and an adjacent brown coal mine.

  C. The Partners have resolved to form the Partnership for the purposes of carrying on the Partnership Business. National Power will also acquire the whole of the issued share capital in HPC to be held in trust for the benefit of the Partnership in order that HPC may be continued in existence for the purpose of holding legal title to certain licences and agreements.

  D. The bid is required to be lodged with CS First Boston by 2 August 1996 and the parties are desirous of setting out in this Deed the terms and conditions upon which they will form the Partnership to lodge the bid, how the Partnership will be financed and their respective rights and obligations as Partners if the bid is successful.

  E. The Panners have entered into arrangements with certain banks to arrange loan finance for the bid via a limited liability partnership owned by Associates of National Power, H-Pac and APP, or any of them, and via a limited liability company incorporated in Victoria and this Deed also sets out the relationship between the Partnership and the limited liability partnership.

NOW THIS PARTNERSHIP DEED WITNESSES as follows:

  1.  INTERPRETATION

  l. l In this Deed and the schedules to it the following terms shall unless the context otherwise requires have the following meanings:

        "ACCEPTANCE" has the meaning ascribed to that term in Clause 18.6;

        "ACCEPTANCE  the period of 30 days commencing on the date on
         PERIOD" which a Transfer Notice is served or deemed to have been served on the Partners;

        "ACCOUNTANTS" the firm of major international chartered accountants approved by the Partners to be appointed as accountants to the Partnership in accordance with the terms of this Deed;

        "ACCOUNTING   Generally accepted accounting principles, policies and
         STANDARDS"   practices of Australia;

        "ACCOUNTS"    the accounts of the Partnership prepared and audited in
                      accordance with Clause l3;

        "ACQUISITION  the contracts for the purchase of shares in HPC and
         DOCUMENTS"   the purchase of assets and assumption of liabilities of
                      HPC to be included as part of the Bid;

        "ASSOCIATE"   any Person that has a relationship with a designated
                      Person whereby either of such Persons directly or indirectly controls, is controlled by or is under common control with the other. For this purpose, the term
                      "control" means the power, direct or indirect, of one
                      Person to direct or cause the direction of the management or policies of another, whether by contract, through voting securities or otherwise and in the case of CISL includes CHPL and in the case of CHPL includes CISL;

        "AUDITORS"    the firm of major international chartered accountants
                      approved by the Partners to be appointed as auditors to the Partnership in accordance with the terms of this Deed;

        "BALANCING    in respect of each Partner, the amount set out against its
         CAPITAL      name in the second column of Schedule 3;
         CONTRIBUTION"

        "BANKS" those parties which will make funds available to finance the Bid;

        "BID" the bid referred to in Clause 2.l, a copy of which has been initialled by or on behalf of the Partners for the purposes of identification;

        "BUDGET" the budget of the Partnership prepared for each successive financial year as described in Clause 12;

        "BUSINESS     the annual business plan of the Partnership prepared for
         PLAN"        each successive Financial Year as described in
                      Clause 12;

        "CAPITAL      the capital accounts established in accordance with
         ACCOUNT"     Clause 15.1;

        "CAPITAL      in respect of a Partner, the aggregate of the Deposit
        CONTRIBUTION" Capital Contribution, Balancing Capital Contribution,
                      Purchase Price, Capital Contribution Capital Expenditure
                      Contribution and any Further Capital Contribution made by that Partner;

        "CAPITAL      in respect of a Partner, the amounts made as capital
        EXPENDITURE   contributions pursuant to the Deferred Equity Subscription
        CONTRIBUTION" Agreements, the maximum amount of which is set out against its name in the fourth column of Schedule 2;

        "CAPITAL      the annual capital expenditure plan of the Partnership
        EXPENDITURE   prepared for each successive financial year as described
        PLAN"         in Clause 12;

        "CHAIRMAN"    the Chairman of Partners appointed pursuant to the terms
                      of this Deed;

        "CHANGE IN    the acquisition by any Person, either alone or
        CONTROL"      acting in concert with any other Person, of an interest
                      (either direct or indirect) in more than fifty per cent
                      (50%) of the issued voting capital of a Partner or any holding company of that Partner other than the Ultimate
                      Holding Company of that Partner; provided however, that a"Change in Control" shall not include such an acquisition if such acquisition is part of a reorganization, restructuring or other transaction that results in a change of ownership of assets exceeding in book value 25% of the book value of all assets of the relevant Ultimate
                      Holding Company and provided further, that neither a dividend or other distribution to its shareholders that includes an interest in the issued voting capital of the Partner nor a listing of any Person that includes an interest in the issued voting capital of a Partner shall be a "Change in Control";

        "CHIEF        the senior officer responsible for the overall operation
        EXECUTIVE     of the Partnership Business;
        OFFICER"

        "CHIEF        the senior officer reporting to the Chief Executive
        FINANCIAL     Officer responsible for the financial affairs of the
        OFFICER"      Partnership Business;

        "COMPETENT    any government, government department, or govemmental,
        AUTHORITY"    quasi-governmental, supranational, statutory or regulatory body or court;

        "COMPLETION   shall have the meaning ascribed to that expression by the
        DATE"         Acquisition Documents;

        "CONTINUING   each Partner other than the Transferring Partner or
        PARTNERS"     an Incoming Partner;

        "CS FIRST     CS First Boston Australia Pty Ltd;
        BOSTON"

        "CURRENT      the current accounts established in accordance with Clause
        ACCOUNTS"     16.1;

        "DEED" this Partnership deed as the same may be amended or supplemented from time to time;

        "DEFERRED     the agreements to be entered into by each of the Partners
        EQUITY        as required pursuant to Clause 2.8 being in such form as
        SUBSCRIPTION  shall be approved by the Banks to record the terms of
        AGREEMENTS"   Capital Expenditure Contributions by each Partner;

        "DEPOSIT"     has the meaning ascribed to that term in the Acquisition
                      documents;

        "DEPOSIT      in respect of each Partner, the amount set out against
        CAPITAL       its name in the first column of Schedule 2;
        CONTRIBUTION"


        "DEPOSIT      the rate of interest that the Partners may from time to
        RATE"         time resolve by the Requisite Majority;

        "EVENT OF     I. In the case of a company incorporated in Victoria:
        DEFAULT"
                         1. that company entering into any composition or
                            arrangement with its creditors generally or being unable to pay its debts within the meaning of
                            Section 589(4) of the Corporations Law of Victoria l990;

                         2. an encumbrancer lawfully taking possession or an
                            administrator or receiver being validly appointed over the whole or any part of the undertaking, property or assets of that company;

                         3. an order being made or resolution being passed or a
                            notice being issued convening a meeting for the purpose of passing a resolution or any analogous proceedings are taken for the appointment of an administrator of or the winding-up of that company;

                            or

                      II. In the case of a Person incorporated or established
                          under the laws of a jurisdiction other than Victoria, if anything equivalent to or analogous with the matters referred to in sub-Clause I occurs under the laws of the jurisdiction of its incorporation or establishment;

        "EXEMPT       a Person who holds or will hold a beneficial interest in
        PERSON"       the Partnership Interest held by CHPL by virtue of its
                      investment or interest in:

                       (a) a regulated superannuation fund,an approved deposit
                           fund or a pooled superannuation fund in each case within the meaning of the Superannuation Industry (Supervision) Act 1993;

                       (b) or arising out of, a life policy within the meaning
                           of the Life Insurance Act 1955; or

                       (c) prescribed interests issued pursuant to a deed which
                           is an approved deed as defined in section 1066 of the Corporations Law;

        "FAIR MARKET  the value of an Ownership Percentage or portion thereof as
        VALUE"        determined in accordance with Schedule 3;

        "FINANCE      those agreements and other documents to be entered into
        DOCUMENTS"    among inter alia the Banks, the Partnership, the Partners
                      and LLP to finance the acquisition of the assets and liabilities of HPC and the Shares;

        "FINANCIAL    the period from 1 April in one year to 31 March in the
        YEAR"         next year (inclusive) or for such other period as the
                      Partners may agree from time to time and includes the period from the date hereof to 31 March 1997 (as being the first Financial Year) and the date between 1 April last occurring before the date of dissolution of the Partnership and the date of dissolution of the Partnership
                      (as being the last Financial Year);

      "FURTHER        any partnership capital contributed by a Partner pursuant
      CAPITAL         to Clause 15.6 and not refunded pursuant to Clause 15.7;
      CONTRIBUTION"


      "GOOD           the exercise of that degree of skill, diligence, prudence,
      OPERATING       financial and operational foresight and operating
      PRACTICE"       practice which would reasonably and ordinarily be
                      expected from a skilled operator engaged in the same type of undertaking as the Partnership Business under the same or similar circumstances, including a contracting and business strategy generally consistent with the Business Plan;

        "HPC"         Hazelwood Power Corporation Limited (ACN 065 38l 204);

        "INCOMING     any Person other than a Continuing Partner to whom all or
        PARTNER"      part of a Sale Interest or Partnership Interest is sold or transferred;

        "INTELLECTUAL any intellectual or industrial property of a Partner (or
        PROPERTY"     an Associate) including patents, patent applications,
                      trade marks, trade mark applications, trade names, service marks, trade secrets, registered designs, confidential information, and a licence or other right to use or grant the use of any of these things;

        "LLP" the limited liability partnership referred to in Clause 2.6;

        "Loan" in respect of a Transferring Partner, all monies advanced by that Transferring Partner to the Partnership pursuant to Clause 15.8 and pursuant to the relevant Deferred Equity Subscription Agreement which remain unpaid at the date of the sale of the Partnership Interest by that Transferring Partner;

        "MINE         the senior officer reporting to the Chief Executive
        MANAGER"      Officer primarily responsible for the management of the
                      mine;

        "NET CASH     for the applicable period means:
        FLOW"
                      (A) the sum of:

                          (i) gross receipts from the Partnership from all sources; and

                          (ii) any Net Cash Flow from a prior period not
                               distributed by reason of Clause 17.2 of this Deed but not now subject to Clause 17.2;

                        less (B) the sum of:

                          (i) all costs and expenses which the Partnership paid
                              during such period including capital expenditures;

                         (ii) all principal and interest paid or payable for the
                              applicable period on secured or unsecured indebtedness of the Partnership (but excluding principal and interest paid or payable for the applicable period on loans from Partners); and


                        (iii) contributions to reserve funds and accounts
                              required under the Finance Documents and additional reserves for future costs, expenses and payments (including the replenishments of such reserves ) as set out in the Budget;

        "NET CASH FLOW  Net Cash Flow that is permitted to be distributed to the
        AVAILABLE FOR   Partners pursuant to the terms and conditions of the
        DISTRIBUTION"   Finance Documents;

        "NOMINATED      the rate of interest as the Partners may from time to
        INTEREST RATE"  time resolve by the Requisite Majority;

        "OWNERSHIP      in respect of a Partner, the percentage set out
        PERCENTAGE"     against its name in the fifth column of Schedule 2, as
                        amended to reflect any sale, assignment, disposition or acquisition of a Partnership Interest in accordance with the terms hereof or any amendments agreed with the unanimous consent of all Partners upon the making of any Further Capital Contribution;

        "PARTNER        the person duly nominated by each Partner in accordance
        REPRESENTATIVE" with Clause 7.6 to attend Partners Meetings;

        "PARTNERS"      the parties to this Deed and such other persons as may
                        be admitted to the Partnership;

        "PARTNERSHIP"   the partnership carried on under this Deed;

        "PARTNERSHIP    such bank as the Partners may from time to time
        BANK"           resolve by the Requisite Majority;

        "PARTNERSHIP    the accounts to be opened by the Partners with the
        BANK ACCOUNTS"  Partnership Bank;

        "PARTNERSHIP
        BUSINESS"      (a)  the lodging of the Bid;

                       (b)  the financing of the Bid;

                       (c) the execution, delivery and performance of the Acquisition Documents;

                       (d) the execution, delivery and performance of the Finance Documents and the Security Documents;

                       (e) the business of the generation and supply of electricity, the exploration for, mining, production and supply of coal and other raw products used in the supply of electricity, the supply of coal to other Persons, the acquisition and trade of electricity, coal and other raw products used in the generation of electricity and the provision of related field, technical and engineering services, including the construction and operation of power stations; and

                       (f) the execution, delivery and performance of any contracts or financial instruments relating to the foregoing and including any incidental or ancillary activities in conjunction with the foregoing;

        "PARTNERSHIP   with respect to any Partner at any time, the entire legal
        INTEREST"      and beneficial interest held by such Partner in the
                       Partnership, including such Partner's Capital Account, voting interest and right to share in profits and losses, cash distributions, surplus after the realisation of the Partnership Property on dissolution of the Partnership and all other benefits and liabilities of the Partnership as determined in accordance with the terms of the Deed, together with such Partner's obligations to comply with the terms of the Deed;

        "PARTNERSHIP   the name mentioned in Clause 5. l or such other name as
        NAME"          may be chosen as the Partnership Name under that Clause
                       from time to time;

        "PARTNERSHIP   all rights, benefits, interests and assets of the
        PROPERTY"      Partnership owned legally and beneficially from time to
                       time by the Partners;

        "PARTNERSHIP   the tax return for each Financial Year of the Partnership
        TAX RETURN"    prepared in accordance with Clause l3;

        "PARTNERS      a meeting of the Partners or resolution in writing of the
        MEETING"       Partners in accordance with Clause 7;

        "Person" an individual, proprietorship, trust, estate, partnership, joint venture, association, company, limited liability company, corporation or other entity;

        "POWER         the senior officer reporting to the Chief Executive
        STATION        Officer primarily responsible for the power station;
        MANAGER"

        "POWERCOR"     Powercor Australia Ltd (ACN 064 651 109);

        "PROFITS"      the profits of the Partnership in any Financial Year as
                       shown in the Accounts;

        "PROPOSING     has the meaning ascribed to that term in Clause 18.3;
        TRANSFEROR"

        "PURCHASE      in respect of each Partner, the amount set out against
        PRICE          its name in the third column of Schedule 2;
        CAPITAL
        CONTRIBUTION"

        "QUARTERLY     the meetings of the Partners as referred to in
        PARTNERS       Clause 7.10;
        MEETINGS"

        "RELEVANT      in relation to a Partner:
        EVENT"

                       (a) a Change in Control of that Partner, other than a
                           Change in Control of which the Requisite Majority have approved or, in the case of CHaz, a Change in Control arising from the transfer of a Partnership Interest between HIC and CHPL or to an Exempt Person;


                       (b) that Partner, or any Person holding in excess of 50%
                           of the equity of, or ownership interests in, that Partner for the time being suffering an Event of Default;

      "RELEVANT        the proportion determined by dividing the amount of a
      PROPORTION"      Partnership Interest to be acquired by a Person by the
                       total amount of the Partnership Interest held by the Transferring Partner prior to the transfer of the Partnership Interest;

      "REQUISITE       (a) in respect of a matter set out in Schedule 2, the
      MAJORITY"            majority specified in Schedule 2 in relation to that
                           matter; and

                     (b) in respect of any other matter, Partners holding a
                         simple majority of the total Ownership Percentages entitled to vote;

        "SALE        has the meaning ascribed to that term in Clause 18.5.1;
        INTEREST"

        "SALE PRICE" has the meaning ascribed to that term in Clause 18.5.2;

        "SECURITY    the documents to be signed by the Partners, LLP and other
        DOCUMENTS"   parties for the purposes of providing security to the Banks in connection with the financing of the acquisition of the assets and liabilities of HPC and the Shares;

        "SECURITY    in the case of National Power means National Power PLC
        PROVIDER"    (Company Number: 2366963). In the case of H-Pac means
                     PacifiCorp Holdings, Inc. In the case of APP means Destec
                     Energy, Inc. In the case of HIC means Commonwealth Bank of
                     Australia (ACN 123 123 124). In the case of CHPL means
                     Commonwealth Investment Services Limited (ACN 003 049
                     830);

        "SHARES"     the whole of the issued capital in HPC;

        "TAX" all form of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties and contributions and levies, whenever and wherever imposed and all penalties, charges, costs and interest relating thereto;

        "TAX         where a right of an indemnity causes a liability to pay tax
        ADJUSTED     by the Person indemnified, reduces a tax loss of the Person
        BASIS"       indemnified or reduces the cost base or indexed cost base
                     of an asset of the Person indemnified or the Person indemnified suffers some other disadvantageous tax result by virtue of the right of indemnity (a "Tax Disadvantage"), the indemnifier shall pay such additional amounts to the Person indemnified as may be necessary in order that the person indemnified be placed in the position it would have been had it not suffered the Tax Disadvantage. "Person" includes the Partnership for the purposes of this definition. For the avoidance of doubt, where there is any right of indemnity on a Tax Adjusted Basis nothing herein shall operate to require the person indemnified to be indemnified for tax on its share of the net income of the Partnership.

        "TAXATION     any notice, agreement or election (and including any
        NOTICE        variation, amendment or revocation of such notice,
        OR ELECTION"  agreement or election) for the purposes of the Income Tax
                      Assessment Act 1936 (Commonwealth of Australia) as amended, including but not limited to notices, elections or agreements pursuant to Section 36A, Section 59AA, Section l22R, Section 123F and Section l24W of the said
                      Act;

        "TECHNICAL    the agreements to be entered into between National Power
        SUPPORT       PLC and the Partnership and between PacifiCorp Energy, Inc
        AGREEMENTS"   and the Partnership as agreed between the Partners and
                      approved by the Banks and as referred to in Clause 2.8;

        "TERM SHEET"  the term sheet annexed hereto and initialled by the
                      Partners for the purposes of identification;

        "TRANSFER     means a notice served in accordance with Clause 18.3;
        NOTICE"

        "TRANSFERRING means a Partner who is transferring all or any part of
        PARTNER"      its Partnership Interest in accordance with Clause 18.2;

        "TREASURER"   the treasurer of the State of Victoria for the time being;

        "ULTIMATE     means:
        HOLDING
        COMPANY"      (a) in relation to National Power, National Power PLC;

                      (b) in relation to H-Pac, PacifiCorp, an Oregon
                          corporation;

                      (c) in relation to APP, Destec Energy, Inc, a Delaware
                          corporation;

                      (d) in relation to CHPL, Commonwealth Investment
                          Services Limited (ACN 003 049 830); and

                      (e) in relation to HIC, Commonwealth Bank of Australia
                          (ACN 123 123 124).

       "VENDOR"      the State Electricity Commission of Victoria;

       "WITHDRAWAL   the date on which any Transferring Partner ceases to be a
       DATE"         Partner.

1.2 Unless the context otherwise requires, any reference to a statutory provision shall include such provision as from time to time modified or re-enacted or consolidated so far as such modification or re-enactment or consolidation applies or is capable of applying to any transactions entered into hereunder;

l.3 References to Recitals, Clauses, sub-Clauses, and Schedules are to recitals, clauses, sub-clauses and schedules of this Deed;

l.4 The headings are for convenience only and shall not affect the interpretation hereof; and

l.5 Unless the context otherwise requires, words importing the singular only shall include the plural and vice versa.

2. BID AND POST BID PROCEDURE

2.1  The Partners shall lodge the Bid with CS First Boston on 2 AUGUST 1996.

2.2 If there are negotiations after the Bid is lodged but before it is accepted by the Vendor relating to:

     2.2.1 Bid price; and/or

     2.2.2 terms and conditions of the Bid;

                                       l6

      then National Power shall have the exclusive conduct of those negotiations and shall be entitled to amend the Bid (including without limitation the Acquisition Documents) in such manner as it thinks fit both as to price and/or its other terms and conditions and to propose amendments to Capital Contributions to fund the revised Bid; provided that National Power shall have no right or authority to bind or purport to bind any of the other Partners and shall notify the Vendor that it has no such right or authority and it shall be within the sole discretion of each other Partner to determine whether to participate in any revised Bid, to make a Capital Contribution, to fund a revised Bid or to execute or enter into any amended Acquisition Document.

 2.3  If there are negotiations after the Bid is lodged as referred to in Clause
      2.2 then National Power will as soon as reasonably practicable inform the other Partners of the negotiations and its decision as to the terms of the revised Bid. Each of the Partners shall on the signing hereof nominate in writing to the other Partners a representative, who shall be available on a 24 hour "on call" basis until the successful bidder is announced by CS First Boston, to receive any communications from National Power in relation to the revised Bid (including any amendment to the Acquisition Documents), and who shall have full authority to bind that Partner and its respective Guarantor (as defined in the Acquisition Documents) as to the terms of participation or withdrawal from the revised Bid.

2.4 National Power shall, when notifying the other Partners of the terms of the revised Bid, state a deadline by which each other Partner must notify National Power whether or not it accepts those terms. The deadline stated must be reasonable having regard to the time constraints which may apply to any such further negotiations. Each Partner shall respond within the time stated by National Power as the required deadline to respond and shall specify whether it accepts the revised terms and the timing and amount of the contribution of capital which that Partner is required to contribute to the revised Bid or whether it declines to participate in the revised Bid. Failure to respond within such required time period confirming acceptance of the revised terms and the capital to be subscribed will result in such Partner being excluded from the revised Bid. That Partner shall cease to be a Partner on the date it declines to participate or fails to respond as provided in this Clause 2.4 and, in such event, shall be released from all obligations
                                       l7

     under this Deed (except for obligations under Clauses 33 and 34.3) including, but not limited to, all obligations to make Capital Contributions and, in the case of H-Pac, all obligations under Clause 2.6, and shall have no claim or right of action against any of the other Partners except in respect of Clauses 33 and 34.3. National Power shall as soon as possible notify the Vendor and the other Partners of the withdrawal of that Partner from the Partnership and the Bid.

2.5 In the event that one or more Partners declines pursuant to Clause 2.4 to participate any further in the Partnership, the remaining Partners shall (provided that the remaining Partners revised aggregate Capital Contributions combined with the facilities to be arranged under the Finance Documents permits the Partnership to continue to satisfy the requirements of the revised Bid), do, execute, acknowledge and deliver all such acts, deeds and documents (including without limitation the negotiation in good faith of a supplemental Partnership deed) to reflect the remaining Partners' obligations under the revised Bid and the revised Capital Contributions. In the event that following the retirement of any Partners pursuant to the provisions of Clause 2.4 the requirements of the revised Bid cannot be satisfied, the Partnership shall automatically terminate and all Parties to this Deed shall be released from all obligations hereunder (except for obligations under Clauses 33 and 34.3) and shall have no claim or right of action against any of the other Partners save in respect of those Clauses. National Power shall as soon as possible notify the Vendor of the termination of the Partnership.

2.6  Each of the Partners who does not cease to be a Partner pursuant to Clause
     2.4 undertakes, as soon as reasonably practicable following acceptance by the Vendor of the Bid or any revised Bid, to execute and to procure that its respective Guarantor (as defined in the Acquisition Documents) executes the Acquisition Documents in the form submitted with the Bid or the revised Bid.

     As soon as practicable after the Vendor has announced that the Bid has been accepted, National Power, H-Pac and APP (or any of them) unless they have ceased to be a Partner shall each procure that its relevant Associate respectively negotiate in good faith to establish LLP. The parties to this Deed acknowledges that:

      (i) National Power's Associate shall have 74.9% of the total capital of and be a general partner in LLP and H-Pac's Associate and APP's Associate (or either of them) shall have in the aggregate the remaining 25.1 % of the total capital of LLP;

      (ii) the constitutional documents, level of capitalisation and the arrangements to be put in place between the LLP and the Partnership shall require the unanimous approval of all Partners and be on terms acceptable to the Banks; and

      (iii) the costs of formation of LLP shall be borne by the Partnership on terms acceptable to the Banks,

2.7 Following acceptance by the Vendor of the Bid:

     2.7.1 National Power shall have the exclusive conduct of the negotiation and finalisation with the Banks of the Finance Documents and the Security Documents provided that National Power shall not, without the consent of each Partner (who has not ceased to be a Partner pursuant to Clause 2.4), agree to any term or provision that requires any Partner or its Security Providers to grant any security, assume any obligation or provide any assurance or indemnity not specifically contemplated in the Term Sheet. National Power shall send copies of each draft of the Finance Documents and/or Security Documents to the other Partners and National Power shall consider any amendments to such documents proposed by the other Partners. National Power shall at all times keep the Partners fully informed as to the state of negotiations of the Finance Documents and Security Documents with the Banks;

     2.7.2 The Partners shall negotiate and agree upon the form of the Deferred Equity Subscription Agreements which shall provide inter alia for the following on the terms resolved by the Partners and acceptable to the
           Banks:

           2.7.2.l an amount up to a figure to be set out therein for subscription by each Partner which shall be the amount of each Partner's Capital Expenditure Contributions;

           2.7.2.2 for security to be given in respect of each of the Partners by their Security Provider to secure its obligations under the Deferred Equity Subscription Agreements;

           2.7.2.3 for amounts payable under the Deferred Equity Subscription Agreements to be at call on 30 days notice at any time resolved by the Partnership within three years of the Completion Date;

           2.7.2.4 for a reasonable time period in respect of default by any Partner in payment of money due from that Partner bearing interest at the Nominated Rate; and

           2.7.2.5 for a release of the Partners from obligations to pay any amount for which they may be liable under the Deferred Equity Subscription Agreements if not called.

2.8 Each of the Partners hereby undertakes to negotiate in good faith and execute the Deferred Equity Subscription Agreements, Finance Documents, Security Documents and Technical Support Agreements to which it is a party, as the case may be, on or before the Completion Date, if such Deferred Equity Subscription Agreements, Finance Documents, Security Documents and Technical Support Agreements are consistent, in all material respects with the provisions of this Deed or, if applicable, the provisions of the Term Sheet.

3. TRANSACTIONS ON THE COMPLETION DATE

3.1 On or before the Completion Date, the Partners shall convene a Partners Meeting in England and to the extent not already done shall:

     3.1.1 approve the Budget, Business Plan and Capital Expenditure Plan for the first Financial Year of the Partnership;

     3.l.2 appoint the Accountants, Auditors and the Partnership Bank;

     3.1.3 open the Partnership Bank Accounts; and

     3.1.4 take all necessary steps to satisfy all conditions precedent under the Finance

           Documents and the Security Documents.

4.   NATURE OF BUSINESS

4.1 The Partnership shall with effect from the date hereof carry on the Partnership Business.

4.2 Subject to the provisions of this Deed, the Partners understand and agree that the Partnership shall use all reasonable and proper means to conduct the Partnership in accordance with the Budget, Business Plan and Capital Expenditure Plan.

5.   PARTNERSHIP NAME AND INTELLECTUAL PROPERTY

5.1 The Partnership Name of the Partnership shall be HAZELWOOD POWER PARTNERSHIP and the Partnership shall be known by and contract in the name of and conduct the Partnership Business using only the Partnership Name as the same may be amended from time to time in accordance with the provisions of this Deed. Each of the Partners acknowledges that all proprietary and other rights in the Partnership Name are vested exclusively in the Partnership.

5.2 Each of the Partners agrees that the use by it of the Partnership Name shall immediately cease upon it ceasing to be a Partner or upon dissolution of the Partnership except as regards any Partner who has acquired the Partnership Business and Partnership Property.

5.3 The Partnership agrees that if any Partner makes any Intellectual Property available to the Partnership or introduces any Intellectual Property into the Partnership Business then:

     (a) all proprietary rights to that Intellectual Property will remain the sole property of the relevant Partner;

     (b) the Partnership must not use the Intellectual Property for any purpose other than the Partnership Business; and

     (c) upon the termination of this Deed the Partnership must cease to use the Intellectual Property and must return to the relevant Partner all manuals or other records (including records in electronic or digital form) which embody the Intellectual Property.

6.  PLACE OF BUSINESS

    The Partnership Business shall be carried on at Morwell in the La Trobe Valley in the State of Victoria and National Power's premises in Swindon, England and such other premises as the Partners shall resolve by the Requisite Majority.

7.  PARTNERSHIP MEETINGS/MATTERS

7.1 National Power shall be responsible for the day-to-day operation of the Partnership Business within the parameters set out by a Requisite Majority at a Partners Meeting provided that National Power in conducting such day-to-day operation shall exercise the degree of skill, care, diligence and prudence as would ordinarily be expected from a skilled manager of international standing in respect of the same type of undertaking as the Partnership Business having regard to those parameters.

7.2 National Power shall not be in breach of its obligations in Clause 7.1 to the extent that any matters arise in the Partnership Business, and such matter is related directly or indirectly to the other Partners':

    7.2.1 failure to provide National Power upon its request with sufficient operational control to manage the Partnership Business;

    7.2.2 failure to accept a reasonable recommendation of National Power;

    7.2.3 failure to approve a reasonable request for a capital or maintenance expenditure; and

    7.2.4 negligence or wilful acts or omissions.

7.3 Those matters set out in Schedule 2 shall be decided only at a duly convened Quarterly Partners Meeting (or at any other Partners Meeting held in England) by the Requisite Majority.

7.4 The Partners shall not hold themselves out as having any power or authority to bind the Partnership and nor shall they bind the Partnership save as and to the extent permitted by this Deed.

7.5 National Power shall appoint the Chairman from time to time by notice in writing to the Partners and the Chairman shall, in the event of equality of votes at a Partners Meeting not have a second or casting vote. If at any time the Chairman is not present within fifteen minutes after the time of the meeting, the National Power Partner Representative present shall act as Chairman for that meeting and any adjourned meeting.

7.6 Each Partner shall have the right from time to time to appoint and remove a Partner Representative to act on behalf of such Partner at Partners Meetings provided that HIC and CHPL shall only have the right to appoint one Partner Representative to act on behalf of both of them. Each Partner may appoint and remove one or more alternates to act in the absence of the regular Partner Representative. Any alternate appointed by a Partner shall act only in the event that the Partner Representative for whom he or she is appointed as alternate is not present at a Partners Meeting in which event he shall be for the purposes therefore be deemed to be that Partner Representative. Appointments shall be made or changed by written notice to the other Partners.

7.7 The Partnership shall bear the reasonable costs of each Partner Representative attending a Partners Meeting. In addition, the Partnership shall bear the reasonable costs of four other representatives of National Power, one other representative of H-Pac and one other representative of APP attending the Partners Meeting. A Partner Representative may be accompanied by such other technical or other advisers at a Partners Meeting as the Partner sees fit and the Partner shall bear the costs of such attendance itself, unless the adviser's attendance has been notified in accordance with Clause 7.9.2 and approved by the Chairman.

7.8 Each Partner, acting through its Partner Representative, shall have a vote equal to its Ownership Percentage on any resolution put to the Partners or in the case of the Partner Representative appointed by CHaz (on behalf of both HIC and CHPL) equal to the ownership percentage of CHaz. Each Partner's vote may be exercised by its Partner's Representative or, in his absence, by his or her alternate.

7.9 Partners Meetings shall be convened on not less than l4 days' written notice given to each of the Partners and the following shall apply:

    7.9.l Subject to Clause 7.12, each notice of meeting shall be prepared and issued by the Chairman and shall contain the date, time and location of the meeting and an agenda of the matters and proposals to be considered and voted upon as nominated by the Chairman.

    7.9.2 A Partner may by notice in writing to all other Partner
          Representatives given not less than seven days prior to any meeting add any additional matters to the agenda for a meeting and nominate any additional technical or other adviser it wishes to be present at that meeting.

    7.9.3 On the request of a Partner Representative and with the unanimous consent of all other Partners Representatives, the Partner Representatives may consider any matter not contained in any meeting agenda.

    7.9.4 No notice of a Partners Meeting or previously distributed agenda shall be necessary when all Partner Representatives are present and agree to the meeting to be held and the agenda to be discussed.

7.10 At least one Quarterly Partners Meeting shall be held in each quarter of each calendar year. It is intended that at such meetings the Partner Representatives will discuss and decide the major strategic, business and financial issues facing the Partnership. Unless otherwise agreed by the Chairman, each Quarterly Partners Meeting shall be convened by the Chairman and shall be held in England. A majority in number of the Partner Representatives shall attend Quarterly Partners Meetings in person and not by telephone.

7.11 It shall be part of the normal duties of the Chairman to call such Partners Meetings (in addition to the Quarterly Partners Meetings) as he or she shall consider appropriate.

7.12 Notwithstanding Clause 7.10, any Partner may convene any other Partners Meeting on not less than 14 days written notice given to each of the Partners which notice shall contain the date, time and location of the meeting and an agenda of the matters and proposals to be voted upon as nominated by such Partner.

7.l3 The quorum for the transaction of business at each Partners Meeting, shall be 2 Partner Representatives representing at least 50% of the aggregate Ownership Percentages. If a quorum is not present within one hour after the arranged time and place, the meeting shall be adjourned to the same time the following week unless all the Partner Representatives unanimously agree otherwise. The Partner Representatives as are present at such adjourned meeting shall be a quorum. Any decision made with the agreement of those Partner Representatives present at an adjourned meeting shall be binding on all of the Partners subject to being passed by the Requisite Majority at such adjourned meeting. Notice of any adjourned meeting shall be given to the Partners whose Partner Representatives are not present at the meeting at which the adjournment occurred.

7.14 In respect of any arrangement, agreement or contract to be entered into on behalf of the Partnership, the following shall apply:

     7.14.1 the interest whether direct or indirect of any Partner or any of its Associates must be declared by the relevant Partner Representative at the Partners Meeting at which the arrangement, agreement or contract is first taken into consideration if the interest of that Partner or any of its Associates then exists or in any other case at the first Partners Meeting after the acquisition of any such interest;

     7.14.2 a Partner Representative, notwithstanding the interest of the Partner who appointed the Partner Representative, may be counted in the quorum present at any meeting of the Partners but may not vote in respect of any arrangement, agreement or contract in which that Partner or any of its Associates is interested whether directly or indirectly;

     7.14.3 any arrangement, agreement or contract in which a Partner or any of its Associates is interested whether directly or indirectly must be approved by the Requisite Majority of all the Ownership Percentages other than the Ownership Percentage of the interested Partner;

           7.14.4 it will be the duty of the secretary to the Partnership to record in the Partnership minutes any declaration made of any interest given by any Partner pursuant to this Clause 7.14.

     7.15 Subject to Clause 7.l0, any Partner may through its Partner Representative participate in a Partners Meeting by telephone or other means of communication. All the provisions in this Deed applicable to meetings of the Partners, shall apply to such meetings in which one or more Partners participate by telephone or other means of communication (save for Clause 7.10 relating to the place of meetings) and such meetings by telephone or by other means of communications shall be deemed to be a Partners Meeting and further provided that:

           7.15.1 all Partners at the time being entitled to receive notice of a Partners Meeting have received requisite notice of the meeting;

           7.15.2 each Partner Representative taking part in the meeting by telephone or by other means of communication must be able to hear and be heard by each of the other Partner Representatives taking part at the commencement and at all times during the meeting;

           7.15.3 at the commencement of the meeting each Partner
                  Representative must acknowledge his or her presence for the purpose of a Partners Meeting to all other Partner Representatives taking part;

           7.15.4 minutes of the proceedings of such meeting by telephone or by other means of communication shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified by the Chairman to be true and accurate minutes of the meeting;

           7.15.5 a Partners Meeting conducted by telephone or by other means of communication is deemed to be held at the place at which Partners Representatives representing the greatest aggregate Ownership Percentages were physically present, failing which at the place agreed upon by the Partner Representatives attending the meeting, provided at least one of the Partner

                  Representatives present at the meeting was at that place for the duration of the meeting.

7.16 If all the Partner Representatives have signed a document and the document shows that 100 per cent of the Ownership Percentages have been voted in favour of a resolution of the Partners in the terms set out in the document, a resolution in those terms shall be deemed to have been passed at a Partners Meeting held on the day on which the document was signed and at the time at which the document was last signed by a Partner Representative approving the resolution or, if the Partner Representatives signed the document on different days, on the day on which, and at the time at which, the document was last signed by a Partner Representative approving the resolution.

7.17 For the purposes of Clause 7.16 two or more separate documents containing statements in identical terms each of which is signed by one or more Partner Representatives shall together be deemed to constitute one document.

7.18 A record of each decision made at any Partners Meeting shall be kept, signed by the Chairman and distributed to all Partners within 14 days of the meeting at which that decision was made.

7.19 The Partners may establish by resolution approved in accordance with Clause 7, such committees as such resolution shall prescribe to assist in the conduct of the Partnership Business. Such resolution shall determine inter alia:

     7.19.1 the functions of the Committee;

     7.19.2 the membership of the Committee and how members are to be appointed and replaced, and casual vacancies filled;

     7.19.3 the voting procedures relevant to the Committee, provided that the Committee shall not be entitled to finally determine a matter which requires a Requisite Majority without such a Requisite Majority being obtained;

     7.19.4 the terms of and limits on authority of the Committee which shall be consistent with the requirements for approval by a Requisite Majority;

     7.19.5 the reporting requirements of the Committee; and

     7.19.6 the location in which meetings of the Committee are to be held which shall, unless the Chairman advises otherwise, be held in England.

7.20 The levels of authority of senior managers and others to bind the Partnership (including without limitation to sign cheques and to operate the Partnership Bank Accounts) from time to time shall be as resolved by the Partners by the Requisite Majority.

7.21 If any Partner shall be in default of its obligations to make any Capital Contribution then that Partner's right to vote at any meeting of the Partners shall be suspended whilst such default continues and shall be reinstated upon cure of such default. That Partner Representative shall be entitled to attend Partners Meetings but shall not be counted for the purposes of determining a quorum.

7.22 If National Power ceases to be the Partner which holds the greatest Ownership Percentage or its right to vote is suspended under Clause 7.21, those powers exercisable by it under Clause 7.5 shall be exercised by that Partner who holds from time to time the greatest Ownership Percentage, or next greatest if National Power's right to vote is suspended and, in such case, during the period of such suspension only. If two or more Partners each hold an Ownership Percentage of an equal amount, then those powers shall be exercised in such manner as shall be resolved by the Partners at a duly convened meeting.

7.23 Notwithstanding any other provision of this Deed:

     7.23.1 a Person who holds office as an executive director of a company holding an Electricity Distribution Licence issued under the Electricity Distribution Act 1993 is ineligible for appointment as a Partner Representative or other representative of a Partner at a Partners Meeting.

     7.23.2 a Person who holds office as a non-executive director of a company holding an Electricity Distribution Licence issued under the Electricity Distribution Act 1993 is eligible to be appointed as a Partner Representative or other representative of a Partner but may not hold any executive or senior management position in the Partnership.

7.24 The Partners agree that if the Treasurer so requests they shall deliver to the Treasurer a copy of the then current Deed.

7.25 No Partner shall transfer any Restricted Information to any employee or director of Powercor (other than to a non-executive director of Powercor also holding a nonexecutive post in the Partnership). For the purposes of this clause "Restricted Information" means any information which relates to electricity hedging contracts proposed to be entered into between the Partners and any customers other than Powercor.

8.   HPC SHARES

8.l National Power shall acquire and be registered as the holder of the Shares for the benefit of the Partners in proportion to their respective Ownership Percentages pursuant to a trust agreement which shall reflect the following terms:

     8.1.1 Each Partner shall have the right to direct National Power to vote that proportion of Shares as is equivalent to such Partner's Ownership Percentage and National Power shall vote all Shares as directed by each Partner in proportion to such Partner's Ownership Percentage at such time and the approval of any matter so voted upon shall require the affirmative vote of that proportion of Shares equal to the Requisite Majority required if such matter was submitted for approval at a Partners Meeting. National Power shall not exercise votes in respect of any Shares held by it as nominee unless so directed to vote in respect of those Shares pursuant to this Clause.

     8.1.2 Each Partner shall have the right to direct National Power to appoint one director of Hazelwood, save that CHPL and HIC shall between them have the right to direct National Power to appoint only one director to HPC. Each such director shall have the number of votes on any resolution of the Board equivalent to the number of votes that the Partner appointing him or her would have at a Partnership meeting in respect of its Ownership Interest if the matter was raised at a Partners meeting. The approval of any matter so voted upon shall require the affirmative number of votes equal to the number of votes required to procure the Requisite Majority required if such matter was submitted for approval to a Partners Meeting.

     8.1.3 Each of the Partners shall exercise their vote or cause votes under their control to be exercised to direct National Power to adopt a new objects clause for the Memorandum of Association and new Articles of Association of HPC. Such Articles of Association shall reflect the provisions of 8.1.1. and 8.1.2. Such Articles of Association shall also reflect Clause 18.1 as though reference to Partnership Interest was a reference only to the Shares and a further provision will be included that, subject to the provisions of the Finance Documents and the Security Documents, no Shares or interest therein or any asset of HPC may be transferred, pledged, mortgaged or otherwise encumbered without the unanimous approval of all Partners.

    8.1.4 National Power shall be authorised to mortgage and otherwise charge and encumber the Shares in accordance with the Finance Documents and Security Documents.

9.  APPOINTMENT OF KEY EXECUTIVES AND SECONDMENT OF EMPLOYEES

9.1 National Power so long as its Ownership Percentage is not less than 35% shall nominate the Chief Executive Officer and Power Station Manager from time to time and shall have the right to request the removal of any such appointee. The Partnership shall appoint the nominee to the relevant position unless the Requisite Majority of the other Partners considers, on reasonable grounds, that the nominee does not have the necessary skill, knowledge and expertise to satisfactorily fulfil the positions. If requested by National Power and provided that a replacement has been nominated, the Partnership shall remove any such appointee. The Chief Executive Officer and/or Power Station Manager shall be invited to attend each of the Quarterly Partners Meetings described in Clause 7.7 and at least one of them shall attend each such meeting.

 9.2 H-Pac so long as its Ownership Percentage is not less than 19.9% shall have the right to nominate the Mine Manager from time to time and have the right to request the removal of any such appointee. The Partnership shall appoint the nominee as the Mine Manager unless the Requisite Majority of the other Partners considers, on reasonable grounds, that the nominee does not have the necessary skill, knowledge and expertise to satisfactorily fulfil the position. If requested by H-Pac and provided that a replacement has been nominated, the Partnership shall remove any such appointee.

 9.3 APP so long as its Ownership Percentage is not less than 19.9% shall have the right to nominate the Chief Financial Officer from time to time and have the right to request the removal of any such appointee. The Partnership shall appoint the nominee as the Chief Financial Officer unless the Requisite Majority of the other Partners considers, on reasonable grounds, that the nominee does not have the necessary skill, knowledge and expertise to satisfactorily fulfil the position. If requested by APP and provided that a replacement has been nominated, the Partnership shall remove any such appointee.

 9.4 National Power and H-Pac will from time to time second employees to the Partnership; provided that the employees so seconded shall have the necessary skill, knowledge and expertise to fulfil the position required and provided that the aggregate remuneration paid to those employees is within the limits set out in, or is otherwise consistent with the objectives of, the Business Plan and is within the Budget or is otherwise approved by the Requisite Majority.

10.  BOOKS OF ACCOUNT

10.1 Proper books of account shall be kept by the Partnership showing all receipts and payments on behalf of the Partnership and all such other matters transactions and things as are usually written and entered into similar books of account. Each Partner shall by itself or by its duly authorised representatives have free access to such records and shall be entitled to take copies of them for the period during which it is a Partner and subject to Clause 18.17, after it ceases to be a Partner.

10.2 The Partners shall permit any Partner Representative or other representative designated by a Partner in writing, at the requesting Partner's expense, to discuss with the Auditors and Accountants the affairs, finances and accounts of the Partnership at such time as

                                      3l

     may reasonably be requested. Any information obtained as a consequence of such discussions shall be kept strictly confidential in accordance with Clause 34.3.

11.  BANKING

     All Partnership Property comprising money and securities shall be paid into the Partnership Bank Accounts or deposited for safe custody with the Partnership Bank. All cheques on the Partnership Bank Accounts shall be drawn in the name of the Partnership.

12.  BUSINESS PLAN, CAPITAL EXPENDITURE PLAN AND BUDGET

12.1 At least 45 business days prior to the commencement of each Financial Year, the Partner entitled to nominate the Chief Executive Officer pursuant to Clause 9.1 shall, in consultation with the Chief Executive and the other Partners, prepare and distribute to the other Partners a Budget, Business Plan and Capital Expenditure Plan for the following Financial Year.

12.2 The Budget shall specify major items of revenue and expenditure (in accordance with the Capital Expenditure Plan), and include a cash flow forecast and a balance sheet showing the projected position of the Partnership at the end of the following Financial Year.

12.3 The Capital Expenditure Plan shall specify each projected item of capital expenditure in excess of an amount determined by the Requisite Majority for the following Financial Year.

12.4 The Business Plan shall specify the strategic direction of the Partnership Business, the number of employees, the level of remuneration of executive employees of HPC and/or the Partnership, the projected operational programmes for the Partnership, the bidding strategy in relation to the electricity pool to be adopted by the Partnership, the material contracts proposed to be entered into by the Partnership and such other information as any of the other Partners may reasonably require for the following Financial Year.

12.5 The Partners shall discuss and consider the Budget, Business Plan and Capital Expenditure Plan at the Quarterly Partners Meeting next following their distribution to the Partners.

13.  ACCOUNTS

13.1 National Power shall cause unaudited monthly, quarterly and half yearly management accounts to be circulated to all Partners, in the case of monthly accounts, within 14 days of the end of the month to which they relate, and in the case of the quarterly and half yearly accounts, within 28 days of the end of such period, such accounts to include a detailed profit and loss account, balance sheet and cash flow statement, an analysis of Capital Contributions and other revenue, a review of the budget together with a reconciliation of results with revenue and capital budgets for the corresponding period, and (if so required by National Power) a statement of the source and application of funds for such period and shall include, in quarterly and half yearly reports, comments with respect to material operational issues including but not limited to environmental, occupational, health and safety and insurance issues.

13.2 In addition to the accounts and reports referred to in Clause 13.1, National Power will notify all Partners as soon as reasonably practicable of the occurrence of any event which has or may have a significant financial impact on the Partnership and its view as to the likely consequences of that event and shall keep the Partners informed of the actual impact and consequences of that event.

13.3 National Power shall provide copies of all reports provided to the Banks pursuant to the Finance Documents and the Security Documents and any other information as any of the Partners may reasonably require from time to time.

13.4 The Partnership shall instruct the Accountants to prepare:

     13.4.1 an account of the assets and liabilities of the Partnership as at the last day of each Financial Year and of all dealings and transactions of the Partnership during the Financial Year and of all matters and things usually contained in accounts of a like nature taken by persons engaged in a like business (the "Accounts");

     13.4.2 a tax return for the Partnership showing the profits or losses attributable to each Partner (the "Partnership Tax Return");

     The Accounts and Partnership Tax Return shall be prepared for approval by the Requisite Majority at a Quarterly Partners Meeting within 3 months of the end of the Financial Year to which they relate and the Accounts shall be certified by the Auditors as giving a true and fair view of the Partnership's affairs and profit and loss in the Financial Year.

13.5 The Partnership shall, as and when requested by any Partner, instruct the Accountants to prepare further tax returns for the Partnership which correspond with such requesting Partner's year end.

13.6 Such Accounts shall be prepared in accordance with the Accounting Standards and shall include:

     13.6.1 a balance sheet of the Partnership showing its assets and liabilities;

     13.6.2 a statement of the income and expenditure of the Partnership during that Financial Year;

     13.6.3 a statement of each Partner's Current Account and Capital Account;

     13.6.4 the accounting policies used in the preparation of the Accounts;

     13.6.5 a statement of Capital Contributions and other revenue;

     13.6.6 a statement of the source and application of funds; and

     13.6.7 such further information as National Power shall deem appropriate or any other Partner may reasonably require.

13.7 If the Accounts and Partnership Tax Return are approved by the Requisite Majority the balance sheet shall be signed by all of the Partners and the Accounts shall then become binding on each of them except that any Partner may require the rectification of any material error subsequently discovered in the Accounts or the Partnership Tax Return.

13.8 If the Accounts and Partnership Tax Return are not approved by the Requisite Majority within 2 months of being submitted to them the Partners shall refer any point of dispute for resolution by an independent chartered accountant nominated by the President at the time being of the Institute of Chartered Accountants (Victorian Division) whose ruling on the point of dispute shall be final and binding on all Partners. In considering any such point of dispute such independent chartered accountant shall be acting as an expert and not as an arbitrator.

14.  EXPENSES

     Each Partner shall be reimbursed for all reasonable costs and expenses properly incurred on Partnership Business, including the reasonable costs and expenses actually incurred by National Power in carrying out its management functions and reporting duties under this Deed, provided that all such costs and expenses are duly claimed and accompanied by appropriate written evidence of such expenditure and are consistent with an approved Budget or approved by the Requisite Majority. For the avoidance of doubt any reasonable remuneration actually paid and any reasonable expenses actually incurred by National Power or any of its Associates or H-Pac or any of its Associates in respect of employees seconded to the Partnership in accordance with Clause 9.4 shall be deemed to be expenses of the Partnership properly incurred.

15.  CAPITAL

15.1 A Capital Account shall be established and maintained for each Partner during the term of the Partnership to which the Deposit Capital Contribution, Balancing Capital Contribution, Purchase Price Capital Contribution, Capital Expenditure Contribution and any Further Capital Contributions of the Partner shall be credited and which will be adjusted to reflect any withdrawal or repayment of such Capital Contributions of that Partner in accordance with this Deed.

15.2 If the Deposit becomes due and payable by the Partnership pursuant to the Acquisition Documents:

      15.2.1 Each Partner shall contribute its Deposit Capital Contribution on the due date to the Partnership by depositing its Deposit Capital Contribution into the appropriate Partnership Bank Account; and

      15.2.2 On the Completion Date each Partner shall contribute its Balancing Capital Contribution to the Partnership by depositing its Balancing Capital Contribution into the appropriate Partnership Bank Account.

 15.3 If the Deposit has not been required to be paid pursuant to the Acquisition Documents, on the Completion Date each Partner shall contribute its Purchase Price Capital Contribution by depositing its Purchase Price Capital Contribution into the appropriate Partnership Bank Account.

 15.4 Each Partner shall contribute its share of the Capital Expenditure Contribution to the Partnership when called upon to do so pursuant to the Deferred Equity Subscription Agreements by depositing the required amount of its Capital Expenditure Contribution into the appropriate Partnership Bank Account.

 15.5 All Partnership Property shall belong to the Partners jointly in proportion to their respective Ownership Percentages from time to time, and (if vested in any individual Partner), shall be held by it in trust for all of the Partners in proportion to their respective Ownership Percentages and the Partnership shall indemnify such Partner on a Tax Adjusted Basis against all liability which may arise whether directly or indirectly out of such ownership except where such liability arises out of that Partner's own gross negligence or wilful act or omission. If the liability does arise out of that Partner's own gross negligence or wilful act or omission, that Partner shall indemnify the Partnership against all such liability.

15.6 If National Power is of the opinion that the Partnership requires Further Capital Contributions, it shall present a written request specifying the date by which the Further Capital Contributions are required (together with a financial report explaining the circumstances necessitating the proposed further equity subscription) to the Partners and shall convene a Partners Meeting to consider such request. If the request is approved by the Requisite Majority, a call for the approved Further Capital Contribution shall be made which specifies the date by which such contribution must be made provided always that nothing in this Clause 15.6 shall oblige any Partner to subscribe any Further Capital Contribution.

15.7 If any Partner is unable or unwilling to subscribe or does not subscribe for Further Capital Contributions in accordance with any call for Further Capital Contributions made in accordance with Clause 15.6, the call shall be deemed to have been cancelled. Any Further Capital Contributions made pursuant to such call shall be refunded to those Partners who subscribed them together with interest at the Deposit Rate calculated from the date of payment of such Further Capital Contributions to the date of refund thereof, both days included.

15.8 If the Partners are unable or unwilling to make Further Capital Contributions on terms that are, in all respects, acceptable to all the Partners, Partners may, but shall not be obligated to, make a cash loan to the Partnership to provide funds requested pursuant to Clause 15.6 upon approval by a Requisite Majority, of the term and conditions of the loans including, without limitation, as to the amount and provisions for repayment. Each such loan shall be subordinated in right of payment to all obligations and liabilities owed under or in connection with the Finance Documents and the Security Documents on terms satisfactory to the Banks and shall bear interest at the lesser of the highest rate permitted by law or 2 per cent over the "prime" rate announced from time to time by the Partnership Bank compounded annually. Such loans to the Partnership shall not be considered Capital Contributions and shall not result in any increase in the Capital Account of the lending Partner. The amount of any such loan shall be a debt of the Partnership to the lending Partner and shall be payable only out of the assets of the Partnership.

15.9 Subject always to the terms of the Finance Documents and except as provided in Clause 15.7 or with the agreement of all the other Partners, no Partner may withdraw capital from the Partnership.

15.10 No interest shall be payable upon the capital of any Partner but interest at the Nominated Rate shall be calculated and payable to the Partnership on any Capital Contribution or part thereof due but unpaid until paid in full, such interest to be paid on the date of payment of the outstanding Capital Contribution in full.

16.  ALLOCATION OF PROFITS AND LOSSES

16.1 A Current Account shall be established and maintained for each Partner during the term of the Partnership to which all Profits and losses shall be allocated in accordance with the provisions of this Deed.

16.2 The Profits and losses for each Financial Year shall be allocated to the Partners at least calendar quarterly in proportion to their respective Ownership Percentage from time to time and shall to the extent so resolved by the Partners be distributed in accordance with Clause 17 .

17.  DISTRIBUTIONS

17.1 Except as prohibited by law, the Partnership shall pay or distribute, as the case may be, its Net Cash Flow Available for Distribution as soon as reasonably practicable following the end of each calendar quarter in the following priority:

      17.1.1 first, to pay the principal and interest on any outstanding Partner Loans;

      17.1.2 second, to Partners in accordance with their Ownership Percentage.

17.2 The Partners agree not to take any action to enforce or obtain payment of any distributions in respect of their Ownership Percentage in contravention of the provisions of the Finance Documents and agree that, should they receive any such payment, they shall promptly pay the same over to the Partnership.

18.  TRANSFERS

18.1 Except as permitted in Clause 18.2, no Partner shall:

      18.1.1 save as required by or pursuant to the Finance Documents or Security Documents, pledge, mortgage, charge (whether by way of fixed or floating charge) or otherwise encumber all or any part of its Partnership Interest (or any legal or beneficial interest therein); or

       18.1.2 sell, transfer, assign or otherwise dispose of or deal with its Partnership Interest or any part of such Partnership Interest (or any legal or beneficial interest therein); or

       18.1.3 enter into any agreement or arrangement in respect of its Partnership Interest or the Shares except for the purposes of the Finance Documents and the Security Documents; or

       18.1.4 agree or attempt, whether or not subject to any condition precedent or subsequent, to do any of the foregoing.

18.2 Subject to this Deed, the Finance Documents, the Security Documents and the Acquisition Documents, a Partner may transfer on, and as at, the last day of a calendar quarter or as otherwise required by law the whole or any portion of its Partnership Interest if the transfer is:

       18.2.1 made in accordance with this Clause 18;

       18.2.2 to one or more of its Associates; or

       18.2.3 with the prior written consent of all Partners.

18.3 A Partner proposing to sell or transfer all or any of its Partnership Interest other than pursuant to Clauses 18.2.2; 18.2.3 or 18.13 (a "Proposing Transferor") shall give notice to the Continuing Partners that it desires to sell or transfer that part of its Partnership Interest.

18.4 A Proposing Transferor may not sell or transfer all or any of its Partnership Interest unless it also assigns to the transferee of that Partnership Interest the Relevant Proportion of its Loan.

18.5 A Transfer Notice shall be irrevocable except with the unanimous consent of the Partners and shall state:

       18.5.1 the amount of the Partnership Interest proposed to be sold or transferred (the "Sale Interest");

     18.5.2 the price at which the Proposing Transferor wishes to sell the Sale Interest (the "Sale Price"); and

     18.5.3 if the Proposing Transferor has received an offer to purchase the Sale Interest, the name of the offeror and any other terms of the offer.

18.6 Subject to Clause 18.7, a Partner may, at any time during the Acceptance Period, lodge with the Chairman a notice in writing (an "Acceptance") stating the amount of the Sale Interest that it is willing to purchase at the equivalent proportion of the Sale Price.

18.7 No Partner may lodge an Acceptance in respect of an amount of the Sale Interest which, if it were to be sold and transferred to that Partner, would result in a breach of the cross ownership provisions of the Electricity Industry Act l993 of the State of Victoria.

18.8 At the end of the Acceptance Period, the Chairman shall give to the Proposing Transferor and each other Partner a notice in writing specifying the names of any Partners who have lodged an Acceptance and the amount of the Sale Interest that each such Partner is willing to purchase at the equivalent proportion of the Sale Price.

18.9 If the aggregate of the amounts of the Sale Interest for which Partners have lodged Acceptances is less than the whole of the Sale Interest, the Proposing Transferor may, within the period of 90 days after the end of the Acceptance Period, sell and transfer the whole of the Sale Interest to the Person named as offeror in the Transfer Notice or, if an offeror is not named in the Transfer Notice, to any Person in a bona fide sale provided that:

     18.9.1 the transferee is reasonably acceptable to the Continuing Partners;

     18.9.2 the price shall be not less than the Sale Price;

     18.9.3 the Proposing Transferor may not sell or transfer less than the whole of the Sale Interest; and

     18.9.4 the Partners shall be entitled to all such documentary or other evidence as they may reasonably require to establish that the Sale Interest is being transferred in pursuance of a bona fide sale for not less than the Sale Price without any deduction, rebate or allowance whatsoever to the transferee.

18.10 If the aggregate of the amounts of the Sale Interest for which Partners have lodged Acceptances is equal to the whole of the Sale Interest, the Proposing Transferor shall within 30 days after the end of the Acceptance Period sell and transfer to the Partners who have lodged Acceptances the Relevant Proportion of the Sale Interest for which they have lodged Acceptances.

18.11 If the aggregate of the amounts of the Sale Interest for which Partners have lodged Acceptances exceeds the whole of the Sale Interest, the Chairman of Partners shall specify the amount of the Sale Interest to be sold and transferred to each of the Partners who have lodged Acceptances, such amount to be in proportion to their respective Partnership Interests but so that no Partner is required to acquire a greater amount of the Sale Interest than it specified in its Acceptance. The Proposing Transferor shall within 30 days after the end of the Acceptance Period sell and transfer to the Partners who have lodged Acceptances the amount of the Sale Interest so specified by the Chairman.

18.12 A transfer by a Transferring Partner of all or any part of its Partnership Interest shall not be effective unless:

      18.12.1 each transferee agrees in writing with the Continuing Partners to assume, observe, perform and satisfy its Relevant Proportion of the liabilities and obligations of the Transferring Partner pursuant to or arising under or by virtue of this Deed, the Financing Documents, the Security Documents and the Acquisition Documents;

      18.12.2 the Transferring Partner assigns the Relevant Proportion of the Loan to the transferee;

      18.12.3 the transfer of that part of the Partnership Interest will not result in a breach of the cross ownership provisions of the Electricity Industry Act 1993, or the provisions of the Finance Documents or the Acquisition Documents or any applicable laws;

                                      4l

      18.12.4 the transferee pays, or makes adequate and acceptable provision for payment of, the Relevant Proportion of any moneys certified by the Continuing Partners as owing by the Transferring Partner pursuant to this Deed; and

      18.12.5 the transferee has complied with all applicable laws including, without limitation, the provisions of the Foreign Acquisitions and Takeovers Act 1975 and any other statutory requirements which may apply in respect of the transfer of the Relevant Proportion of the Partnership Interest.

18.13 Notwithstanding any other provision of this Clause 18, neither National Power nor HPac shall serve a notice pursuant to Clause 18.3, until it has first offered to sell or transfer the Sale Interest to the other at the Sale Price and the other has not accepted the offer in relation to the whole of the Sale Interest within 30 days of the offer being served on it.

18.14 Upon the happening of any Relevant Event, the Partner in question shall be deemed to have immediately given a Transfer Notice in respect of all of the Partnership Interest held by it which shall be deemed to specify as the Sale Price the Fair Market Value of the Partnership Interest.

18.15 Upon a transfer by the Transferring Partner of all or part of its Partnership Interest pursuant to this Clause 18 becoming effective the transferee, if it is not already a Partner, shall be and become a Partner. Any transferee shall acquire the Relevant Proportion of the Transferring Partners' Partnership Interest including its right to repayment of its Capital Contributions . The Continuing Partners shall, if requested by the Transferring Partner, and the Transferring Partner shall, if requested by the Continuing Partners and any Incoming Partner if relevant, do, execute, acknowledge and deliver all such further acts, deeds, assignments and assurances as are severally required to:

      (i) perfect the transfer by the Transferring Partner of all or the Relevant Proportions of its Partnership Interest and the assumption of all or a Relevant Proportion of the Transferring Partner's liabilities and obligations under this Deed as are the subject of the transfer; and

     (ii) the admission, if relevant, of the Incoming Partner as a Partner.

18.16 The Continuing Partners and any Incoming Partner shall pay and discharge in the ordinary course of the Partnership Business all debts and liabilities of the Partnership accruing on or after the Withdrawal Date (except any debt or liability in respect of income tax attributable to the Transferring Partner's share of the Profits and except any debt or liability in respect of any claim arising from any negligent or wrongful act or omission of the Transferring Partner to the extent that such claim is not covered by insurance) and shall keep the Transferring Partner indemnified on a Tax Adjusted Basis from and against such debts and liabilities. The Continuing Partners and any Incoming Partners shall use all reasonable endeavours to have all contracts under which the Transferring Partner is liable in connection with the Partnership Business novated to the Continuing Partners and any Incoming Partner as soon as practicable after the Withdrawal Date.

18.17 Subject to such confidentiality deeds as may be reasonably required by the Continuing Partners and any Incoming Partner, following the Withdrawal Date the Transferring Partner or its duly authorised agent shall be permitted by appointment to inspect the books of account, records, letters and other documents of the Partnership during normal business hours insofar as they relate to any period preceding the Withdrawal Date and all information which the Transferring Partner or its duly authorised agent shall thereby obtain shall be kept strictly confidential by the Transferring Partner and by such duly authorised agent except as permitted by the confidentiality deeds, and the Transferring Partner shall indemnify and keep the Continuing Partners and Incoming Partner indemnified from and against all losses, damages and costs which they may suffer arising directly or indirectly out of a failure to comply with this restriction.

18.18 The Transferring Partner shall sign, execute and do all such documents, deeds, acts and things as the Continuing Partners and any Incoming Partner may reasonably request for the purpose of enabling the Partners to recover and get in the book debts and other assets of the Partnership or for the purpose of appointing a new trustee of any of the Partnership Property or for the purpose of conveying, assigning or transferring to the Continuing Partners and any Incoming Partner any of the Partnership Property which immediately prior to the Withdrawal Date is vested in the Transferring Partner or held by the Transferring Partner on trust for the Partnership.

18.19 At the request of the Continuing Partners, any Transferring Partner shall join with the Continuing Partners and any Incoming Partner on the Withdrawal Date or at any time within twelve months of the date thereof in signing any Taxation Notice or Election which maybe recommended by the Accountants. Unless a Requisite Majority of the Partners agree otherwise, upon any change in Partnership Interest arising under Clause 18 the Partners shall also sign any requisite Taxation Notice or Election as may be recommended by the Accountants. The Continuing Partners and any Incoming Partner shall keep the relevant Transferring Partner indemnified on a Tax Adjusted Basis from and against any amounts of Tax suffered by the Transferring Partner which it would not have suffered if it had not joined in making the election referred to in this Clause.

19. PARTNERS' DUTIES

19.1 Subject to Clause 21.1, to the maximum extent permissible at law, no Partner shall be liable to the Partnership or to the other Partners for any action taken or omitted to be taken by Relevant Partner or for any action taken or omitted to be taken by the other Partners with respect to the Partnership, except to the extent that any such act or omission was attributable to the Relevant Partner's wilful misconduct, bad faith, gross negligence or breach of this Deed.

19.2 No Partner shall carry on any other business or incur any other liabilities save in respect of the Partnership Business, it being the intention of the Partners that each of the Partners shall comprise "Special Purpose Vehicles" incorporated and acting only in relationship to the Partnership Business.

19.3 The Partnership shall indemnify to the fullest extent permitted by law each Partner and each of the employees, directors, officers, partners, shareholders and agents of each Partner (collectively, the "Indemnified Party") from and against all reasonable costs and expenses (including reasonably incurred lawyer's fees and expenses), claims, demands, liabilities, causes of action, judments, fines, settlements (where such settlement has been approved by the Requisite Majority) and/or liabilities reasonably incurred by or imposed upon any Indemnified Party in connection with, or resulting from, the management or administration of the affairs of the Partnership or the conduct of the Partnership Business including but not limited to, investigating, preparing or defending any action, suit, or proceeding whether civil, criminal, administrative, investigative, legislative or otherwise to which any Indemnified Party may be a party or become otherwise involved or with which any Indemnified Party may be threatened, in each case by reason of such Partner being or having been involved in the activities of the Partnership, provided that the same were the result of action or inaction of the Indemnified Party which it, in good faith, determined was in the best interests of the Partnership and which course of conduct did not constitute wilful misconduct, bad faith, gross negligence or a breach of this Deed. None of the provisions of this Clause 19.3 shall or be deemed to create or grant any rights in favour of anyone other than Indemnified Parties. The rights of this indemnification granted hereunder shall survive the termination, dissolution and winding-up of the Partnership and in the case of a Partner leaving the Partnership ceasing to be a Partner. Each Partner holds the benefit of this Clause on trust for each of its employees, directors, officers, partners, shareholders and agents and may enforce this Clause on their behalf.

20.  LIMITS OF AUTHORITY

20.1 No Partner shall:

     20.l.l lend any of the money of the Partnership to any person or persons or use the Partnership Name or any other Partnership Property;

     20.1.2 give any security or promise for the payment of money on account of the Partnership or enter into any guarantee for the indebtedness of the Partnership except with the unanimous approval of the other Partners;

     20.l.3 knowingly cause or suffer to be done or omitted to be done anything whereby the Partnership may be prejudiced;

     20.l.4 draw, accept or indorse any cheque or other bill of exchange or promissory note on account of the Partnership unless authorised in accordance with the then current mandate of the Partnership Bank Accounts; and

     20.l.5 compromise, compound or release any debt due to the Partnership.

21.  INDEMNITY

2l.1 Any Partner committing a breach of any of the provisions of this Deed, the Finance Documents or the Security Documents shall indemnify and keep the other Partners indemnified on a Tax Adjusted Basis from and against all losses, damages, actions, proceedings, costs and expenses arising directly or indirectly out of such breach . The provisions of this Clause 21.1 shall continue to apply a Transferring Partner who has left the Partnership.

21.2 The Partners hereby acknowledge and agree that the Partnership will enter into a deed of indemnity to indemnify HPC and each of its directors from time to time against all losses, damages, actions, proceedings, costs and expenses arising directly or indirectly out of:

     2l.2.l HPC being the employer of certain employees as trustee for the Partnership;

     21.2.2 HPC being the signatory to any contract with a third party on behalf of the Partnership;

     21.2.3 HPC holding on trust for the Partnership any generation, mining or groundwater licence issued to HPC or holding in trust any other contract so directed by the Partners; or

     21.2.4 HPC complying with the directions of the Partnership.

 22.  UNDERTAKINGS CONCERNING PARTNERSHIP BUSINESS

     At all material times during the continuation of the Partnership Business the Partnership shall duly observe in connection therewith:

     22.2.1 the provisions of the Finance Documents, Security Documents and Technical Support Agreements;

     22.2.2 Good Operating Practice; and

     22.2.3 the Business Plan, the Budget and the Capital Expenditure Plan.

23.  NO SUPPORT

     Except in relation to the Deferred Equity Subscription Agreements, the Partners agree that the basis of the structure of the Bid and the future conduct of the Partnership Business will at all times be subject to the principle that no financial or other support shall be forthcoming from any Partner or any Associate of any of the Partners whether in relation to the financing of the Partnership Business or otherwise.

24.  THIRD PARTY ASSURANCE

24.1 Should the Partnership Bank or any other person request one or more of the Partners to guarantee the Partnership's indebtedness (present or future, actual or contingent) or require one or more of the Partners to stand as surety for any such indebtedness the decision to accede to such a request shall require the approval of the Requisite Majority.

24.2 Following a decision to give a third party assurance:

     24.2.1 the Partnership shall indemnify the Partners who give such a third party assurance from any liability actually incurred from the giving of the third party assurance or which may arise in the future under such assurance;

     24.2.2 a Transferring Partner shall be released from liability under this Clause at the time it ceases to be a Partner in accordance with the terms of this Deed for all liability accruing in or after the date of its withdrawal as a Partner, and in the event that it is one of the persons who gave the third party assurance the Continuing Partners shall use all their reasonable endeavours to procure that it is formally released from it. Pending such release the Continuing Partners and any other Incoming Partner shall indemnify the Transferring Partner and keep it indemnified on a Tax Adjusted Basis from and against all losses, damages, claims, proceedings, costs and expenses which it suffers as a result of delay in obtaining or failure to obtain such release.

25.   INSURANCE

      The Partnership shall effect and maintain in its name and, as appropriate, in the name of the Partners and HPC all such insurance policies required under the Finance Documents and all such additional policies as the Partners shall resolve by the Requisite Majority that, it would be prudent to maintain in a business similar to that of the Partnership Business.

26.   DURATION

26.1 Subject to the Partnership Act 1958 of the State of Victoria and this Clause 26, the Partnership shall continue for so long as the Partnership Business is carried on by the Partnership or until the Partners shall agree by the Requisite Majority to dissolve the Partnership.

26.2 Except as provided in Clause 26.3 the Partners agree that the partnership will not be dissolved upon the happening of any of the events set out in Sections 36 or 37 of the Partnership Act 1958 save with the agreement of the Requisite Majority.

26.3 The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following events with respect to any
      Partner:

     26.3.1 in the case of a Partner who is a natural person, the death of the Partner or the entry of an order by a court of competent jurisdiction adjudicating the Partner incompetent to manage the Partner's person or estate;

     26.3.2 the expulsion of a Partner;

     26.3.3 the bankruptcy of a Partner;

     26.3.4 in the case of a Partner that is a separate entity other than a corporation, the dissolution and commencement of winding up of the separate entity; or

     26.3.5 in the case of a Partner that is a corporation, the filing of articles of dissolution or the equivalent for the corporation or the revocation of its charter.

      provided, however, a dissolution shall not occur, and the Partnership shall not be required to be wound up, if, within 90 days after such event, Partners holding a simple majority of Ownership Percentages agree in writing, at a time when there are then at least two Partners, to continue the business and affairs of the Partnership.

 27.  DISSOLUTION

      On the dissolution of the Partnership the Partners shall use all reasonable endeavours to realise and get in all the Partnership Property and shall apply the Partnership Property in meeting the liabilities of the Partnership and then in repaying the Capital Accounts and if any excess remains after paying such liabilities and Capital Accounts it shall be divided between the Partners in relation to their respective Ownership Percentages at the date of dissolution.

 28.  TIME AND INDULGENCE

      The failure of any of the Partners at any time or from time to time to require performance of any provision of this Deed shall in no way affect its right to enforce such provision at a later time. No waiver or indulgence by any Partner shall be binding unless in writing. No waiver by any Partner of any condition or waiver of the breach of any term or covenant contained in this Deed whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or as the breach of any other term or covenant in this Deed.

 29.  DISPUTE RESOLUTION

      If any dispute or difference arises between the Partners or any of them then the following will apply:

      29.1 Each of the parties to the dispute shall give notice in writing to the other Partners that a dispute or difference has arisen, outlining their understanding of what the dispute or difference relates to, and their suggested resolution of the dispute or difference.

     29.2 Within seven (7) days of service of such a notice, each Partner shall nominate a director of its Ultimate Holding Company to act in relation to a possible resolution of the dispute or difference and shall within that seven day period notify each of the other Partners of the name of its director so nominated.

     29.3  The Partners shall cause their nominated directors to within fourteen
           (l4) days of their nomination meet face to face with the other Partners' nominated directors at a venue to be agreed by them or in default of agreement in London, England. The Partners shall instruct their nominated directors to act in good faith to attempt to resolve the dispute or difference in a manner acceptable to all Partners.

     29.4 If such dispute or difference is not so resolved within seven (7) days of the meeting of the nominated directors, a Partner may take any such action as it considers necessary.

     29.5 No Partner shall commence or bring any action or proceeding against any other Partner without having first followed the procedure set out in Clause 29.1 to 29.4 to attempt to resolve the matter.

 30. Notices

     Any notice given by any of the Partners shall be served by personal delivery or by prepaid recorded delivery post or by telex or by facsimile transmission to the address or number of the Partner to be served as follows:

     TO: NATIONAL POWER
         Address:    Windmill Hill Business Park, Whitehill Way, Swindon,

                     Wiltshire, SN56PB, England
         Fax:        01793 892831
         Telephone:  01793 877777
         Attention:  The Australian Regional Director
         Copied to:  The Company Secretary
     TO: H-Pac
         Address:    Level 3, 77 Southbank Boulevard, Melbourne, Victoria 3006
         Fax:        9679 5666
         Telephone:  9679 4592

         Attention:  President

     TO: APP
         Address:    Destec Energy, Inc.
                     2500 City West Boulevard, Suite 150
                     Houston, Texas, 77042
         Fax:        (713) 735 4201
         Telephone:  (713) 735 4400
         Attention:  Marion M. Davenport
                     Secretary
     TO: CHPL
         Address:    Level 6,309 George Street, Sydney, NSW
         Fax:        (02) 9378 2224
         Telephone:  (02) 9378 2000
         Attention:  Senior Manager, Infrastructure Investments

     TO: HIC:
         Address:    Level 4,48 Martin Place, Sydney, NSW
         Fax:        (02) 9378 2534
         Telephone:  (02) 9378 3079
         Attention:  Carolyn Kerr/Mark Phillips

     or as may be notified for that purpose from time to time. Any such notice shall be deemed to be effectively served:

     30.1 if served personally, on the date of service, if served on a business day in the place of receipt or, if not served on a business day, in the place of receipt on the next business day;

     30.2 if served by telex or facsimile transmission, on the next business day in the place of receipt following the date on which the telex or facsimile transmission was sent;

     and in each case notice shall be deemed given both in the jurisdiction of despatch and in that of receipt. A notice given by more than one Partner may be in one or more copies each signed by one or more of them.

     30.3 Each Partner shall, in the absence of notice to the contrary, be entitled to assume that any notice purporting to be signed by or on behalf of a Partner is valid and has been duly authorised.

     31.   GENERAL

     3l.l Termination of this Deed for any cause shall not release a party from any liability which, at the time of termination, has already accrued or which thereafter may accrue in respect of any act or omission prior to such termination.

     31.2 The termination, cessation or suspension of this Deed howsoever caused shall be without prejudice to any obligations or rights of any of the parties hereto which have accrued prior to such termination, cessation or suspension and shall not affect any provision of this Deed which is expressly or by implication provided to come into effect on or to continue in effect after such termination, cessation or suspension.

     3l.3 Save as required by the Finance Documents or Security Documents and except as provided in Clause 18, the benefit of this Deed may not be assigned by any Partner.

     3l.4 Every covenant or agreement in this Deed given by any Partner shall be deemed to have been given by that Partner to each other .

     32.   PROPER LAW AND SUBMISSION TO JURISDICTION

           This Deed and any other document or contract contemplated by, or executed pursuant to this Deed shall be governed by and construed in accordance with the laws of the State of Victoria, Australia. The parties agree to submit to the jurisdiction of the Courts of the State of Victoria, Australia in respect of all matters arising under or in connection with this Deed, and the Deferred Equity Subscription Agreements, or under or in connection with any other document or contract contemplated by, or executed pursuant to this Deed and the Deferred Equity Subscription Agreements.

     33.   COSTS

     33.1 All third party costs, expenses and disbursements incurred by each of National Power, H-Pac and APP in relation to the development, preparation and submission of the Bid and the termination of the Partnership, including without limitation all legal, accounting, professional, financial and technical advisers costs together with, subject to clause 33.3, the legal and subsistence and travel expenses incurred by CHaz (together the "Bid Costs") shall be borne by the Partners in the following proportions:


                                      ***


     33.2 The Partners shall, as soon as reasonably practicable, in good faith agree the level of Bid Costs incurred by each Partner. To the extent that the Bid Costs actually incurred by the Partners are not in the proportions set out in clause 33.1, the Partners shall make balancing payments to one another as appropriate to achieve such proportionate cost sharing.

     33.3 If the Bid is not accepted by the State of Victoria, Bid Costs shall not include the legal, subsistence and travel expenses incurred by CHaz.

     33.4 If any Partner withdraws from the Partnership pursuant to Clause 2.4 or the Partnership is terminated pursuant to Clause 2.5 and the Bid or any revised Bid is not ultimately accepted by the State, the relevant Partners shall remain liable to each other for their respective share of the Bid Costs as set out in Clause 33.1.

     34.   GENERAL PROVISIONS

     34.1 If any provision of this Deed or part thereof is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     34.2 Time shall be of the essence as regards the provisions of this Deed, both as regards the times and periods mentioned herein and as regards any times or periods which may, by agreement between the Partners, be substituted for them.

     34.3 This Deed and all communications between the Partners and all information and other material supplied or received by any Partner from another Partner pursuant to this Deed which is either marked "confidential" or which concerns the business, transactions or the financial affairs of the Partnership, or of the disclosing Partner or any Person with whom any of them is in a confidential relationship shall be kept confidential and used only in connection with matters relating to this Deed and, except with the prior written consent of the disclosing party (as appropriate), the recipient shall not disclose such information to any third party other than its Associates without the prior written consent of the disclosing party (as appropriate) except (1) to the extent such information is requested by a Competent Authority and the recipient reasonably considers that it is obliged to make such disclosure to such a Competent Authority or disclosure to such a Competent Authority is reasonable in the circumstances and upon disclosure the Competent Authority is advised that such information is confidential, or (2) to the extent that such disclosure is required by law or any relevant stock exchange or (3) to its legal or financial advisers or to its insurers or (4) to enable it to preserve or enforce its rights pursuant to this Deed or (5) unless or until the receiving party can reasonably demonstrate that any such communication, information and material is, or part of it is, in the public domain otherwise than through a breach of this Clause 34.3 whereupon to the extent that it is in the public domain this obligation shall cease. The obligations contained in this Clause 34.3 shall endure, even after dissolution of the Partnership, without limit in point of time except and until any confidential information enters the public domain as set out above.

     34.4 This Deed shall be binding on the parties hereto and their respective successors and assigns.

     34.5 This Deed (together with the Schedules hereto), and any documents contemplated by this Deed to be executed by or on behalf of the Partners constitutes the entire agreement between the Partners as to the subject matter hereof and save as otherwise expressly provided no modification, amendment or waiver of any of the provision of this Deed, or any such documents hereinbefore referred to, shall be effective unless made in writing specifically referring to this Deed, and duly signed by the parties thereto.

     34.6 Except as previously provided to the contrary in this Deed, all warranties and conditions which would otherwise be implied in this Deed or which may be alleged to have arisen, from any negotiations or communications between the Partners or any of them prior to the execution of this Deed are expressly excluded to the maximum extent permitted by law. The Partners acknowledge that each has relied upon its own enquiries or shall be deemed to have relied on its own enquiries in determining whether and on what terms it entered into this Deed and that no Partner shall have any claim against any other in respect of any act matter or thing done or omitted to be done in connection with any Partner resolving to enter into this Deed.

     IN WITNESS WHEREOF, THE UNDERSIGNED HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AND DELIVERED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

     NATIONAL POWER AUSTRALIA INVESTMENTS LTD

     BY______________________________________

     TITLE___________________________________


     HAZELWOOD INVESTMENT COMPANY PTY LTD

     BY______________________________________

     TITLE___________________________________


     CISL (HAZELWOOD) PTY LTD

     BY______________________________________

     TITLE___________________________________


     HAZELWOOD PACIFIC PTY LTD

     BY______________________________________

     TITLE___________________________________

                                       55
     AUSTRALIAN POWER PARTNERS CV

     BY______________________________________

     TITLE___________________________________

                                  SCHEDULE 1

                              REQUISITE MAJORITY


     66% decisions
     No action shall be taken or resolution passed in respect of any of the matters described below except with approval at a Partners Meeting of Partner Representatives or their alternates holding Ownership. Percentages totalling, in the aggregate, 66%.

     l. The introduction or variation of the terms and conditions of appointment of senior employees of HPC or the Partnership;

     2.   The adoption of any bonus or profit-sharing scheme for employees;

     3. Approval of any standard form employment contract for use by the Partnership;

     4. The sale, disposal, or entry into any agreement to sell or dispose of any assets of the Partnership for a total price per transaction of more than A$2 million other than as contemplated in the Business Plan, Capital Expenditure Plan or Budget;

     5. Subject to the Finance Documents, the borrowing by the Partnership of an aggregate amount per annum of more than A$1 million other than as contemplated in the Business Plan, Capital Expenditure Plan or Budget;

     6. The commencement or settlement of any litigation, arbitration or other proceedings which are material in the context of the Business;

     7. Contracts for differences involving 500,000MW hours per year or involving 400,000MW hours per year for a term of two years or more;

     8. The effecting of any insurance policies additional to the requirements of the Finance Documents.

     75% decisions
     No action shall be taken or resolution passed in respect of any of the matters described below except with approval at a Partners Meeting of Partner Representatives or their alternates holding Ownership Percentages totalling in the aggregate, 75%.

     l. A request for Further Capital Contributions from the Partners and approval of any loan by a Partner pursuant to Clause 15.8;

     2. The approval of the Partnership Tax Return, Accounts and any amendment to the accounting policies;

     3.   Any change to the name of the Partnership;

     4. The appointment of, or any change in, the Auditors, Accountants or Partnership Bank;

     5.   Any amendments to the constitutional documents of HPC;

     6. The approval of the Business Plan, Budget and the Capital Expenditure Plan and the setting of any relevant financial limits in respect of each;

     7. The acquisition by the Partnership of any assets or property (other than as provided for in the Business Plan or Capital Expenditure Plan) at a total cost to the Partnership per transaction, or series of related transactions, in excess of A$2.5 million;

     8. Subject to the Finance Documents and Security Documents the creation of any charge or other security over Partnership Property in respect of an amount per annum in aggregate in excess of A$1.5 million;

     9. The making of any loan or advance to any Person, in an amount per transaction, or series of related transactions, in excess of A$2 million other than as contemplated in the Business Plan, Capital Expenditure Plan or Budget;

    l0. The entry into or material amendment by the Partnership of any contract (other than the Finance Documents, Security Documents and Technical Support Agreements) which provides for revenues or payments in an amount (per contract) in excess of A$5 million;

    11. The entry into, or making of any material amendment to, a contract material to the business of the Partnership, including without limitation, any amendment to the generating or mining licenses, the Use of System Agreement, Connection Agreement, the Metering Agreement and the ETSA Contract;

    12. The early repayment of any indebtedness of an amount per annum totalling, in the aggregate, in excess of A$2 million;

    13. A decision to defer or modify in amount any Capital Expenditure Contributions.

    14. The levels of authority of senior managers and others to bind the Partnership (including, without limitation, to sign cheques and to operate the Partnership Bank Accounts);

    15.   The approval of the secondment of employees pursuant to Clause 9.4;

    l6. Subject to the Finance Documents, the borrowing by the Partnership of an aggregate amount per annum of more than A$5 million other than as contemplated in the Business Plan, Capital Expenditure Plan or Budget;

    17. The sale, disposal or entry into any agreement to sell or dispose of any assets of the Partnership for a total price per transaction of more than A$4 million other than as contemplated in the Business Plan, Capital Expenditure Plan or Budget;

    18. A decision not to follow the Accountant's recommendation for the purposes of Clause 18.19;

    l9. The determination that the Finance Documents and the Security Documents are consistent in all material respects with the Term Sheet.

    20. The parameters for National Power's day-to-day operation for the purposes of Clause 7. l.


    95%   DECISIONS
    No action shall be taken or resolution passed in respect of any of the matters described below except with approval at a Partners' Meeting of Partner Representatives or their alternates holding Ownership Percentages totalling, in the aggregate, 95%.

     1. The consolidation or amalgamation of the Partnership with any other business, firm or company;

     2. Any material change in the nature or place of the Partnership Business, and any material amendment to the Technical Support Agreements, Finance Documents or Security Documents;

     3.   The corporatisation of the Partnership or any Partnership Business;

     4. The listing of the Partnership or any Partnership Business on any Stock Exchange;

     5.   The cessation of the Partnership Business;

     6.   A sale of all or substantially all of the assets of the Partnership;

     7.   The dissolution of the Partnership.

     8.   The change of the Partnership and LLP situs for tax purposes.


                                                            SCHEDULE 2

                                         CAPITAL CONTRIBUTIONS AND OWNERSHIP PERCENTAGES


                                      Deposit       Balancing       Purchase       Maximum     Ownership
                                      Capital        Capital      Price Capital    Capital    Percentage
                                   Contribution    Contribution   Contribution   Expenditure
                                                                                 Contribution

                                        A$            A$              A$            A$            %
                  NATIONALPOWER

                  H-PAC

                  APP                               * * *

                  HIC

                  CHPL




                                  SCHEDULE 3

                              FAIR MARKET VALUE
  Fair Market Value means:

  (a) the amount agreed by the unanimous consent of all the Partners to be the fair market value of the interest, being the price that a willing but not anxious buyer, acting at arm's length, with adequate information, would be prepared to pay and a willing but not anxious seller to accept; or

  (b) if the Partners cannot agree on an amount within 30 days of the matter being first referred to them, the amount shall be determined by an independent expert appointed with the unanimous agreement of all Partners who shall be instructed to determine the amount within 60 days of receiving the instructions;

  (c) if the Partners cannot agree as to the expert to be appointed within 7 days of the matter being first referred to them, the amount so determined either by:

         (i) the valuation group of one of the "Big Six" certified public accounting firms,

         (ii) the valuation group of an engineering firm having worldwide revenues in excess of US$1 billion; or

         (iii) an internationally recognised investment bank or management consultant, having experience in such valuations, in any event such party to be nominated by the then Chairman of the Australian Stock Exchange Limited, who shall be instructed to determine the amount within 60 days of receiving instructions.

         The Partners shall provide any such expert, investment bank or management consultant with access to all the information reasonably required to determine the amount. The independent expert or the investment bank or consultant appointed pursuant to (b) or (c) above shall use valuation techniques generally accepted by developers, lenders and operators of merchant generating plants and no minority discount shall be applied in determining the pro rata portions of value applicable to the Transferring Partner's Partnership Interest.

                                  ANNEXURE D
                            SECTION 205 PROCEDURES

     SELLER'S  RESPONSIBILITIES                BUYERS' RESPONSIBILITIES

 .    Approve the form of the section 205   .   Propose to the Seller the form
     resolution, notice of meeting and         of the section 205 resolution,
     advertisement                             notice of meeting and
                                               advertisement

 .    Procure the Company and the Seller to .   Procure new directors to provide
     pass the approved section 205             section 206(6) certificate
     resolutions                               (if necessary)



 .    Administer section 205(10)(a)-(j)     .   All other things necessary  for
     compliance:                               section 205 compliance
     - relevant resolutions
     - ASC lodgment
     - Advertisement

 .    Court searches (Supreme Court,
     Melbourne and Federal Court, Melbourne)
     to ensure no applications filed

                                   Annexure E
                           Draft Groundwater Licence

                                 WATER ACT 1989
                                   SECTION 51

                         GROUNDWATER LICENCE NO 2007412
                     (Licence to take and use groundwater)

OBJECTIVE
The objective of this licence is to allow the efficient depressurising of the Morwell open cut mine whilst minimising adverse impacts on the Gippsland Groundwater Basin.

DEFINITIONS
In this licence-

"MINING LICENCE" means a mining licence issued under the provisions of the Electricity Industry Act 1993.

"APPROVED WORK PLAN" means the mining licence work plan applicable to Mining Licence No 5004

"REGIONAL MONITORING PROGRAM" means the monitoring program described in Part B of the approved work plan.

"REHABILITATION PLAN" means a rehabilitation plan approved under the provisions of the Electricity Industry Act 1993.

PREAMBLE
The extraction of groundwater for the purpose of achieving safe and stable conditions in the Morwell open cut mine is authorised under this Groundwater Licence issued by the Minister responsible for the Water Act, 1989. The administration of the licence may be delegated by the Minister to the Gippsland and Southern Rural Water Authority

The extraction of groundwater at mine sites in the Latrobe Valley results in a regional cone of depression of the groundwater and in ground subsidence.

The monitoring and reporting of regional groundwater and land level trends is to be carried out by the licensee as part of the approved work plan under the Mining Licence.

The Minister or his delegate may set annual charges under this licence to recover the costs incurred in:

 . ensuring compliance with licence conditions;
 . assessing and reviewing the regional monitoring program; and . managing and administering the licence.

LICENCE AUTHORISATION

HAZELWOOD POWER CORPORATION LIMITED OF PO BOX 195 MORWELL 3840 is authorised to take and use groundwater subject to the following conditions:

1.   This licence is valid for a period of thirty years from 1 September 1995.

2. The licensee is authorised to take and use groundwater to facilitate mining for coal and generation of electrical energy and purposes incidental thereto.

3. The licensee is authorised to extract groundwater from the aquifers at quantities and during the times specified in the First Schedule or on application by the licensee such other quantities and during such other times as from time to time approved by the Minister or his delegate.

4. The licensee may vary the maximum monthly rate of extraction from any particular aquifer or the maximum annual volume to be extracted from any particular aquifer provided that the total monthly rate of extraction and the total annual volume from all aquifers is not exceeded and shall report at monthly intervals such variations as they occur to the Minister or his delegate.

5. The licensee may only take and use groundwater under this licence on the land with respect to which the licensee holds a mining licence for the Hazelwood Power mine.

6.   Annual fee at date of issue S19,300.

7. The licensee shall pay annual charges for the forthcoming year due under the licence in quarterly installments or on an annual basis as agreed between the licensee and the Minister or his delegate.

8. The licensee shall meter all groundwater extractions and shall keep an accurate record of the quantity of groundwater taken or used under this licence and allow the Minister or his delegate to inspect this record during normal business hours and to provide a copy of such record to the Minister or his delegate within seven days of a notice given by post to the licensee at the address contained in this licence.

9. The licensee shall provide to the Minister or his delegate annually details of the location of each bore from which groundwater is extracted under this licence.

10. By the issue of this licence the Minister or his delegate in no way accepts any liability for injury to any party arising as a consequence of any adverse effects that may be deemed to have been caused by the extraction of groundwater under the licence.

11. The licensee shall compensate any person whose existing authorised use of water is adversely and materially affected by the taking of water under this licence. The compensation may be either financial or may be constituted by the making available of, or granting access to, water. If the licensee is unable to or unwilling to make compensation by the making available of or granting access to water in the quantities previously enjoyed by the person so affected then the amount of financial compensation payable shall be that as determined by a Valuer nominated by the President of the Victorian Division of The Australian Institute of Valuers and Land Economists (Inc)

12. The licensee shall undertake a regional monitoring program of the nature scope and extent as that previously undertaken by the State Electricity Commission of Victoria as detailed in the approved work plan and the information is to be provided on request to the Minister or his delegate and as required under the work plan.

13. All information obtained from the regional monitoring program belongs to the generation companies, the State Electricity Commission of Victoria and the Minister jointly.

14. The licensee must maintain the existing data bases, and undertake additional work that may be required from time to time by the Minister or his delegate to maintain the effectiveness of the regional monitoring program.

15. If the licensee fails to provide the information required under condition 12 the Minister or his delegate may undertake any necessary work to obtain the information and recover the costs of such work from the licensee.

16. The regional monitoring program and any remedial measures must be incorporated in the approved work plan and the rehabilitation plan to the satisfaction of the Minister or his delegate.

17. The licensee shall comply with the provisions in its mining licence, approved work plan and the rehabilitation plan dealing with the regional monitoring program and remedial action.



                                  PATRICK JOHN McNAMARA
                                  MINISTER FOR AGRICULTURE AND RESOURCES

                                  Date

FIRST SCHEDULE

                 M1 AQUIFER                M2 AQUIFER
  YEAR  -----------------------------  -------------------   TOTAL ANNUAL
           RATE OF    ANNUAL VOLUME     RATE OF    ANNUAL       VOLUME
          EXTRACTION       ML          EXTRACTION  VOLUME         ML
           ML/MONTH                     ML/MONTH     ML
--------------------------------------------------------------------------
  1996       367          3,212          1,640     19,680       22,892
--------------------------------------------------------------------------
  1997       367          3,212          1,640     19,680       22,892
--------------------------------------------------------------------------
  1998       367          3,212          1,640     19,680       22,892
--------------------------------------------------------------------------
  1999       367          3,212          1,640     19,680       22,892
--------------------------------------------------------------------------
  2000       367          3,212          1,640     19,680       22,892
--------------------------------------------------------------------------
  2001       367          3,212          1,640     19,680       22,892
--------------------------------------------------------------------------
  2002       367          3,212          1,640     19,680       22,892
--------------------------------------------------------------------------
  2003       367          3,212          1,640     19,680       22,892
--------------------------------------------------------------------------
  2004       367          3,212          1,640     19,680       22,892
--------------------------------------------------------------------------
  2005       367          3,212          1,640     19,680       22,892
--------------------------------------------------------------------------
  2006       367          3,212          1,640     19,680       22,892
--------------------------------------------------------------------------
  2007       367          3,212          1,640     19,680       22,892
--------------------------------------------------------------------------
  2008       367          3,212          1,606     19,272       22,484
--------------------------------------------------------------------------
  2009       367          3,212          1,606     19,272       22,484
--------------------------------------------------------------------------
  2010       367          3,212          1,606     19,272       22,484
--------------------------------------------------------------------------
  2011       367          3,212          1,606     19,272       22,484
--------------------------------------------------------------------------
  2012       367          3,212          1,606     19,272       22,484
--------------------------------------------------------------------------
  2013       367          3,212          1,606     19,272       22,484
--------------------------------------------------------------------------
  2014       367          3,212          1,606     19,272       22,484
--------------------------------------------------------------------------
  2015       367          3,212          1,606     19,272       22,484
--------------------------------------------------------------------------
  2016       367          3,212          1,606     19,272       22,484
--------------------------------------------------------------------------
  2017       367          3,212          1,606     19,272       22,484
--------------------------------------------------------------------------
  2018       367          3,212          1,606     19,272       22,484
--------------------------------------------------------------------------
  2019       367          3,212          1,606     19,272       22,484
--------------------------------------------------------------------------
  2020       367          3,212          1,439     17,268       20,480
--------------------------------------------------------------------------
  2021       367          3,212          1,439     17,268       20,480
--------------------------------------------------------------------------
  2022       367          3,212          1,439     17,268       20,480
--------------------------------------------------------------------------
  2023       367          3,212          1,439     17,268       20,480
--------------------------------------------------------------------------
  2024       367          3,212          1,439     17,268       20,480
--------------------------------------------------------------------------
  2025       367          3,212          1,439     17,268       20,480
--------------------------------------------------------------------------

                         ELECTRICITY INDUSTRY ACT 1993

                             MINING LICENCE NO 5004

This mining licence is granted to HAZELWOOD POWER CORPORATION LIMITED C/- PO BOX 195 MORWELL 3840. This licence is granted under section 47A of the Act, for a term of thirty years from the date of issuing this licence by the Generation Council.

This licence is subject to the following Conditions and Schedule of Conditions attached:

1. The authority given under this licence applies only within the land indicated on the attached plan and is subject to the depth restrictions, if any, indicated on that plan under Section 15(9) or 16(5) of the Mineral Resources Development Act 1990.

2.   The licensee must keep a copy of -

     (a) this licence; and

     (b) any approved work plan or approved variation to a work plan; and

     (c) any registered authority to commence work at a location near the licensed area; so that an Inspector and any other authorised officer can readily inspect them.

3. On receiving a registered authority to commence work, the licensee must notify an Inspector of Mines and if required by that Inspector must arrange an on-site briefing for any people the Inspector may nominate.

4. On discovering additional economic deposits of minerals, the licensee must report the occurrence to the Minister giving the estimated size, grade, suitability for mining, and an estimate of value at the time of discovery.

5. Pursuant to Section 47A of the Electricity Industry Act 1993 the work plan, including the rehabilitation plan and the authority to commence work are deemed to be registered from the date of issuing of this licence by the Governor in Council.

                    [MAP OF SHIRE OF LATROBE APPEARS HERE]

                                  ANNEXURE F
                             DRAFT MINING LICENCE

                            SCHEDULE OF CONDITIONS
                            MINING LICENCE NO. 5004

1.    WORK PLANS & ENVIRONMENTAL MANAGEMENT

1.1 Work shall be carried out in accordance with the aproved work plan, (incorporating a rehabilitation plan) as amended from time to time in accordance with the Mineral Resources Development Act 1990 (MRD Act). Where any inconsistency occurs between the work plan and other licence conditions or regulations, the licence conditions and regulations have precedence.

1.2 The licensee shall, within 60 days of being requested by the Executive Director, Minerals and Petroleum of the Department of Natural Resources and the Environment, submit a report on the status of work as per Schedule 14 of the MRD Act.

1.3 An Environmental Review Committee (ERC) shall be formed, comprising appropriate representatives from the Department of Natural Resources and the Environment (DNRE), representatives of the licensee, the Environment Protection Authority, the responsible water authority and a representative of the Minister responsible for the Water Act 1989, the LaTrobe Council and any other relevant agency with an interest or control over the site or operations. The community shall also be represented, with nominations to come from the Latrobe Council. Up to two community representatives may be selected for renewable fixed terms. The ERC shall be convened at least once in every 6 months to review environmental effects of the project.

1.4 Results of environmental monitoring conducted under the Environmental Monitoring Program (EMP) shall be regularly reported to the ERC in a format agreed to by the Committee to enable it to assess environmental performance.

1.5 The ERC may from time to time recommend variations to the EMP and licence conditions where appropriate. Any variations to the EMP as accepted by the licensee and DNRE shall be registered as a variation to the work plan and shall be implemented.

2.    FENCING AND SECURITY

2.1 Where public access is a safety hazard within the mining licence, the licensee must fence and signpost the area to ensure public safety is maintained.

2.2 When directed by an Inspector of Mines (hereinafter referred to as an Inspector), a fence or fences shall be erected around specified work site areas to a written specification which may include time limits. Gates of a similar standard shall be provided when directed. Gates and fences shall be maintained during the term of the licence to the satisfaction of an Inspector.

3.   ROADS

3.1 Internal roads additional to those shown in the working plan shall be sited as approved or directed by an Inspector after consultation with the Department of Natural Resources and the Environment in the case of Crown land.

3.2 Subject to the approval of the Mine Manager and appropriate site induction any such road may be used:

     (a) officers of or persons authorised by the DNRE or employees or persons engaged in fire control. (Mine Managers approval not required by authorised fire fighters in an emergency provided they are under the supervision of a mine employee).

     (b) for the extraction of forest produce or for mining purposes by any other licensee under the MRD Act 1990 or Forests Act 1958 (or any successor legislation) under such conditions as may be determined by agreement between the parties concerned; and

     (c) by the landowners or their agents where the licence covers private land.

3.3 The licensee shall ensure that all internal roads are properly formed, drained, surface treated and maintained to the satisfaction of an Inspector and that any dust nuisance originating from use of the roads by the licensee shall be controlled to the satisfaction of an Inspector.

4.   SURFACE DISTURBANCE

4.1  The area of surface disturbance must be kept to a minimum.

4.2 Adequate provision shall be made for the separate stockpiling or immediate utilisation for rehabilitation of any soils. These materials, if stored, are to be stored in neat and tidy dumps not exceeding 2 metres in height and such dumps are to be protected from erosion.

4.3 No area shall be opened up for exploration, mining and ancillary operations, except where approved as part of the approved work plan.

4.4 Where the licence covers Crown land, all surface activity may be subject to compliance with the Forests Act 1958 and Regulations.

4.5 Where the licence covers private land, such fire fighting equipment and appliances shall be kept on site in working order as may be required by the Country Fire Authority. With respect to public land, the Forest Fire Regulations 1992 require the provision of fire fighting equipment and the provision of spark arrestors on engine powered equipment.

4.6 Burning of any timber at the site shall be done in accordance with any requirements of the Local Municipality, DNRE and the Country Fire Authority.

5.   DRAINAGE AND DISCHARGE CONTROL

5.1 Any discharges from the licence area shall be minimised and any water discharged must be as free as possible of pollutants, save as provided by any licence issued pursuant to the Environment Protection Act.

5.2 All discharges shall meet the standards required under the State Environment Protection Policies under the Environment Protection Act 1970.

5.3 Sediment retention structures, including dams, shall be constructed in accordance with the approved work plan. An Inspector may also direct such works to be undertaken, where necessary, to control drainage from any disturbed area.

5.4 Rainfall and other natural waters shall be diverted away from works area so as to control erosion, pursuant to Condition 7. However, such works shall, as far as practicable, not cause undue alteration to the general drainage pattern beyond the licensed area.

6.   TAILING DAMS

6.1 All proposed work associated with the construction of tailing dams or other tailing impoundment areas, shall be subject to written approval by the Chief Administrator (or his delegate) following certification by an approved geotechnical engineer.

7.   GROUNDWATER

7.1 Any aquifer dewatering and/or depressurisation must be carried out in accordance with the conditions specified in the Groundwater Licence issued by the Minister responsible for the Water Act 1989.


7.2 A monitoring program consistent with the programs previously carried out by the State Electricity Commission of Victoria and Generation Victoria to determine the impacts of dewatering/depressurisation both on site and regionally must be maintained to the satisfaction of an Inspector and the responsible Minister under the Water Act 1989 or his delegate.

     The licensee shall ensure that results of the monitoring program are reported to the responsible Minister under the Water Act 1989 or his delegate and the Environmental Review Committee annually and at whatever times required by the Groundwater Licence.

7.3 In the event that the monitoring program in 7.2 indicates material adverse impacts beyond those evident at the date of issue of the licence which are attributable to the dewatering/depressurisation by the licensee after the date of issuing of the licence then the licensee must institute such reasonable remedial action as may be required by the Inspector and the responsible Minister under the Water Act 1989 or his delegate to ameliorate these effects, proportionate to the licensee's contribution.

7.4 For the purposes of 7.3 material adverse impacts comprise effects on aquifers in the LaTrobe Valley such that the interests of other users are materially prejudiced or subsidence on a significant scale occurs as a direct result of ground water extraction which materially adversely affects private property or public lands.

7.5 Any remedial action under 7.3 must be to the satisfaction of the Inspector and the responsible Minister under the Water Act 1989 or his delegate.

8.   EROSION

8.1 The licensee shall undertake all necessary works to ensure that the potential for erosion of land affected by mining is minimised.

8.2 Should erosion occur, the licensee shall take all practical steps to minimise the erosion to the satisfaction of an Inspector.

9.   HYDROCARBONS

9.1 Storage of hydrocarbons shall be undertaken in general accordance with AS 1940. Bunding or other methods to the satisfaction of an Inspector, capable of containing 125% of the maximum volume stored, shall be constructed around all fuel and lubricant storage facilities.

9.2 Any drainage from an area that may be subject to hydrocarbon spillage, such as a machinery maintenance area, shall be free from hydrocarbon contamination and directed to a sump or interceptor trap.

10.  DUST EMISSIONS

10.1 Dust control measures must be in place to minimise dust generation so that detriment is not caused to surrounding areas and residents.

10.2 Dust resulting from all operations including extraction, loading, transport, and stockpiling shall be controlled to the satisfaction of an Inspector. The licensee must install any dust control measures to the satisfaction of an Inspector.

11.  NOISE

11.1 Precautions to the satisfaction of an Inspector shall be taken to ensure that noise emissions comply with the provisions of any regulations under the MRD Act as they relate to noise exposure to workmen. Noise emissions measured at any residence within the vicinity of the licensed area shall comply with limits set using the procedures described in State Environment Protection Policy No. N1 (SEPPN-1) or any other limit set under the Environment Protection Act where SEPP N-1 is not applicable.

11.2 The mines are permitted to operate 24 hours per day 7 days per week.

12.   PARKING AREAS

      Parking areas are to be provided within the licensed area for all vehicles used in connection with the operation, including private vehicles used by employees and visitors.

13.   DERELICT AND REDUNDANT PLANT

      All derelict and redundant plant, vehicles, machinery and equipment shall be either:

      . removed from the licensed area and deposited at an appropriate waste disposal site; or

      . properly stored/stockpiled on the licensed area in a location and manner approved by an Inspector.

14.   BUFFER ZONES AND VISUAL SCREENING

14.1 No excavation shall take place within 20 metres of the licence boundary, expect that this requirement shall not apply with respect to any common licence boundary with an adjacent mining licence.

14.2 Existing vegetation outside of the area subject to surface disturbance shall be preserved and maintained provided due regard is taken of fire protection arrangements.

14.3 The licensee shall supplement existing vegetation by additional planting to provide a screen for mining and allied operations as required by the rehabilitation plan and any additional plantings as required by an Inspector. The fire protection at the site shall be considered.

14.4 Unless otherwise approved by an Inspector, the licensee shall take precautions to ensure that no species inconsistent with the surrounding vegetation are introduced to the area.

15.   PROGRESSIVE REHABILITATION

15.1 Progressive reclamation will be conducted as per the rehabilitation plan. In addition, any further rehabilitation work will be carried out at the direction of an Inspector.

15.2 As and when directed by an Inspector of Mines, despite any compensation agreements between the licensee and the owner of any private land in the licence, the licensee shall undertake progressive reclamation of land on the area subject to surface disturbance.

16.   FINAL REHABILITATION

16.1 Final reclamation will be in accordance with the rehabilitation plan and any additional requirements as directed by an Inspector.

16.2 Failure to complete works in accordance with the rehabilitation plan or in accordance with the directions of an Inspector, shall constitute grounds upon which the rehabilitation bond may be forfeited either in whole or in part in accordance with Section 83 of the MRD Act.

17.   HERITAGE SITES

17.1 Any significant historic sites or relics that are to be removed shall be accurately mapped and documented prior to the commencement of any mining or allied operations. Such documentation shall be made available to the relevant section of the Department of Natural Resources and the Environment.

17.2 Tenure of this licence does not exempt the holder from the following provisions of the Archaeological and Aboriginal Relics Preservation Act 1972:

      Section 21(1) - "A person who wilfully or negligently defaces or damages or otherwise interferes with a relic or carries out an act likely to endanger a relic shall be guilty of an offence against this Act"; and

      Section 23(1) - "A person who discovers a relic shall forthwith report the discovery ... unless he has reasonable grounds to believe that the relic is recorded in the register ...". Reports in compliance with Section 23(1) should be submitted to:

                 The Director
                 Aboriginal Affairs Victoria
                 Department of Human Services
                 2nd Floor
                 115 Victoria Parade
                 FITZROY VIC  3065
                 (Telephone (03) 9412 7498)

18.   BUILDINGS

18.1 No buildings shall be erected before any relevant building permits have been obtained.

18.2 All fixed plant and buildings shall be painted or surface treated in a colour to blend with the surroundings to the satisfaction of an Inspector in consultation with the local municipality and in the case of Crown land, Department of Natural Resources and the Environment.

19.   ROYALTY

19.1 Each mining company must pay to the Minister for payment to the Consolidated Fund in each financial year an amount equal to the prescribed amount in respect of each gigajoule unit of coal produced from its brown coal workings in the State and used or sold by the company in the last preceding financial year.

19.2 For the purposes of 19.1, a gigajoule unit of coal is a quantity of coal which, when mined, has a net wet specific energy content of 1 gigajoule.

19.3 The net wet specific energy content of coal produced by a company from its brown coal workings and used or sold by the company in a financial year shall be calculated in such manner and in accordance with such method of sampling as is agreed to by the Minister and the company or as is, in default of the agreement, determined by the Governor in Council.

19.4 For the purposes of 19.1, the prescribed amount shall be the amount derived by multiplying $0.0239 by

      A where-
      B

              A is the consumer price index number in respect of the relevant quarter; and

              B is the consumer price index in respect of the quarter ending on 30 June 1993.

19.5 The payment of the amount to the Minister under 19.1 shall be made in accordance with the Mineral Resources (Royalties) Regulations 1991.

19.6  In this section -

      "CONSUMER PRICE INDEX NUMBER" means the all groups consumer price index number for Melbourne published by the Commonwealth Statistician in respect of the quarter ending on 30 June in each year or, if that statistic is no longer calculated, the nearest substitute for it;

      "RELEVANT QUARTER" means the quarter ending on 30 June immediately preceding the financial year in relation to which the prescribed amount is being calculated.

20.   REHABILITATION BOND

20.1 The licensee shall lodge with the DNRE a rehabilitation bond as described in Section 80(1) of the Act when required in accordance with these conditions. The bond must be lodged in the form of a bank guarantee issued by a bank licensed under the Banking Act 1959 (Cth).

20.2 The licensee shall be required to lodge that bond upon the licensee ceasing to be a State Owned Corporation and upon being directed to do so by the Minister for Agriculture and Resources.

20.3  The level of this bond has initially been assessed at $15 million.

21.   APPLICATION OF REGULATIONS

21.1 The Mineral Resources (Health and Safety for large Open Cut Mines) Regulations 1995 will apply to the licensee.

21.2  Any subsequent Regulations issued under the act will also apply.

                          AUTHORITY TO COMMENCE WORK
                          Sec 42 of the MRD ACt 1990



MINING LICENCE NUMBER:                          Mining Licence 5004

NAME(S) OF LICENSEE(S):                         Hazelwood Power Corporation Ltd

ADDRESS(S) OF LICENSEE(S):                      P O Box 195 Morwell Vic 3840

AREA TO WHICH AUTHORITY                         As per workplan dated 1.6.95
TO COMMENCE WORK RELATES:

LOCATION OF LICENCE:                            La Trobe Valley





AN AUTHORITY TO COMMENCE WORK IS HEREBY GRANTED

       Date of Registration
             /    /
       --------------------

       Time of Registration
                      am/pm
       ---------------

       MINING REGISTRAR
          MRDA 1990